     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 28, 2003


                                                     REGISTRATION NO. 333-102511
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                              BRAND SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                        1700                    13-3909681
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                                ----------


                        BRAND INTERMEDIATE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                          1700                   13-3909682
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          BRAND SCAFFOLD SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1872612
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                     BRAND SCAFFOLD RENTAL & ERECTION, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   13-3909680
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)


                                   -----------


                          BRAND SCAFFOLD BUILDERS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                         1700                   13-3909683
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)


                                   -----------


                               SCAFFOLD-JAX, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                          1700                   59-2561427
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                          BRAND SCAFFOLD ERECTORS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1915982
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                        SCAFFOLD BUILDING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   26-0047244
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
incorporation or organization)    classification code number)   Identification No.)

                                   -----------


                           BRAND SPECIAL EVENTS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1872610
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)  classification code number)    Identification No.)

                                   -----------


                          MIKE BROWN GRANDSTANDS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1879382
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                                 KWIKRIG, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                       1700                    95-4396650
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                          BRAND STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1845105
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                             SKYVIEW STAFFING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1845084
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                            HIGHTOWER STAFFING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1876520
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                             BRANDCRAFT LABOR, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1898879
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------


                          SKYVIEW SAFETY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1700                   43-1929453
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          15450 South Outer Highway 40
                                   Suite 270
                          Chesterfield, Missouri 63017
                                 (636)519-1000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

                                 JOHN M. MONTER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       15450 SOUTH OUTER HIGHWAY 40, #270
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 519-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    COPY TO:

                                JIN K. KIM, ESQ.
                            MAYER, BROWN, ROWE & MAW
                                  1675 BROADWAY
                               NEW YORK, NEW YORK
                                 (212) 506-2696

                                   ----------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]




                                    ---------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement contains a prospectus (the "Exchange Prospectus") relating to the offer (the "Exchange Offer") for all outstanding 12% Senior Subordinated Notes due 2012 of Brand Services, Inc. in exchange for its 12% Senior Subordinated Notes due 2012 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended. In addition, this Registration Statement contains a prospectus (the "Market-Making Prospectus") relating to certain market-making activities (the "Market-Making Activities") with respect to the Exchange Notes which may, from time to time, be carried out by J.P. Morgan Securities, Inc. ("JPMorgan"). The two prospectuses are identical in all material respects, except that the Market-Making Prospectus (i) has different front and back cover pages, which describe the Market-Making Activities instead of the Exchange Offer, (ii) includes an alternate section captioned "Plan of Distribution," which describes the Market-Making Activities , a section entitled "Risk factors -- An active trading market may not develop for the notes, which may make the notes illiquid and adversely affect the market price quoted for the notes" to be used in lieu of the section entitled "Risk Factors - There is currently no public market for the new notes," and an alternate section entitled "Use of proceeds," and (iii) does not include the information included in the Exchange Prospectus under the captions "Prospectus Summary--The Exchange Offer," "Prospectus Summary--Term of the Exchange Offer" and "The Exchange Offer." In addition, certain conforming changes have been made in the Market-Making Prospectus in order to eliminate references to the Exchange Offer. The Exchange Prospectus follows immediately after this Explanatory Note and is followed by the alternative pages for the Market-Making Prospectus.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to completion--Dated March 28, 2003.


PROSPECTUS

                              Brand Services, Inc.

                               Exchange Offer For

                                  $150,000,000

                     12% Senior Subordinated Notes due 2012
                               Guaranteed by the
                            Guarantors named herein

                                    ---------

o We are offering to exchange new registered 12% Senior Subordinated Notes due 2012 for all of our outstanding unregistered 12% Senior Subordinated Notes due 2012.

o The exchange offer expires at 5:00 p.m., New York City time, on __________, 2003, unless extended.

o The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.

o All outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

o Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

o        We will not receive any proceeds from the exchange offer.

o The terms of the new notes to be issued are substantially identical to your notes, except that the new notes will not have transfer restrictions, and you will not have registration rights.

o Brand Intermediate Holdings, Inc., our parent, and each of our current and future domestic subsidiaries will guarantee the new notes.

o There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

                                   ----------

         FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

               The date of this prospectus is        , 2003.

================================================================================

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1

RISK FACTORS................................................................11

FORWARD-LOOKING STATEMENTS..................................................19

USE OF PROCEEDS.............................................................20

CAPITALIZATION..............................................................21

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION......................22

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............................28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
     OF OPERATIONS..........................................................30

BUSINESS....................................................................39

THE TRANSACTIONS............................................................48

MANAGEMENT..................................................................50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................55

THE EXCHANGE OFFER..........................................................58

DESCRIPTION OF THE NOTES....................................................69

BOOK-ENTRY; DELIVERY AND FORM..............................................110

DESCRIPTION OF OTHER INDEBTEDNESS..........................................111

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSQUENCES......................113

PLAN OF DISTRIBUTION.......................................................117

LEGAL MATTERS..............................................................117

EXPERTS....................................................................118

WHERE YOU CAN FIND MORE INFORMATION........................................118

INDEX TO CONSOLIDATED STATEMENTS...........................................F-1

         Until                     , 2003 (90 days after the date of this
prospectus), all dealers effecting transactions in the New Notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

                               PROSPECTUS SUMMARY

         The following summary highlights key aspects of the exchange offer and our company, but does not contain all of the information that you should consider before making an investment decision. For a more comprehensive understanding of our company and the exchange offer, you should read this entire document, including "Risk Factors." Unless the context indicates or otherwise requires, references in this prospectus to (i) the term "DLJ Brand" are to DLJ Brand Holdings, Inc. prior to the Acquisition (as defined below), (ii) the term "Holdings" are DLJ Brand prior to the Acquisition and to Brand Intermediate Holdings, Inc., the surviving corporation of the merger of Brand Acquisition Corp. with DLJ Brand Holdings, Inc., and the direct parent of Brand Services, Inc., after the Acquisition, (iii) the term "Brand Services" are to Brand Services, Inc. and its subsidiaries and (iv) the terms "Brand," "our company," "we," "us" or "our" are to Holdings and its subsidiaries. We refer to the acquisition of our company by Brand Acquisition Corp. as the "Acquisition" and the Acquisition, together with the related financings, as the "Transactions."

                                   OUR COMPANY

         We are the largest North American provider of scaffolding services. We believe we have the number one market share position in the industrial scaffolding segment and the number three market share position in the commercial scaffolding segment. Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls, or turnarounds, and capital projects related to capacity additions and regulatory compliance. We provide our industrial services principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our commercial scaffolding segment primarily serves the non-residential building construction and renovation markets. We provide our customers turnkey services, including skilled labor for the erection and dismantlement of scaffolding, equipment rental and scaffolding design services and the sale of scaffolding equipment. We deliver our services through an extensive field service organization consisting of approximately 2,500 team members (increasing to 5,000 during peak periods) in 42 service centers located throughout the United States and Puerto Rico and two in Canada. We believe our operating platform is the largest and most comprehensive in the scaffolding industry, and that it allows us to provide reliable, efficient, safe and cost effective scaffolding services to our customers. Between 1997 and 2001, we generated compounded annual growth in revenue and EBITDA of 17% and 27%, respectively.

         Approximately 54% of our 2001 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts, with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under these contracts. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects is priced either on a time and material basis or on a per-unit basis. Overhauls, which are necessary to maintain the safety and efficiency of most industrial facilities, are typically performed every one to four years depending on the industry and the type of overhaul performed. We believe that the necessity for ongoing maintenance and periodic overhauls provides us with a stable, recurring revenue base. Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Fixed unit-price contracts, which offer customers a fixed price for either discrete units of scaffolding or an entire project, generally enable us to achieve higher gross margins because of our ability to manage costs and maximize inventory utilization while offering our customers lower prices for our services. Between 1997 and 2001, revenue attributable to fixed unit-price contracts increased from 16% to 36% of our total revenue.

         Our customers include major integrated oil companies, independent refiners, large chemical and petrochemical companies, electric utilities, pulp and paper producers and large engineering and construction firms. Our largest industrial customers based on revenue to us include ExxonMobil, Shell Oil, Tosco, Valero Energy and Raytheon. The average length of relationship with our top ten industrial customers based on revenue to us is approximately 16 years, and we have conducted business with our largest industrial customer, ExxonMobil, since 1978. Our commercial customers consist primarily of regional construction contractors located throughout the United States and Canada.

         Brand Intermediate Holdings, Inc. and Brand Services, Inc. are Delaware corporations. Our executive offices are located at 15450 South Outer Highway 40, Suite 270, Chesterfield, Missouri 63017, and our telephone number is (636) 519-1000. Our corporate website address is www.brandscaffold.com. Our website and the information contained on our website are not part of this prospectus.


                                THE TRANSACTIONS

         On October 16, 2002, DLJ Brand merged with Brand Acquisition Corp., which was a wholly-owned subsidiary of Brand Holdings, LLC ("Brand Holdings"). Brand Holdings is controlled by J.P. Morgan Partners, LLC ("JPMP") and its affiliates. The total amount of consideration paid in the merger, including amounts related to the repayment of indebtedness, the redemption of the outstanding preferred stock and the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The following events occurred in connection with the Acquisition:

         o an investment in Brand Holdings made by affiliates of JPMP and other equity investors, including $6.7 million of rollover equity, totaling $220 million;

         o the merger of Brand Acquisition Corp. into DLJ Brand, with DLJ Brand as the surviving corporation; DLJ Brand was renamed Brand Intermediate Holdings, Inc. after the Acquisition;

         o our borrowing of $130 million in term loans under a new credit facility and the repayment of our old credit facility. The new credit facility includes a $50 million revolving credit facility, and a $20 million letter of credit facility;

         o our tender offer and consent solicitation for all $130 million aggregate principal amount of our old 10 1/4% Senior Notes due 2008;

         o our repurchase of $14.5 million aggregate principal amount of our old 7.03% subordinated note;

         o our redemption of the $62.4 million aggregate liquidation preference of our 14.5% Senior Exchangeable Preferred Stock due 2008;

         o an issuance to JPMP and certain selling stockholders of DLJ Brand by Holdings of $35 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013 and by Brand Holdings of warrants to purchase its common equity interests; and

         o        our issuance of the notes.

         As of September 30, 2002, after giving pro forma effect to the Transactions, our total indebtedness, including the Holdings notes, would have been $310.3 million, excluding unused commitments under our new revolving credit facility, which would have represented approximately 58% of our total capitalization.

                               THE EXCHANGE OFFER

         We sold $150.0 million of our 12% Senior Subordinated Notes due 2012 to Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., as initial purchasers, in a private placement of our notes on October 16, 2002. The initial purchasers resold those notes in reliance on Rule 144A and other exemptions under the Securities Act of 1933.

         On October 4, 2002, we also entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to:

         o file a registration statement with the Securities and Exchange Commission relating to the exchange offer on or before January 14, 2003;

         o        deliver to you this prospectus;

         o cause the registration statement, which includes this prospectus, to become effective on or before April 14, 2003; and

keep the exchange offer open for at least 30 days after the date on which we mail notice of the exchange offer to you.

         You are entitled to exchange your notes for new registered 12% Senior Subordinated Notes due 2012, with substantially identical terms as your notes, except for transfer restrictions and registration rights. If we do not offer you the opportunity to exchange your old notes, or if we commit other "registration defaults," we may be required to pay you additional interest during the first 90-day period immediately following the occurrence of the registration default in an amount equal to 0.50% per annum. The amount of additional interest will increase by 0.50% following each subsequent 90-day period following the registration default during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum over the interest rate that would otherwise apply to the notes. As soon as we cure a registration default, the interest rates on the notes will revert to their original levels. You should read the discussion under the heading "The Exchange Offer--Purpose and Effect; Registration Rights" and "Description of the Notes" for further information regarding registration defaults, additional interest and the new notes that we are offering in exchange for your notes.

         We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.

                           TERMS OF THE EXCHANGE OFFER

         The exchange offer relates to the exchange of up to $150.0 million aggregate principal amount of outstanding old notes for an equal aggregate principal amount of registered new notes. The new notes will be obligations of the Company and will be governed by the same indenture that governs the outstanding old notes.

New Notes ............................  We are offering registered 12% Senior
                                        Subordinated Notes due 2012 for your
                                        notes. The terms of the registered new
                                        notes and your notes are substantially
                                        identical, except:

                                        o the new notes will be registered under
                                          the Securities Act of 1933;

                                        o the new notes will not bear any
                                          legends restricting transfer; and

                                        o except under limited circumstances,
                                          your rights under the registration
                                          rights agreement, including your right
                                          to receive additional interest, will
                                          terminate.

The Exchange Offer ...................  We are offering to exchange $1,000 in principal amount of the new notes for
                                        each $1,000 in principal amount of your
                                        old notes. As of the date of this
                                        prospectus, $150.0 million aggregate
                                        principal amount of the old notes is
                                        outstanding.

Expiration Date ......................  You have until 5:00 p.m., New York City
                                        time, on              , 2003 to validly
                                        tender your old notes if you want to
                                        exchange your old notes for new notes.
                                        We may extend that date under some
                                        conditions.

Conditions of the Exchange Offer;
  Extensions; Amendments .............  You are not required to tender any minimum principal amount of your old
                                        notes in order to participate in the
                                        exchange offer. If you validly tender
                                        and do not validly withdraw your old
                                        notes, your old notes will be exchanged
                                        for new notes as long as the exchange
                                        offer does not violate any applicable
                                        law or any interpretation of applicable
                                        law by the staff of the Securities and
                                        Exchange Commission.

                                        We may delay or extend the exchange
                                        offer and, if either of the above
                                        conditions is not met, we may terminate
                                        the exchange offer. We will notify you
                                        of any delay, extension or termination
                                        of the exchange offer.

                                        We may also waive any condition or amend the terms of the exchange offer. If we materially amend the exchange offer, we will notify you.

Interest .............................  The first interest payment date on your old notes is April 15, 2003. Interest
                                        has accrued on your old notes since
                                        October 16, 2002, but has not yet been
                                        paid. If your old notes are exchanged
                                        for new notes, you will not receive any
                                        accrued interest on your old notes. You
                                        will receive interest on your new notes
                                        from October 16, 2002.


Consequences of Failure to Exchange ..  Outstanding notes that are not tendered or that are tendered but not accepted
                                        will continue to be subject to the
                                        restrictions on transfer that are
                                        described in the legend on those notes.
                                        In general, you may offer or sell your
                                        outstanding notes only if they are
                                        registered under, or offered or sold
                                        under an exemption from, the Securities
                                        Act of 1933 and applicable state
                                        securities laws. We, however, will have
                                        no further obligation to register the
                                        outstanding notes. If you do not
                                        participate in the exchange offer, the
                                        liquidity of your notes could be
                                        adversely affected.

Procedures for Tendering Old Notes;
  Special Procedures for Beneficial
  Owners .............................  If you want to participate in the exchange offer, you must transmit a
                                        properly completed and signed letter of
                                        transmittal, and all other documents
                                        required by the letter of transmittal,
                                        to the exchange agent.

                                        Please send these materials to the
                                        exchange agent at the address set forth
                                        in the accompanying letter of
                                        transmittal prior to 5:00 p.m., New York
                                        City time, on the expiration date. You
                                        must also send one of the following:

                                        o certificates of your old notes;

                                        o a timely confirmation of book-entry
                                          transfer of your old notes into the
                                          exchange agent's account at The
                                          Depository Trust Company; or

                                        o the items required by the guaranteed
                                          delivery procedures described below.
                                          If you are a beneficial owner of your
                                          old notes and your old notes are
                                          registered in the name of nominee,
                                          such as a broker, dealer, commercial
                                          bank or trust company, and you wish to
                                          tender your old notes in the exchange
                                          offer, you should instruct your
                                          nominee to promptly tender the old
                                          notes on your behalf. If you are a
                                          beneficial owner and you want to
                                          tender your old notes on your own
                                          behalf, you must, before completing
                                          and executing the letter of
                                          transmittal and delivering your old
                                          notes, make appropriate arrangements
                                          to either register ownership of your
                                          old notes in your name or obtain a
                                          properly completed bond power from the
                                          registered holder of your old notes.

                                        By executing the letter of transmittal,
                                        you will represent to us that:

                                        o you are not our "affiliate," as
                                          defined in Rule 405 under the
                                          Securities Act of 1933;

                                        o you will acquire the new notes in the
                                          ordinary course of your business;

                                        o you are not a broker-dealer that
                                          acquired your notes directly from us
                                          in order to resell them in reliance on
                                          Rule 144A of the Securities Act of
                                          1933 or any other available exemption
                                          under the Securities Act of 1933;

                                        o if you are a broker-dealer that
                                          acquired your notes as a result of
                                          market-making or other trading
                                          activities, you will deliver a
                                          prospectus in connection with any
                                          resale of new notes; and

                                        o you are not participating, do not
                                          intend to participate and have no
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of the new notes.

Guaranteed Delivery Procedures .......  If you wish to tender your old notes and:

                                        o your old notes are not immediately
                                          available; or

                                        o you are unable to deliver on time your
                                          old notes or any other document that
                                          you are required to deliver to the
                                          exchange agent; then you may tender
                                          your old notes according to the
                                          guaranteed delivery procedures that
                                          are discussed in the letter of
                                          transmittal and in "The Exchange
                                          Offer--Guaranteed Delivery
                                          Procedures."


Acceptance of Old Notes and
  Delivery of New Notes ..............  We will accept all old notes that you have properly tendered on time when all
                                        conditions of the exchange offer are
                                        satisfied or waived. The new notes will
                                        be delivered promptly after the
                                        expiration date.


Withdrawal  Rights ...................  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York
                                        City time, on the expiration date.

Use of Proceeds ......................  We will not receive any cash proceeds from the exchange offer.

The Exchange Agent ...................  The Bank of New York Trust Company of
                                        Florida, N.A. is the exchange agent. Its address and telephone number are set forth in "The Exchange Offer--The Exchange Agent; Assistance."

Fees and Expenses ....................  We will pay all expenses relating to the exchange offer and compliance with the
                                        registration rights agreement. We will
                                        also pay some kinds of transfer taxes,
                                        if applicable, relating to the exchange
                                        offer.

Resales of New Notes .................  We believe that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933 if:

                                        o you are not our "affiliate," as
                                          defined in Rule 405 under the
                                          Securities Act of 1933;

                                        o you acquire the new notes in the
                                          ordinary course of your business;

                                        o you are not a broker-dealer that
                                          purchased old notes from us to resell
                                          them in reliance on Rule 144A of the
                                          Securities Act of 1933 or any other
                                          available exemption under the
                                          Securities Act of 1933;

                                        o you are not participating, and have no
                                          arrangement or understanding with any
                                          person to participate in a
                                          distribution, within the meaning of
                                          the Securities Act of 1933, of the new
                                          notes.

                                        You should read the information under
                                        the heading "The Exchange Offer--Resales of the New Notes" for a more complete description of why we believe that you can freely transfer new notes received in the exchange offer without registration or delivery of a prospectus.

                                        All broker-dealers that are issued new
                                        notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.

Federal Income Tax Consequences ......  The exchange of old notes for new notes pursuant to the exchange offer will not
                                        constitute a taxable exchange for U.S.
                                        federal income tax purposes. You will
                                        not recognize any gain or loss upon
                                        receipt of the new notes in exchange for old notes. You should read the information under the heading "United States Federal Income Tax
                                        Considerations" for a more complete
                                        discussion of the Federal income tax
                                        consequences of holding the notes.

Registration Rights Agreement ........  In connection with the sale of the old notes, we entered into a registration
                                        rights agreement with the initial
                                        purchasers of the old notes that grants
                                        the holders of the old notes
                                        registration rights. As a result of
                                        making and consummating this exchange
                                        offer, we will have fulfilled most of
                                        our obligations under the registration
                                        rights agreement. If you do not tender
                                        your old notes in the exchange offer,
                                        you will not have any further
                                        registration rights under the
                                        registration rights agreement or
                                        otherwise unless you were not eligible
                                        to participate in the exchange offer or
                                        do not receive freely transferable new
                                        notes in the exchange offer. You should
                                        read the information under the heading
                                        "The Exchange Offer--Purpose and Effect;
                                        Registration Rights" for a more complete discussion of the effects the exchange offer will have on your registration rights.


                             TERMS OF THE NEW NOTES

         The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer......................  Brand Services, Inc.

Notes Offered...............  $150,000,000 aggregate principal amount of 12%
                              Senior Subordinated Notes due 2012.

Maturity Date...............  October 15, 2012.

Interest....................  12% per annum, payable semi-annually in arrears on
                              April 15 and October 15, commencing on April 15, 2003.

Guaranties..................  The notes will be fully and unconditionally guaranteed, jointly and severally, by Holdings and all of our current and certain of our future domestic restricted subsidiaries.

Ranking.....................  The notes will be our unsecured senior subordinated obligations. The notes and guaranties will rank:

                              o junior to all of our and the guarantors'
                                existing and future senior indebtedness;

                              o equally with any of our and the guarantors'
                                existing and future senior subordinated
                                indebtedness; and

                              o senior to any of our and the guarantors'
                                existing and future subordinated indebtedness.

                              As of November 30, 2002, we had $133.4 million of senior indebtedness outstanding (which amount does not include $50.0 million that we have the ability to borrow under our revolving credit facility) and the non-guarantor subsidiary, which is our foreign subsidiary, had approximately $1.8 million of third party liabilities that would be structurally senior to the notes.

                              The indenture governing the notes permits us to incur a significant amount of additional senior debt, including up to a total of $240.0 million under our credit facility. See "Description of Notes."

                              In addition to a $130.0 term loan, a $20.0 million letter of credit facility and a $50.0 million revolving credit facility, our credit facility provides for possible additional borrowings of up to $75.0 million under an uncommitted supplemental term loan facility. See "Description of Other Indebtedness - Senior Credit Facility."

Optional Redemption.........  We may redeem any of the notes at any time on or after October 15, 2007, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

                              In addition, on or before October 15, 2005, we may redeem up to 35% of the aggregate principal amount of notes issued under the notes indenture with the proceeds of certain equity offerings.


Mandatory Redemption........  Except as set forth herein, we are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control...........  If a change of control of our company occurs, subject to certain conditions, we must give holders of the notes an opportunity to sell to us the notes at a purchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of the purchase. See "Description of the Notes--Change of Control."

                              If a change of control were to occur, we may not have sufficient funds to pay the purchase price of the outstanding notes.

Certain Covenants...........  The indenture governing the notes will contain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

                              o incur or guarantee additional indebtedness;

                              o pay dividends or make other equity
                                distributions;

                              o purchase or redeem capital stock;

                              o make certain investments;

                              o enter into arrangements that restrict dividends
                                from subsidiaries;

                              o sell assets;

                              o engage in transactions with affiliates; and

                              o effect a consolidation or merger.

                              These limitations will be subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

Original Issue Discount.....  The old notes were issued at a discount from their stated principal for U.S. federal income tax purposes. Consequently, each new note received in exchange for an old note will be deemed to have been issued at the same time, and with an identical amount of original issue discount, as the old note exchanged for such new note and such original issue discount will be included in the gross income of a U.S. holder of notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the notes. For more information, see "Certain United States Federal Income Tax Consequences."

                                  RISK FACTORS

    See "Risk Factors" immediately following this summary for a discussion of certain risks relating to an investment in the notes.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table presents summary financial and other data with respect to Holdings and its subsidiaries and has been derived from (i) the audited consolidated financial statements of Holdings and its subsidiaries for the three years ended December 31, 2001, (ii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1998, and (iii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the nine months ended September 30, 2002 and September 30, 2001. The consolidated financial statements of Holdings and its subsidiaries for each of the fiscal years ended December 31, 1999, 2000 and 2001 have been audited by KPMG LLP, independent accountants. The following information should be read in conjunction with "Capitalization," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.


                                                                           FISCAL YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------------------

                                                          1997           1998           1999           2000           2001
                                                       ----------     ----------     ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)

INCOME STATEMENT DATA
Revenue
      Labor ........................................   $  112,099     $  149,410     $  158,532     $  189,891     $  226,099
      Equipment rental .............................       40,847         50,137         54,653         67,060         68,130
      Equipment sales ..............................        7,714          5,757          5,731          7,115         10,860
                                                       ----------     ----------     ----------     ----------     ----------
         Total revenue .............................      160,660        205,304        218,916        264,066        305,089
Operating expenses .................................      122,638        157,673        171,630        203,689        232,292
                                                       ----------     ----------     ----------     ----------     ----------
         Gross profit ..............................       38,022         47,631         47,286         60,377         72,797
Selling and administrative expenses ................       25,852         29,580         31,562         39,254         42,785
Non-cash compensation ..............................           --             --             --             --             --
Nonrecurring start-up expenses .....................        2,498             --             --             --             --
                                                       ----------     ----------     ----------     ----------     ----------
         Operating income ..........................   $    9,672     $   18,051     $   15,724     $   21,123     $   30,012
                                                       ==========     ==========     ==========     ==========     ==========

Other Data
Adjusted EBITDA(1) .................................   $   21,997     $   34,560     $   39,493     $   46,542     $   56,628


Adjusted EBITDA margin % ...........................         13.7%          16.8%          18.0%          17.6%          18.6%
Net Cash provided by (used for)
         Operating Activities ......................   $    6,705     $   22,957     $   17,519     $   19,494         29,441
         Investing Activities ......................       (7,668)       (21,080)       (19,468)       (39,517)       (20,564)
         Financing Activities ......................       (2,151)          (969)          (932)        22,918            644
Depreciation and amortization ......................       12,325         16,509         23,769         25,419         26,616
Capital expenditures, net of sales of scaffolding ..        9,720         14,831         19,642         29,122         16,765
Ratio of Earnings to Fixed Charges(2) ..............         0.5X           0.8X           0.7X           0.8X           1.0X

                                                             NINE MONTHS ENDED
                                                       ------------------------------
                                                       SEPTEMBER 30,    SEPTEMBER 30,
                                                           2001             2002
                                                       -------------    -------------


INCOME STATEMENT DATA
Revenue
      Labor ........................................    $  163,077       $  205,668
      Equipment rental .............................        50,854           56,004
      Equipment sales ..............................         6,987            7,355
                                                        ----------       ----------
         Total revenue .............................       220,918          269,027
Operating expenses .................................       166,327          201,740
                                                        ----------       ----------
         Gross profit ..............................        54,591           67,287
Selling and administrative expenses ................        30,945           30,310
Non-cash compensation ..............................            --            2,491
Nonrecurring start-up expenses .....................            --               --
                                                        ----------       ----------
         Operating income ..........................    $   23,646       $   34,486
                                                        ==========       ==========

Other Data
EBITDA(1) ..........................................    $   40,785       $   53,971


EBITDA margin % ....................................          18.5%            20.1%
Net Cash provided by (used for)
         Operating Activities ......................    $   17,811       $   33,962
         Investing Activities ......................       (13,635)          (9,327)
         Financing Activities ......................         3,150          (34,702)
Depreciation and amortization ......................        17,139           16,994
Capital expenditures, net of sales of scaffolding ..        15,834           11,385
Ratio of Earnings to Fixed Charges(2) ..............          1.1X             1.6X

                                                       AS OF SEPTEMBER 30, 2002
                                                       ------------------------
                                                        (DOLLARS IN THOUSANDS)

BALANCE SHEET DATA:
Cash and cash equivalents                                    $     2,593
Working capital                                                   11,114
Total assets                                                     244,140
Total debt                                                       167,366
Preferred stock of subsidiary                                     61,256
Stockholder's equity (deficit)                                   (23,456)


----------


(1) Adjusted EBITDA is EBITDA, which we define for this purpose as net income (loss) before interest, income taxes, depreciation and amortization, accretion of preferred stock dividends of subsidiary, adjusted, for the nine-month period ended September 30, 2002, to exclude $2.5 million of non-cash compensation expense related to the issuance of stock options. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt and is used by some investors, analysts and others to make informed investment decisions. Our management uses EBITDA to evaluate our operating performance, to allocate resources and capital to our business operations and as a measure of performance for incentive compensation purposes. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance, profitability or liquidity prepared in accordance with accounting principles generally accepted in the United States. Our method for calculating EBITDA may not be comparable to methods used by other companies, and the calculation of EBITDA will not necessarily be the same as the calculation of EBITDA for purposes of the indenture governing the notes being sold in connection with this offering.



                                                                 FISCAL YEAR ENDED                             NINE MONTHS ENDED
                                                                    DECEMBER 31,                                 SEPTEMBER 30,
                                            ------------------------------------------------------------     ---------------------
                                              1997         1998         1999         2000         2001         2001         2002
                                            --------     --------     --------     --------     --------     --------     --------
Pretax income                               $(10,491)    $ (5,347)    $ (8,745)    $ (7,172)    $    563     $  1,385     $ 13,712
Depreciation and amortization expense         12,325       16,509       23,769       25,419       26,616       17,139       16,986
Interest expense                              16,388       18,880       19,131       22,052       22,750       17,114       14,705
Interest income                                 (397)        (249)        (159)         (95)        (609)        (257)        (137)
Accretion of preferred stock dividends         4,172        4,767        5,497        6,338        7,308        5,404        6,206
                                            --------     --------     --------     --------     --------     --------     --------
  EBITDA                                      21,997       34,560       39,493       46,542       56,628       40,785       51,472
Non-cash compensation                             --           --           --           --           --           --        2,499
                                            --------     --------     --------     --------     --------     --------     --------
  Adjusted EBITDA                           $ 21,997     $ 34,560     $ 39,493     $ 46,542     $ 56,628     $ 40,785     $ 53,971


(2) For the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs, accretion of preferred stock dividends, and the portion of rental expense that we believe is representative of the interest component of rental expense of approximately $.4 million, $.5 million, $.6 million, $.9 million and $1 million for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001, respectively, and $0.7 million and $0.7 million for each of the nine months ended September 30, 2001 and 2002, respectively. For the years ended December 31, 1997, 1998, 1999 and 2000, our earnings were insufficient to cover fixed charges by $10.5 million, $5.3 million, $8.7 million and $7.2 million, respectively.

                                  RISK FACTORS

         An investment in the notes involves a high degree of risk. You should carefully consider the following risks before tendering your old notes in the exchange offer. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

                           RISKS RELATING TO THE NOTES


SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT
OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM FULFILLING OUR OBLIGATION TO SERVICE OUR CURRENT INDEBTEDNESS.

         We are highly leveraged and have significant debt service obligations. As of September 30, 2002, after giving pro forma effect to the Transactions, our total indebtedness, including the Holdings notes, would have been $310.3 million, excluding unused commitments under our new revolving credit facility, which would have represented approximately 58% of our total capitalization. $133.4 million of such indebtedness was senior to the notes and $1.8 million was structurally senior to the notes. See "-Subordination" below.

         Our substantial indebtedness could have important consequences to you. For example, it could:

          o limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate activities;

          o require us to dedicate a substantial portion of our operating cash flow to payments on our indebtedness, thereby reducing the availability of our cash flow to fund other areas of our business;

          o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

          o make us more vulnerable in the event of a downturn in general economic conditions or in our business;

          o make it more difficult to satisfy our obligations under the notes, including our repurchase obligation upon the occurrence of specified change of control events; and

          o expose us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS, WE MAY BE FORCED TO TAKE OTHER ACTIONS TO SATISFY OUR OBLIGATIONS, WHICH MAY NOT BE SUCCESSFUL.


         Our estimated annual payment obligation for 2003 with respect to our pro forma indebtedness is comprised of approximately $3.2 million of principal payments and $27.0 million of interest payments. While our ratio of earnings to fixed charges for the year ended December 31, 2001 was 1.0x, earnings were insufficient to cover fixed charges in the years ended December 31, 1999 and 2000 by $8.7 million and $7.2 million, respectively. Moreover, after giving pro forma effect to the Transactions (including the issuance of the Holdings notes) at January 1, 2001, our earnings would have been insufficient to cover fixed charges by $4.4 million and $17.0 million for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. Our borrowings under our credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the indebtedness under our credit facility would increase even though the amount borrowed remained the same, and our net income would decrease. An increase of 1.0% in the interest rates payable on our variable rate indebtedness would increase our estimated annual debt service requirements by approximately $1.3 million.


         Our ability to pay interest on and principal of the notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments. In addition, all of our operations are conducted through our subsidiaries and our access to payments and advances from our subsidiaries in amounts and at times sufficient to fund our debt obligations will affect our ability to make these payments. The ability of our subsidiaries to make distributions or other payments to us will depend upon their operating results and applicable laws and any contractual restrictions contained in the instruments governing their indebtedness. While we currently anticipate that we will be able to satisfy our annual debt service payments with cash from operations, if in the future we cannot generate sufficient cash from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance our then-outstanding obligations, obtain additional financing or sell assets. Our ability to restructure or refinance will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

ADDITIONAL INDEBTEDNESS--DESPITE OUR LEVEL OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

         We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the terms of our new credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Under our credit facility, we are permitted to incur up to $75 million under an uncommitted supplemental term loan facility, as well as $15 million of capital leases, $5 million of acquired indebtedness, $10 million of foreign subsidiary indebtedness and $15 million of other indebtedness. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. See "Description of the Notes" and "Description of Other Indebtedness."

RESTRICTIVE COVENANTS--OUR DEBT AGREEMENTS CONTAIN PROVISIONS THAT RESTRICT OUR OPERATIONS.

         Among other things, the operating and financial restrictions and covenants contained in our debt agreements restrict, condition or prohibit us from:

          o         incurring or guaranteeing additional indebtedness;

          o         creating liens on our assets;

          o         making investments;

          o creating restrictions on the payment of dividends or other amounts to us;

          o         entering into transactions with affiliates;

          o         merging or consolidating with any other person; or

          o selling, assigning, transferring, leasing, conveying or otherwise selling certain of our assets.

         In addition, our new credit facility contains financial and operating covenants and prohibitions, including requirements that we maintain certain financial ratios and use a portion of excess cash flow and proceeds of asset sales to repay indebtedness under it.

         The operating and financial restrictions and covenants in our existing debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. A breach of any of these restrictions or covenants could cause a default under other debt, including the notes. In such an event, moreover, the lenders under our new credit facility could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our other indebtedness could contain financial and other covenants more restrictive than those applicable to the notes.

         If our operating performance declines we may in the future need to obtain waivers from the required lenders under our credit facilities to avoid being in default. If we breach our covenants under our credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit facility and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness."

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTIES OF THESE NOTES ARE JUNIOR TO ALL OF OUR GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS. IN ADDITION, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL GENERALLY HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF THOSE SUBSIDIARIES OVER YOUR CLAIMS.

         The notes will be contractually junior in right of payment to all of our senior indebtedness, and the guaranties will be contractually junior in right of payment to all senior indebtedness of the guarantors. As of September 30, 2002, on a pro forma basis after giving effect to the Transactions, Brand Services, excluding its subsidiaries, would have had approximately $132.5 million of senior indebtedness, consisting of indebtedness under the new senior credit facility and notes payable. In addition, Holdings would have had approximately $130.0 million of senior indebtedness on a pro forma basis, consisting of Holdings' guarantee of the new senior credit facility, and the subsidiary guarantors would have had approximately $130.9 million of senior indebtedness, consisting entirely of guaranties of our indebtedness under the new senior credit facility and capital lease obligations.

         We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under our senior credit facility, unless the indebtedness has been paid in full in cash or the default has been cured or waived. In addition, if certain other defaults regarding certain senior indebtedness occur, we may not be permitted to pay any amount on the notes or any guarantee of the notes for a designated period of time. If we are, or any of the guarantors is, declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the senior credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. You may thus receive less ratably than our other creditors, or the creditors of the guarantors, in a bankruptcy, liquidation or dissolution. Accordingly, we may not have enough assets remaining after payments to holders of our senior indebtedness to pay you.

         In addition, none of our current and future foreign subsidiaries is guaranteeing the notes, and these non-guarantor subsidiaries are permitted to incur additional indebtedness under the indenture. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by those subsidiaries, will generally have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including holders of the notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of September 30, 2002, our non-guarantor subsidiary had approximately $2.3 million of third party liabilities and held approximately $14.9 million of our consolidated assets. During the year ended December 31, 2001 and the nine months ended September 30, 2002, the non-guarantor subsidiary generated approximately 5.3% and 4.5% of our consolidated revenues, respectively.

IF WE DEFAULT UNDER OUR CREDIT FACILITY, THE LENDERS COULD FORECLOSE ON THE ASSETS WE HAVE PLEDGED TO THEM, TO YOUR EXCLUSION AS THE HOLDERS OF THE NOTES.

         Our obligations under the notes are unsecured, but our obligations under our credit facility and each guarantor's obligations under their guarantees are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under our credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under our indenture at such time. Furthermore, if the lenders foreclose and sell the equity interests in any subsidiary of ours that is a guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In such an event, we may not be able to continue as a going concern.

CHANGE OF CONTROL--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE NOTES INDENTURE.

         Any change of control would constitute a default under our credit facility. Therefore, upon the occurrence of a change of control, the lenders under our credit facility would have the right to accelerate their loans, and we would be required to prepay all of our outstanding obligations under the new credit facility.

         Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. In the event of a change of control, due to certain restrictions in our senior credit facility, we may have to offer to repay all borrowings under our senior credit facility or obtain the consent of our lenders under our senior credit facility to purchase the notes. If we do not obtain such consent or repay such borrowings, we may be prohibited from purchasing notes. In such case, our failure to make the change of control offer, or consummate the purchase of tendered notes, would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under the senior credit facility. See "Description of the Notes."

REDEMPTION--YOUR RIGHT TO REQUIRE US TO REDEEM THE NOTES IS LIMITED.

         The holders of notes have limited rights to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the change of control provisions of the notes indenture will not afford any protection in a highly leveraged transaction, including such a transaction initiated by us, if such transaction does not result in a change of control or otherwise result in an event of default under the notes indenture. Accordingly, the change of control provision is likely to be of limited usefulness in such situations.

FRAUDULENT TRANSFER STATUTES--IN SOME CIRCUMSTANCES, FRAUDULENT TRANSFER LAWS MAY PERMIT A COURT TO TAKE ACTION DETRIMENTAL TO YOU.

         Substantially all our existing and future domestic subsidiaries will guarantee the notes. If, however, any subsidiary becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court might:

          o avoid all or a portion of such subsidiary guarantor's obligations to you;

          o subordinate such subsidiary guarantor's obligations to you to other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the related guaranty; and

          o take other action detrimental to you, including, in certain circumstances, invalidating the related guaranty.

         The court might do so if it found that, when the subsidiary entered into its guaranty (or, in some states, when payments became due thereunder), the subsidiary guarantor:

          o received less than reasonably equivalent value or fair consideration for the guaranty; and

          o either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business or (3) believed or should have believed that it would incur debts beyond its ability to pay.

         The court might also avoid a subsidiary's guaranty, without regard to those factors, if it found that the subsidiary entered into its guaranty with actual intent to hinder, delay or defraud its creditors.

         A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guaranty unless it benefited directly or indirectly from the notes' issuance. If a court avoided a guaranty, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts already received from the guarantor.

         The test for determining solvency for these purposes will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

         The indenture will state that the liability of each subsidiary on its guaranty is limited to the maximum amount that the subsidiary can incur without risk that the guaranty will be subject to avoidance as a fraudulent transfer. However, this may not protect the guaranties from fraudulent transfer attack.

ORIGINAL ISSUE DISCOUNT--BECAUSE THE OLD NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, HOLDERS WILL PAY TAX ON AMOUNTS BEFORE SUCH AMOUNTS ARE RECEIVED.

         The old notes were issued at a discount from their stated principal amount for U.S. federal income tax purposes and each new note received in exchange for an old not will be deemed to have been issued at the same time, and with an identical amount of original issue discount. Because the amount of discount is in excess of a statutorially defined de minimis amount, the discount is subject to the special tax rules applicable to original issue discount. Consequently, original issue discount will be included in the gross income of a U.S. holder of notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the notes. For more information, see "Certain United States Federal Income Tax Consequences."

BANKRUPTCY--BANKRUPTCY MAY DELAY PAYMENT ON THE NOTES.

         The Bankruptcy Code generally prohibits the payment of pre-bankruptcy debt by a company that commences a bankruptcy case. If we and all our subsidiaries became debtors in bankruptcy cases, so long as the cases were pending you would likely not receive any payment of principal or interest due under the notes. The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

THERE ARE STATE SECURITIES LAW RESTRICTIONS ON RESALE OF THE NEW NOTES.

         In order to comply with the securities laws of certain jurisdictions, the new notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the new notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

THERE IS CURRENTLY NO PUBLIC MARKET FOR THE NEW NOTES.

         The new notes will be new securities for which there currently is no market. The liquidity of the trading market in the new notes , and the market price quoted for the new notes, will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers previously advised us that they intend to make a market in the new notes. However, the initial purchasers are not obligated to do so and any market making may be discontinued at any time without notice. Therefore, there can be no assurance that any active market for the new notes will develop. We do not intend to apply for listing of the new notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                         RISKS RELATING TO OUR BUSINESS

EFFECTS OF SEASONALITY AND CYCLICALITY--THERE ARE SEASONAL FLUCTUATIONS IN DEMAND FOR OUR SERVICES. FURTHER, WE HAVE EXPERIENCED A DEGREE OF CYCLICALITY IN THE MARKET WE SERVICE.

         The market for industrial scaffolding services experiences seasonal fluctuations in demand. In particular, because of high demand for gasoline for automobiles during the summer, most refineries prefer to close down for overhauls during the first and fourth quarters. Similar patterns are evidenced for utilities. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters.

         We may be able to take advantage of differing seasonal patterns in the industrial and commercial scaffolding markets, but seasonality may still lead to:

          o         low scaffolding asset use during periods of low demand;

          o an inability to service all of our customers during periods of high demand;

          o         price fluctuations; and

          o         periods of low cash flow.

         Historically, the market for scaffolding services has experienced a degree of cyclicality. In particular, demand for non-residential building construction and capital projects is highly cyclical. In addition, when refining products are in high demand or the price of pulp is high, refineries and pulp and paper mills often delay overhauls. Any sustained downturn in our end-markets could have a material adverse effect on our company because it will negatively impact our sales and lower our asset utilization.

CONCENTRATION OF CUSTOMERS--LOSING CERTAIN CUSTOMERS COULD MATERIALLY AFFECT OUR REVENUE.

         Our top ten customers accounted for approximately 36% of total revenue for the year ended December 31, 2001. Our largest customer, ExxonMobil, accounted for approximately 11%, 13% and 13% of our revenues in the years ended December 31, 2001, 2000 and 1999, respectively. The loss of any of these customers could have a material adverse effect on our revenue and could also adversely affect our liquidity and cash flow from operating activities.

DEPENDENCE ON LABOR--DECREASES IN THE LABOR FORCE OR INCREASES IN THE COST OF LABOR COULD MATERIALLY AFFECT OUR FINANCIAL PERFORMANCE.

         Our business has a high labor content, and, as a result, our financial performance is affected by the availability of qualified personnel and the cost of labor. The availability of labor can vary depending on market conditions and the labor market has tightened in recent periods. If sufficient labor is not available in the future or the cost of labor rises, we may not be able to meet the demands of our customers or our operating margins may be negatively impacted. Approximately 32% of our employees is represented by labor unions. If strikes or other types of conflicts with unions or personnel were to occur, our business could be adversely affected by a loss of revenues, increased costs or reduced profitability.


DEPENDENCE ON CERTAIN INDUSTRIES--CYCLICAL, UNSTABLE OR WORSENING FINANCIAL CONDITION OR PERFORMANCE IN A SMALL GROUP OF INDUSTRIES COULD MATERIALLY AFFECT OUR REVENUE.

         Our financial performance is dependent upon the continued viability and financial stability of our customers, which are in turn substantially dependent on the viability and financial stability of the oil, petrochemical, chemical, utilities, pulp and paper and construction industries. In addition, many of our customers are affected by general economic conditions. The factors affecting these industries in general, and our customers in particular, could have a material adverse effect on our revenue and could also adversely affect our liquidity and cash flow from operating activities.

FIXED UNIT-PRICE CONTRACT RISK--THE PRICES THAT WE CHARGE SOME OF OUR CUSTOMERS ARE PREDETERMINED AND WE BEAR THE RISK OF COSTS IN EXCESS OF OUR ESTIMATES.

         Fixed unit-price contracts provided approximately 36% of our revenue for the year ended December 31, 2001. As part of our strategy, we plan to enter into an increasing amount of fixed unit-price contracts, which may have terms of up to five years. With fixed unit-price contracts, our fees per unit are determined at the beginning of an engagement and the price is subject to limited adjustment based on cost incurred to perform the required work under the contract. The cost that we incur in fulfilling these contracts may vary from our initial estimates. Unanticipated cost increases may result from several factors, including increases in the cost of labor and delays in erecting and dismantling the scaffolding. Further risks associated with fixed unit-price contracts include the difficulty of estimating the time and expense that are related to performance in accordance with contract specifications and the risk that certain client relationships will limit our ability to recover for unanticipated effort and expense, even if the terms of our contracts permit us to recover for these costs. Any failure to anticipate technical problems, estimate time and expense accurately or control costs during performance of a fixed unit-price contract can reduce our profitability or cause a loss.

SAFETY RISKS--THE NATURE OF OUR BUSINESS OPERATIONS PRESENTS INHERENT RISKS OF LOSS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         Our operations are subject to hazards inherent in the scaffolding business that could result in personal injury or death, work stoppage or serious damage to our equipment or the property of our customers. To protect ourselves against such casualty and liability risks, we maintain an insurance program. Our deductibles are $500,000 per incident for general liability and workers' compensation liability and $350,000 for automobile liability. In addition, we maintain a one-time annual deductible of $500,000 for each of general liability and workers' compensation liability coverages. We maintain outside insurance for such liability in excess of these deductibles. In 2001, out of $8.3 million of insurance expenses, $6.0 million were claims handling costs and payments made on claims below such deductible limits and $2.3 million were premium payments. Our high deductibles may cause us to incur significant costs. In addition, our insurance premiums are scheduled to increase over the next twelve months. If our insurance premiums or other costs rise significantly in the future, our profitability could be reduced.



         Furthermore, because our historically strong safety record is a key marketing tool in our bids for scaffolding projects, future incidents involving personal injuries or other on-site accidents may hinder our ability to compete for new bids or to retain current customers.

DEPENDENCE ON KEY PERSONNEL--LOSING CERTAIN EMPLOYEES COULD MATERIALLY AFFECT OUR FINANCIAL PERFORMANCE AND PROSPECTS.

         Our continued success depends to a large extent upon the continued services of our senior management and of employees having critical client relationships. The loss of the services of any of these employees could have a material adverse effect on our revenue, our financial performance and management.

ACQUISITION STRATEGY--THERE ARE VARIOUS RISKS ASSOCIATED WITH OUR PLAN TO ACQUIRE OTHER SCAFFOLDING PROVIDERS.

         We intend to expand our business by acquiring other scaffolding providers.

         If:

         o         suitable acquisition candidates are not available;

         o         acquisitions cannot be completed on reasonable terms;

         o         we are unable to successfully integrate the operations
                    of any acquired entity; or

         o         we are unable to raise the funds necessary to
                    make acquisitions.

         then we may not be able to expand our business as planned.

         Some of the risks associated with our acquisition strategy include problems inherent in integrating new businesses such as a potential loss of customers and key personnel and a potential disruption in operations. In addition, acquisitions may be limited by restrictions contained in our debt agreements.

ACCESS TO ADDITIONAL CAPITAL--WE MAY NOT HAVE THE ABILITY TO RAISE ADDITIONAL FUNDS NECESSARY FOR FUTURE CAPITAL SPENDING AND/OR ACQUISITIONS.

         Our business is capital intensive. We purchase equipment to replace damaged equipment and to expand our business. If we do not have funds available to purchase replacement equipment, we may not be able to service our current customers. If we do not have funds available to add additional equipment, we may not be able to expand our business. Part of our business plan is to make strategic acquisitions, which will add to our market share and profitability. If we do not have funds available to make strategic acquisitions, we may not be able to expand our business as rapidly as we may otherwise. The inability to raise additional capital could have a material adverse effect on us.

CONTROL BY PRINCIPAL STOCKHOLDER--CONFLICTS MAY EXIST BETWEEN YOUR INTERESTS AND THE INTERESTS OF OUR PARENT ENTITY AND ITS CONTROLLING SHAREHOLDERS.


         JPMP owns approximately 76.7% (on a fully diluted basis) of the voting equity interests of our parent, Brand Holdings. Accordingly, JPMP will substantially control our affairs. The interests of JPMP may not in all cases be aligned with your interests as a holder of the notes. In addition, as a result of JPMP's ownership interests, conflicts of interest could arise with respect to transactions between JPMP and us, potential acquisitions of businesses and properties, the incurrence of additional indebtedness, the payment of dividends and other matters.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Brand Intermediate Holdings, Inc. and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

         These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results. Actual future results may vary materially as a result of various risks and uncertainties, including but not limited to:

         o         seasonal fluctuations and cyclicality in the scaffolding
                    markets;

         o         the potential loss of a key customer;

         o         increases in the cost of labor;

         o         downturns in industries that we serve, such as the oil,
                    petrochemical, chemical, utilities, pulp and paper and construction industries;

         o         unanticipated cost overruns on fixed unit-price contracts;

         o         on-the-job accidents;

         o         the potential loss of key personnel; and

         o         costs related to the integration of acquisitions.

         Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be canceled.

         We used the net proceeds of the offering of the original notes to redeem all of our outstanding 10 1/4% Senior Notes due 2008 (including accrued interest and resulting call premium), to repay outstanding indebtedness under our old credit facility and certain other indebtedness and to pay related fees and expenses.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2002, on an actual and pro forma basis to give effect to the Transactions as if they had occurred on that date. You should read this table in conjunction with the information set forth under "Use of Proceeds," "Unaudited Pro Forma Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" and our consolidated financial statements included elsewhere in this prospectus.


                                                         SEPTEMBER 30, 2002
                                                    ----------------------------
                                                       ACTUAL        PRO FORMA
                                                    ------------    ------------
                                                     (IN THOUSANDS, UNAUDITED)
     Existing credit facility:
           Revolving facility                       $         --    $         --
           Term facilities                                19,938              --
     New credit facility:
           Revolving facility                                 --
           Term facility                                 130,000
     Capital leases and notes payable                      3,623           3,623
     10 1/4% Senior Notes due 2008                       130,000              --
     7.03% subordinated note                              13,805              --
     12% senior subordinated notes due 2012                   --         145,783
     Holdings notes                                           --          30,902(2)
                                                    ------------    ------------
                 Total debt                              167,366         310,308
     14.5% Senior Exchangeable Preferred Stock            61,256              --
     Stockholders' equity (deficit)                      (23,456)        224,098(3)
                                                    ------------    ------------

                 Total capitalization               $    205,166    $    534,406
                                                    ============    ============


----------

(1) Under the new credit facility, we have revolving loan availability of $50 million and a letter of credit facility of $20 million. As part of the Transactions, we issued $20 million of letters of credit under the new letter of credit facility to replace our existing letters of credit. See "Description of Other Indebtedness."

(2) Holdings issued $35 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013. In connection with the issuance of the Holdings notes, Brand Holdings issued warrants to purchase its common equity interests with an estimated fair value of $4.1 million.

(3) Pro forma stockholders' equity includes $220.0 million from the issuance of Brand Holdings' equity to third parties, which has been pushed down to our financial statements. In connection with the issuance of the Holdings notes, Brand Holdings issued warrants to purchase its common equity interests with an estimated fair value of $4.1 million.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         On October 16, 2002, DLJ Brand merged with Brand Acquisition Corp., which was a wholly owned subsidiary of Brand Holdings. Brand Holdings is controlled by JPMP and its affiliates. The total amount of consideration paid in the merger, including amounts related to the repayment of indebtedness, the redemption of the outstanding preferred stock and the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The following events occurred in connection with the Acquisition:

         o an investment in Brand Holdings made by affiliates of JPMP and other equity investors, including $6.7 million of rollover equity, totaling $220 million;

         o the merger of Brand Acquisition Corp. into DLJ Brand, with DLJ Brand as the surviving corporation; DLJ Brand was renamed Brand Intermediate Holdings, Inc. after the Acquisition;

         o our borrowing of $130 million in term loans under a new credit facility and the repayment of our old credit facility. The new credit facility includes a $50 million revolving credit facility, and a $20 million letter of credit facility;

         o our repurchase of $130 million aggregate principal amount of our old 10 1/4% Senior Notes due 2008;

         o our repurchase of $14.5 million aggregate principal amount of our old 7.03% subordinated note;

         o our redemption of the $62.4 million aggregate liquidation preference of our 14.5% Senior Exchangeable Preferred Stock due 2008;

         o an issuance to JPMP and certain selling stockholders of DLJ Brand by Holdings of $35 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013 and by Brand Holdings of warrants to purchase its common equity interests; and

         o        our issuance of the notes.

         The following unaudited pro forma consolidated financial information of Holdings and its subsidiaries is based on our historical financial statements contained elsewhere in this prospectus, adjusted to give pro forma effect to the foregoing.

         Holdings is a guarantor of the notes and of the senior credit facility and has no material assets or operations other than its ownership of 100% of the capital stock of Brand Services. Holdings is the issuer of the Holdings notes.


         The unaudited pro forma consolidated balance sheet as of September 30, 2002 gives effect to the Transactions as if they had occurred on September 30, 2002. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine-month period ended September 30, 2002 give the effect to the Transactions as if they had occurred on January 1, 2001. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma consolidated financial statement information does not purport to represent what the results of operations or financial condition of Holdings and its subsidiaries would actually have been had the Transactions in fact occurred on such dates, nor do they purport to project the results of operations or financial condition of Holdings and its subsidiaries for any future period or date. The information set forth below should be read together with the other information contained under the captions "The Transactions," "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the historical financial statements of Holdings and its subsidiaries included elsewhere in this prospectus.


         The Acquisition was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." The purchase price was pushed down to Holdings' financial statements. The assets and liabilities were recorded at their estimated fair values. The purchase price allocations are based on valuations as of the date of acquisition. The allocation of the purchase consideration is based, in part, on preliminary information which is subject to adjustment upon obtaining complete valuation information and is subject to post-closing purchase price adjustments. These uncertainties include finalization of the income tax analysis, transaction expenses and the valuation assigned to property and equipment and intangible assets.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2002
                                 (IN THOUSANDS)


                                                                                PRO FORMA
                                                             HISTORICAL        ADJUSTMENTS         PRO FORMA
                                                            ------------       ------------       ------------
Current assets:
  Cash and equivalents ..................................   $      2,593       $      3,807(f)    $      6,400
  Trade accounts receivable, net ........................         52,197               --               52,197
  Accrued revenue .......................................          3,989               --                3,989
  Notes receivable, current portion .....................            503               --                  503
  Other current assets ..................................         10,610               --               10,610
                                                            ------------       ------------       ------------
     Total current assets ...............................         69,892              3,807             73,699

Property and equipment, net .............................        167,412             36,371(b)         203,783

Goodwill ................................................          3,803            246,941(b)         250,744
Other assets ............................................              6               --                    6
Deferred financing costs ................................          2,762             (2,762)(b)
                                                                                     12,660(e)          12,660
Identifiable intangible assets ..........................            265             67,414(b)          67,679
                                                            ------------       ------------       ------------
                                                            $    244,140       $    364,431       $    608,571
                                                            ============       ============       ============

Current liabilities:
  Current maturities of long-term debt ..................   $     19,938       $    (19,938)(a)   $       --
  Notes payable and capital lease obligations, current ..          2,176             (2,176)(a)          2,176
                                                                                      2,176(c)
  Accounts payable and accrued expenses .................         35,409             (1,703)(a)
                                                                                      5,000(h)          38,706
  Deferred revenue ......................................          1,255               --                1,255
                                                            ------------       ------------       ------------
                                                                  58,778            (16,641)            42,137
Existing long-term debt .................................        143,805              6,811(b)
                                                                                      9,899(b)
                                                                                   (160,515)(a)           --

New term loans ..........................................           --              130,000(c)         130,000
New senior subordinated notes ...........................           --              145,783(c)         145,783
Holdings notes ..........................................           --               30,902(c)          30,902
Notes payable and capital lease obligations .............          1,447             (1,447)(a)          1,447
                                                                                      1,447(c)
Deferred income taxes ...................................          2,310             31,894(b)          34,204
Preferred stock of subsidiary ...........................         61,256              3,013(b)
                                                                    --              (64,269)(a)           --
                                                            ------------       ------------       ------------
                                                                 267,596            111,877            384,473
Stockholders' equity (deficit) ..........................        (21,979)            21,979(b)
                                                                                    224,098(d)
                                                                                     (5,000)(h)
                                                                                      5,000(h)         224,098
Notes receivable from sale of stock .....................         (1,477)             1,477(g)            --
                                                            ------------       ------------       ------------

                                                            $    244,140       $    364,431       $    608,571
                                                            ============       ============       ============

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

The following represents the calculation of the purchase price:

Gross price .....................................................     $ 515,500
Buyer transaction costs .........................................         8,916
                                                                      ---------
      Total .....................................................       524,416
Debt extinguishment .............................................      (250,048)
                                                                      ---------
      Purchase price ............................................     $ 274,368


(a)      Debt extinguishment costs include the following:

        Old senior notes ........................................       $139,899
        Old subordinated note ...................................         20,616
        Old term loan ...........................................         19,938
        Notes payable and capital lease obligations .............          3,623
        Old preferred stock .....................................         64,269
        Accrued interest ........................................          1,703
                                                                        --------
               Total debt extinguishment ........................       $250,048


(b)      Represents fair value adjustments and calculation of goodwill:


        Stockholders' deficit .................................       $ (21,979)
        Adjust debt to payoff amounts .........................         (19,723)
        Write-up of property and equipment ....................          36,371
        Eliminate historical goodwill .........................          (3,803)
        Eliminate historical debt issuance costs ..............          (2,762)
        Net deferred income tax effect ........................         (31,894)
        Identifiable intangible assets ........................          67,414
                                                                      ---------
              Fair value of net assets acquired ...............          23,624
        Net purchase price ....................................         274,368
                                                                      ---------
              Goodwill ........................................       $ 250,744



         The value assigned to customer relationships was $53,900 and was arrived at by adding the future discounted cash flows that are expected to result from the existing customer relationships. The customer relationships will be amortized over twelve years. The value assigned to trade names was $13,514, and was arrived at by using the royalty savings method. The trade names will not be amortized as this intangible asset has an indefinite life.


(c)      Represents issuance of new debt, as follows:

New term loans ................................................         $130,000
New senior notes, net of discount of $4,217 ...................          145,783
Holdings notes, net of discount of $4,098 .....................           30,902
Notes payable and capital lease obligations ...................            3,623
                                                                        --------
     Total debt ...............................................         $310,308


         In connection with the issuance of the Holdings notes, Brand Holdings issued warrants to purchase its common equity interests with a fair value of $4,098, which was determined on the basis of the value inherent in the Acquisition. The warrants are immediately exercisable at a price of $0.01 per share. The $35.0 million Holdings notes are recorded net of original issue discount attributable to the warrants, resulting in a value assigned to the Holdings notes of $30,902.

(d)      Represents equity contribution, as follows:

          Equity contribution by Brand Holdings LLC ................    $220,000
          Value of warrants contributed by Brand Holdings LLC ......       4,098
                                                                        --------
               Total equity ........................................    $224,098


         See discussion in note (c) for a description of the value assigned to the warrants.

(e) Represents deferred financing costs associated with issuing the new debt.


(f) Represents cash used because the uses of cash exceeded the sources of cash and the capital contribution to fund the completion bonuses.


(g) Represents repayment of the receivables from the sale of Holdings' stock.


(h) Represents the accrual and expense for the completion bonuses, as well as the capital contribution from the shareholders of DLJ Brand for the completion bonuses resulting from a reduction of the gross purchase price paid to such shareholders.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


                                                                         PRO FORMA
                                                          HISTORICAL     ADJUSTMENTS         PRO FORMA
                                                         ------------    ------------       ------------
Revenues .............................................   $    305,089    $         --       $    305,089
Operating expenses ...................................        232,292           7,700(a)         239,992
                                                         ------------    ------------       ------------
Gross profit .........................................         72,797          (7,700)            65,097
Selling and administrative expenses ..................         42,785            (500)(b)
                                                                               (2,756)(c)
                                                                                4,492(d)
                                                                                5,000(h)          49,021
                                                         ------------    ------------       ------------
Operating income .....................................         30,012         (13,936)            16,076
Interest expense .....................................         22,750          10,952(e)          33,702
Interest income ......................................           (609)             --               (609)
Accretion of preferred stock dividends of subsidiary .          7,308          (7,308)(f)             --
                                                         ------------    ------------       ------------
Income (loss) before income tax benefit ..............            563         (17,580)           (17,017)
Income tax benefit ...................................             --          (6,807)(g)         (6,807)
                                                         ------------    ------------       ------------

Net income (loss) ....................................   $        563    $    (10,773)      $    (10,210)
                                                         ============    ============       ============

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 (IN THOUSANDS)


                                                                          PRO FORMA
                                                          HISTORICAL     ADJUSTMENTS         PRO FORMA
                                                         ------------    ------------       ------------
Revenues .............................................   $    269,027    $         --       $    269,027
Operating expenses ...................................        201,740           5,775(a)         207,515
                                                         ------------    ------------       ------------
Gross profit .........................................         67,287          (5,775)            61,512
Selling and administrative expenses ..................         30,310            (375)(b)
                                                                                3,369(d)
                                                                                                  33,304
Non-cash compensation ................................          2,491              --              2,491
                                                         ------------    ------------       ------------
Operating income .....................................         34,486          (8,769)            25,717
Interest expense .....................................         14,705          10,572(e)          25,277
Interest income ......................................           (137)             --               (137)
Accretion of preferred stock dividends of subsidiary .          6,206          (6,206)(f)             --
                                                         ------------    ------------       ------------
Income (loss) before income tax provision (benefit) ..         13,712         (13,135)               577
Income tax provision (benefit) .......................          2,766          (2,535)(g)            231
                                                         ------------    ------------       ------------

Net income (loss) ....................................   $     10,946    $    (10,600)      $        346
                                                         ============    ============       ============

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

(a) Represents the adjustment to depreciation expense as a result of the write-up of property and equipment in connection with the Acquisition depreciated over an estimated weighted-average useful life of five years.

(b) Represents the elimination of the annual management fee of $.5 million historically paid to Carlisle Enterprises and affiliates of DLJ Merchant Banking Fund, Inc. for management services provided to the Company. JPMP and its affiliates will not charge a management fee.

(c) Represents the elimination of historical amortization expense of goodwill.

(d) Represents amortization expense of the intangible assets arising from the acquisition over an estimated weighted average useful life of twelve years.

(e) Represents adjustments to interest expense incurred as a result of the acquisition:

                                                                                      NINE MONTHS
                                                                   YEAR ENDED           ENDED
                                                                  DECEMBER 31,        SEPTEMBER 30,
                                                                      2001               2002
                                                                ----------------    ----------------
Interest on borrowings under new credit facility:
Interest on term loans at LIBOR plus 400 bps
(estimated rate of 5.8%) ....................................   $          7,540    $          5,655
Interest on the senior subordinated notes at 12% ............             18,000              13,500
Accretion of senior subordinated notes and Holdings notes ...                400                 300
Interest on Holdings notes at 13% ...........................              4,550               3,413
Revolver fee ................................................                197                 148
Notes and capital lease payable .............................                290                 218
Letter of credit fee ........................................              1,247                 935
Amortization of deferred debt financing costs incurred in
connection with the acquisition .............................              1,478               1,108
Elimination of historical interest expense ..................            (22,750)            (14,705)
                                                                ----------------    ----------------
                                                                $         10,952    $         10,572
                                                                ================    ================

         For each 0.125% change in the assumed rate on the term loans under the new credit facility, interest expense would change by approximately $.2 million for the year ended December 31, 2001 and $.1 million for the nine months ended September 30, 2002.

(f) Represents the elimination of historical accretion of preferred stock dividends.

(g) Income tax effects of pre-tax pro forma adjustments. The pro forma income tax expense principally reflects the estimated effective tax rate of 40%.


(h)      Represents expense for completion bonuses.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table presents certain consolidated historical financial and other data of Holdings and its subsidiaries and has been derived from (i) the audited consolidated financial statements of Holdings and its subsidiaries for the three years ended December 31, 2001, (ii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1998, and (iii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the nine months ended September 30, 2002 and September 30, 2001. The consolidated financial statements of Holdings and its subsidiaries for each of the fiscal years ended December 31, 1999, 2000 and 2001 have been audited by KPMG LLP, independent accountants. The following table should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Holdings' consolidated financial statements, including the related notes thereto, appearing elsewhere in this prospectus.


                                                                                  FISCAL YEAR ENDED
                                                                                     DECEMBER 31,
                                                          ------------------------------------------------------------------
                                                             1997          1998          1999          2000          2001
                                                          ----------    ----------    ----------    ----------    ----------
                                                                                (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Revenue
    Labor .............................................   $  112,099    $  149,410    $  158,532    $  189,891    $  226,099
    Equipment rental ..................................       40,847        50,137        54,653        67,060        68,130
    Equipment sales ...................................        7,714         5,757         5,731         7,115        10,860
                                                          ----------    ----------    ----------    ----------    ----------
         Total revenue ................................      160,660       205,304       218,916       264,066       305,089

Operating expenses
    Labor .............................................       94,438       124,653       130,237       155,081       182,672
    Equipment rental ..................................       13,413        18,773        25,190        27,412        26,042
    Equipment sales ...................................        4,539         4,264         4,140         4,827         6,853
    Divisional operating expenses .....................       10,248         9,983        12,063        16,369        16,725
                                                          ----------    ----------    ----------    ----------    ----------
         Total operating expenses .....................      122,638       157,673       171,630       203,689       232,292
                                                          ----------    ----------    ----------    ----------    ----------

               Gross profit ...........................       38,022        47,631        47,286        60,377        72,797

Selling and administrative expenses ...................       25,852        29,580        31,562        39,254        42,785
Non-cash compensation .................................           --            --            --            --            --
Nonrecurring start-up expenses ........................        2,498            --            --            --            --
                                                          ----------    ----------    ----------    ----------    ----------

         Operating income .............................        9,672        18,051        15,724        21,123        30,012

Net interest expense ..................................       15,991        18,631        18,972        21,957        22,141
Accretion of preferred stock dividends of subsidiary ..        4,172         4,767         5,497         6,338         7,308
                                                          ----------    ----------    ----------    ----------    ----------

           Income (loss) before income tax benefit ....      (10,491)       (5,347)       (8,745)       (7,172)          563
Income tax expense ....................................           --            --            --            --            --
Extraordinary loss on debt extinguishment .............           --         4,329            --            --            --
                                                          ----------    ----------    ----------    ----------    ----------

         Net income (loss) ............................   $  (10,491)   $   (9,676)   $   (8,745)   $   (7,172)   $      563
                                                          ==========    ==========    ==========    ==========    ==========


                                                             NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                          -----------------------
                                                             2001         2002
                                                          ----------   ----------
                                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Revenue
    Labor .............................................   $  163,077   $  205,668
    Equipment rental ..................................       50,854       56,004
    Equipment sales ...................................        6,987        7,355
                                                          ----------   ----------
         Total revenue ................................      220,918      269,027

Operating expenses
    Labor .............................................      132,056      165,808
    Equipment rental ..................................       17,582       18,954
    Equipment sales ...................................        4,151        4,871
    Divisional operating expenses .....................       12,538       12,107
                                                          ----------   ----------
         Total operating expenses .....................      166,327      201,740
                                                          ----------   ----------

               Gross profit ...........................       54,591       67,287

Selling and administrative expenses ...................       30,945       30,310
Non-cash compensation .................................           --        2,491
Nonrecurring start-up expenses ........................           --           --
                                                          ----------   ----------

         Operating income .............................       23,646       34,486

Net interest expense ..................................       16,857       14,568
Accretion of preferred stock dividends of subsidiary ..        5,404        6,206
                                                          ----------   ----------

           Income (loss) before income tax benefit ....        1,385       13,712
Income tax expense ....................................           --        2,766
Extraordinary loss on debt extinguishment .............           --           --
                                                          ----------   ----------

         Net income (loss) ............................   $    1,385   $   10,946
                                                          ==========   ==========

                                                                      FISCAL YEAR ENDED
                                                                          DECEMBER 31,
                                            ------------------------------------------------------------------
                                               1997          1998          1999          2000          2001
                                            ----------    ----------    ----------    ----------    ----------

OTHER DATA
Adjusted EBITDA(1) ......................   $   21,997    $   34,560    $   39,493    $   46,452    $   56,628
Net cash provided by (used for)
    Operating activities ................        6,705        22,957        17,519        19,494        29,441
    Investing activities ................       (7,668)      (21,080)      (19,468)      (39,517)      (20,654)
    Financing activities ................       (2,151)         (969)         (932)       22,918           644
Depreciation and amortization ...........       12,325        16,509        23,769        25,419        26,616
Capital expenditures, net of sales
  of scaffolding ........................        9,720        14,831        19,642        29,122        16,765
Ratio of earnings to fixed charges
  and preferred stock dividends(2) ......         0.5x          0.8x          0.7x          0.8x          1.0x

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents ...............   $    2,217    $    3,125    $      244    $    3,139    $   12,660
Working capital .........................        4,207        12,080         5,553         9,757        22,542
Total assets ............................      197,543       211,060       210,872       246,249       257,436
Total debt (3) ..........................      160,232       170,640       170,368       197,870       200,427

Preferred stock in subsidiary ...........       31,140        35,907        41,404        47,742        55,050
Stockholder's deficit ...................      (11,158)      (21,616)      (29,474)      (37,343)      (36,857)


                                               NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                            ------------------------
                                               2001          2002
                                            ----------    ----------

OTHER DATA
Adjusted EBITDA(1) ......................   $   40,785    $   53,971
Net cash provided by (used for)
    Operating activities ................       17,811        33,962
    Investing activities ................      (13,635)       (9,327)
    Financing activities ................        3,150       (34,702)
Depreciation and amortization ...........       17,139        16,994
Capital expenditures, net of sales
  of scaffolding ........................       15,834        11,385
Ratio of earnings to fixed charges
  and preferred stock dividends(2) ......         1.1x          1.6x

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents ...............   $   10,465    $    2,593
Working capital .........................       20,479        11,114
Total assets ............................      251,369       244,140
Total debt (3) ..........................      202,422       167,366

Preferred stock in subsidiary ...........       53,146        61,256
Stockholder's deficit ...................      (35,784)      (23,456)


----------


(1)  Adjusted EBITDA is EBITDA, which we define for this purpose as net income
     (loss) before interest, income taxes, depreciation and amortization, accretion of preferred stock dividends of subsidiary, adjusted for the nine-month period ended September 30, 2002, to exclude $2.5 million of non-cash compensation expense related to the issuance of stock options. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt and is used by some investors, analysts and others to make informed investment decisions. Our management uses EBITDA to evaluate our operating performance, to allocate resources and capital to our business operations and as a measure of performance for incentive compensation purposes. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance, profitability or liquidity prepared in accordance with accounting principles generally accepted in the United States. Our method for calculating EBITDA may not be comparable to methods used by other companies, and the calculation of EBITDA will not necessarily be the same as the calculation of EBITDA for purposes of the indenture governing the notes being sold in connection with this offering.


                                                             FISCAL YEAR ENDED                        NINE MONTHS ENDED
                                                               DECEMBER 31,                             SEPTEMBER 30,
                                         --------------------------------------------------------    --------------------
                                           1997        1998        1999        2000        2001        2001        2002
                                         --------    --------    --------    --------    --------    --------    --------
Pretax income..........................  $(10,491)   $ (5,347)   $ (8,745)   $ (7,172)   $    563    $  1,385    $ 13,712
Depreciation and amortization
 expense...............................    12,325      16,509      23,769      25,419      26,616      17,139      16,986
Interest expense.......................    16,388      18,880      19,131      22,052      22,750      17,114      14,705
Interest income........................      (397)       (249)       (159)        (95)       (609)       (257)       (137)
Accretion of preferred stock
 dividends.............................     4,172       4,767       5,497       6,338       7,308       5,404       6,206
                                         --------    --------    --------    --------    --------    --------    --------
  EBITDA...............................    21,997      34,560      39,493      46,542      56,628      40,785      51,472
Non-cash compensation..................      --          --          --          --          --          --         2,499
                                         --------    --------    --------    --------    --------    --------    --------
  Adjusted EBITDA......................  $ 21,997    $ 34,560    $ 39,493    $ 46,542    $ 56,628    $ 40,785    $ 53,971

(2) For the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs, accretion of preferred stock dividends, and the portion of rental expense that we believe is representative of the interest component of rental expense of approximately $.4 million, $.5 million, $.6 million, $.9 million and $1 million for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001, respectively, and $0.7 million and
     $0.7 million for each of the nine months ended September 30, 2001 and 2002, respectively. For the years ended December 31, 1997, 1998, 1999 and 2000, our earnings were insufficient to cover fixed charges by $10.5 million, $5.3 million, $8.7 million and $7.2 million, respectively.

(3)  Includes capital leases and existing notes payable.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with the "Unaudited Pro Forma Consolidated Financial Information," the "Selected Historical Consolidated Financial Data" and our financial statements and related notes included elsewhere in this prospectus. Some of the statements in the following discussion are forward-looking statements.

OVERVIEW

         We are the largest North American provider of scaffolding services and operate in the industrial and commercial segments of the scaffolding industry. We provide turnkey services that include labor for the erection and dismantlement of the scaffolding, equipment rental and scaffolding design services. We currently maintain a field service organization consisting of 42 service centers in the United States and Puerto Rico and two service centers in Canada.

         Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls and capital projects related to capacity additions and regulatory compliance, principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our services in the commercial scaffolding segment primarily serve the non-residential building construction market. Each job type derives revenue from one or more of the following sources:
(1) the provision of labor for the design, erection and dismantlement of scaffolding, (2) rental of scaffolding equipment and (3) sales of new and used scaffolding equipment.

         Approximately 54% of our 2001 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under the long-term maintenance contract. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects are priced either on a time and material basis or on a per-unit basis. Periodic overhauls typically occur every one to four years depending on the industry and the type of overhaul performed, but can be postponed due to the industry's cyclicality and seasonal demand fluctuations. However, periodic overhauls are a necessary component of maintaining industrial facilities and are required to ensure the safe and efficient operation of such facilities. While the postponement of scheduled overhauls may cause fluctuations in our quarterly and annual results, we believe the necessity of our services provides us with a stable, recurring revenue base.

         Revenue from capital projects in the refining, chemical and petrochemical and utility industries, which represented approximately 14% of 2001 revenue, resulted from new plant construction, plant expansions and modifications related to capacity additions and meeting regulatory requirements. While new plant construction in many of our end-use markets has been limited, we have experienced an increase in capital projects related to capacity additions and regulatory compliance. Capital spending in the refining industry is expected to increase in response to environmental regulation and other government-driven initiatives, while capital spending in the utility industry is expected to decrease as fewer power plants are being constructed. Capital project contracts are typically awarded on a project-by-project basis, though we do maintain a small number of multi-year contracts to provide scaffolding services for capital projects. We have historically been awarded the majority of the capital projects at sites where we have existing maintenance contracts.

         Revenue from other industrial customers represented approximately 11% of our 2001 revenues. Some of the other industries served include pulp and paper, ship-building and aerospace.

         Commercial scaffolding revenue, which represented approximately 21% of 2001 revenue, is dependent on the level of non-residential building construction and renovation. Strengthening demand for renovation-related scaffolding has partially offset recent weakness in the new construction market. In 2000 and 2001, renovation projects represented a larger percentage of our commercial revenue than new construction projects. We expect to continue to increase our share of the commercial scaffolding market. Three of the five service centers we have opened since 2000 primarily serve the commercial scaffolding segment.

         Our primary customers include large oil refineries and petrochemical plants. Our top ten customers accounted for approximately 36% of 2001 revenue. Our ten largest customers, measured by our 2001 revenue, were ExxonMobil, Shell Oil, Tosco, Valero Energy, Raytheon, Equilon, Petro Canada, Alstom, Sun Oil and Detroit Edison. ExxonMobil, our largest customer, accounted for 11% of our 2001 revenue. We have contractual relationships with all of our primary customers. Each of these contracts contains terms and conditions specific to each customer and are cancelable by either party with 30-day written notification. Because the contracts are entered into on a project-by-project basis and typically have a defined scope of work, they do not have minimum purchase requirements. The percentage of our total revenue accounted for by each customer varies from year to year.

         Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Scaffolding services in the commercial segment are generally provided pursuant to fixed unit-price contracts. Under these contracts, we recognize labor revenue when the services are performed and equipment rental revenue based on the number of days the equipment is rented. A large portion of our costs are variable, the largest of which is labor. Another one of our variable costs is our insurance costs. We expect an increase in insurance premiums in 2003, reflecting the new pricing environment, which will lead to an increase in our divisional operating expense. Most of our contracts contain provisions allowing us to periodically adjust our pricing to reflect any increase in these costs.

         Our business is seasonal. End-use industries such as the refining and utility industries experience increased demand for their products during summer months. Consequently, industrial overhauls are generally scheduled during the first and fourth quarters of the year. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters. This seasonal increase in the commercial segment partially offsets the lower demand in the industrial segment during the summer months. We target the renovation market, which typically uses scaffolding equipment from the industrial segment in order to maximize our asset utilization rates.

ACQUISITIONS

         In December 2001, we purchased the scaffolding business of United Rentals, Inc. for an aggregate purchase price of $3.8 million in cash and $0.5 million in a note payable, entirely allocated to property and equipment. The purchase price approximated the fair market value of the assets purchased. The acquisition was accounted for using the purchase method of accounting and accordingly has been included in the financial statements from the date of acquisition.

         During 2000, we acquired four companies in four separate transactions for an aggregate purchase price of $11.0 million in cash, $3.3 million in notes payable and $3.0 million of possible future payments conditioned upon the operating results of two of the acquired companies. The purchase prices, allocated to assets and liabilities assumed, were based on relative fair values. In connection with the acquisitions, we recorded goodwill in the amount of $6.0 million based upon the allocation of the purchase prices of the acquisitions. Each of the above acquisitions was accounted for using the purchase method of accounting and accordingly has been included in the financial statements from the respective date of acquisition.

         In 1999, we acquired two companies in two separate transactions for an aggregate purchase price of $1.9 million in cash and $200,000 in notes payable. The purchase prices, allocated to assets and liabilities assumed, were based on relative fair values. These acquisitions were accounted for using the purchase method of accounting and accordingly have been included in the financial statements from their respective dates of acquisition.

RESULTS OF OPERATIONS

         The following discussion of results of operations is presented for the nine months ended September 30, 2001 and 2002 and the years ended December 31, 1999, 2000 and 2001.

NINE MONTHS ENDED SEPTEMBER 30, 2002, AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001

         Revenue. Revenues for the nine months ended September 30, 2002 increased 21.8% to $269.0 million from $220.9 million for the same period in 2001. Labor revenue increased 26.1% to $205.7 million for the nine months ended September 30, 2002 as compared to the same period in 2001. Rental revenue increased 10.1% to $56.0 million for the nine months ended September 30, 2002 as compared to the same period in 2001. Industrial revenue accounted for the majority of the revenue growth as we were awarded new refinery contracts and new power plant construction contracts. The nature of these work opportunities caused labor revenue to grow at a faster rate than equipment rental revenue, as this type of work is more labor intensive than commercial work.

         Gross Profit. Gross profit for the nine months ended September 30, 2002, increased 23.3% to $67.3 million from $54.6 million for the same period in 2001. Labor gross profit (labor revenue less labor cost) increased 28.5% to $39.9 million for the nine months ended September 30, 2002 as compared to the same period in 2001. Gross profit as a percentage of revenue for the nine months ended September 30, 2002, increased to 25.0% from 24.7% for the same period in 2001. The increase in total gross profit is primarily due to the improvement in labor gross profit. The growth in labor gross profit is a result of higher labor revenues and an increase in labor gross profit percentage.

         Selling and Administrative Expenses. Selling and administrative expenses for the nine months ended September 30, 2002 decreased 2.0% to $30.3 million from $30.9 million for the same period in 2001. Selling and administrative expenses as a percentage of revenue for the nine months ended September 30, 2002 decreased to 11.3% from 14.0% for the same period in 2001. Selling and administrative expenses for the nine months ended September 30, 2001 includes $1.0 million of goodwill amortization, which is not included in 2002 due to the adoption of SFAS No. 142.

         Non-Cash Compensation. We use the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock compensation plans. Non-cash compensation expense of $2.5 million for the nine months ended September 30, 2002 was recorded in the consolidated statement of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values of the underlying stock on the date of the grant. Estimated fair values were determined by using the stock price used in the acquisition of Brand Services, Inc. by J.P. Morgan Partners, as this transaction provides independent third-party evidence of the fair value of the underlying stock. For periods prior to 2002, the fair value of the underlying stock was determined by the Board of Directors based upon a multiple of EBITDA, as this provided the best available evidence at that time.

         Operating Income. As a result of the above, operating income increased 45.8% to $34.5 million from $23.7 million for the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001.

         Interest Expense. Interest expense for the nine months ended September 30, 2002 decreased 14.1% to $14.7 million from $17.1 million for the same period in 2001. The decrease in interest expense was primarily due to lower interest rates and lower levels of debt due to debt repayments. For the nine months ended September 30, 2002 and 2001, the weighted average interest rate, excluding the interest on the 7.03% subordinated note, was 9.2% and 9.8%, respectively.

         Accretion of Preferred Stock Dividends. Accretion of preferred stock dividends was $6.2 million and $5.4 million for the nine months ended September 30, 2002 and 2001, respectively. Accretion of preferred stock dividends of subsidiary represents dividends accreted on our subsidiary's 14.5% Senior Exchangeable Preferred Stock. Such dividends accrete on a compounded basis and increase the liquidation value until such time that our subsidiary is permitted to pay cash dividends.


         Provision for Income Tax. For the nine months ended September 30, 2002, the Company reduced the valuation allowance on deferred tax assets by $7.6 million and recorded an income tax provision of $2.8 million. During the nine months ended September 30, 2002, the valuation allowance on deferred tax assets was reduced to $0 as the Company determined that it was more likely than not that all deferred tax assets would be realized based upon current operating results and anticipated operating results for future periods. The effective tax rate of 40% is greater than the federal statutory rate of 35% primarily due to state income taxes for the nine months ended September 30, 2002 and the effect of the non-deductible accretion of preferred stock dividends of subsidiary. The following table provides a reconciliation of the provision for income taxes for the nine months ended September 30, 2002 (in thousands):



                                                Nine Months Ended
                                               September 30, 2002
                                                  (unaudited)


Current provision ...........................    $          909
Deferred provision ..........................             9,459
Reduction of valuation allowance ............            (7,602)
                                                 --------------

           Income tax benefit ...............    $        2,766
                                                 ==============


For the nine month period ended September 30, 2001, the Company recorded a provision for income taxes of $0 primarily due to reductions in the valuation allowance on deferred tax assets during those periods.


         Net Income. Net income was $10.9 million and $1.4 million for the nine months ended September 30, 2002 and 2001, respectively.


YEAR ENDED DECEMBER 31, 2001, AS COMPARED TO YEAR ENDED DECEMBER 31, 2000

         Revenue. Revenue increased by $41.0 million, or 15.5%, from $264.1 million in 2000 to $305.1 million in 2001. Labor revenue increased by $36.3 million, or 19.1%, from $189.8 million in 2000 to $226.1 million in 2001. Equipment rental revenue increased by $1.1 million, or 1.6%, from $67.0 million in 2000 to $68.1 million in 2001. Equipment sales revenue increased by $3.8 million, or 52.6%, from $7.1 million in 2000 to $10.9 million in 2001. Revenue from all sources (labor, rental and sales) increased from 2000 to 2001, however, the industrial business was particularly strong with additional work in the refining and utility sectors. Commercial work remained flat from 2000 to 2001. The revenue growth from 2000 to 2001 can be attributed 89% to increases in industrial work and 11% from a full year contribution of acquisitions made in 2000.

         Gross profit. Gross profit increased by $12.4 million, or 20.6%, from $60.4 million in 2000 to $72.8 million in 2001. Labor gross profit (labor revenue less labor cost) increased by $8.6 million, or 24.8%, from $34.8 million in 2000 to $43.4 million in 2001. Equipment rental gross profit increased by $2.5 million, or 6.2%, from $39.6 million in 2000 to $42.1 million in 2001. Equipment sales gross profit increased by $1.7 million, or 75.1%, from $2.3 million in 2000 to $4 million in 2001. Labor gross profit as a percent of labor revenue increased from 18.3% to 19.2%, increasing gross profit over revenue growth. Additionally, sales of both new and used equipment generated higher gross profit margins in 2001 than in 2000.

         Selling and administrative expenses. Selling and administrative expenses increased by $3.6 million, or 9%, from $39.3 million in 2000 to $42.8 million in 2001. Selling and administrative expenses as a percentage of revenue decreased from 14.9% in 2000 to 14.0% in 2001. During 2001, we recorded a $1.4 million impairment charge relating to goodwill for an acquisition made in 2000. During 2001, we successfully integrated companies acquired in prior years into our existing business, reducing administrative expenses as a percentage of revenue. We also continued to actively manage spending relating to selling and administrative expenses.

         Operating income. Operating income increased by $8.9 million, or 42.1%, from $21.1 million in 2000 to $30.0 million in 2001. This increase in operating income is directly related to increases in gross profit exceeding increases in selling and administrative expenses.

         Interest expense. Interest expense increased by $0.7 million, or 3.2%, from $22.1 million in 2000 to $22.8 million in 2001. In April, 2001, we borrowed $10.0 million under the Term B loan portion of our existing credit facility, and in May, 2001, we borrowed an additional $5.0 million under the Term B Loan facility. The proceeds of these loans were used to repay the revolving loans and for working capital needs.

         Net income (loss). Net income (loss) increased by $7.8 million from a loss of $7.2 million in 2000 to income of $0.6 million in 2001.

YEAR ENDED DECEMBER 31, 2000, AS COMPARED TO YEAR ENDED DECEMBER 31, 1999

         Revenue. Revenue increased by $45.2 million, or 20.6%, from $218.9 million in 1999 to $264.1 million in 2000. Labor revenue increased by $31.4 million, or 19.8%, from $158.5 million in 1999 to $189.9 million in 2000. Rental revenue increased by $12.4 million, or 22.7%, from $54.7 million in 1999 to $67.1 million in 2000. Revenue from all sources (labor, rental, and sales) increased from 1999 to 2000. Additional industrial work generated 51% of the increase, while 27% of the increase was related to commercial work and 22% was added from acquired companies.

         Gross profit. Gross profit increased by $13.1 million, or 27.7%, from $47.3 million in 1999 to $60.4 million in 2000. Labor gross profit (labor revenue less labor cost) increased by $6.5 million, or 23.0%, from $28.3 million in 1999 to $34.8 million in 2000. Gross profit as a percentage of revenue increased from 21.6% in 1999 to 22.9% in 2000. These increases can be attributed to higher gross profit achieved on labor revenue as well as a higher percentage of the total revenue being contributed by equipment rental revenue, which is significantly more profitable than labor revenue.

         Selling and administrative expenses. Selling and administrative expenses increased by $7.6 million, or 24.4%, from $31.6 million in 1999 to $39.3 million in 2000. Selling and administrative expenses as a percentage of revenue increased from 14.4% in 1999 to 14.9% in 2000. Selling and administrative expenses were higher in 2000 primarily due to additional expenses incurred of $2.5 million related to acquired companies, $1.0 million related to an increase in our bad debt provision and $1.6 million related to payroll expenses. We incrementally increased our bad debt provision as our revenue from commercial work increased.

         Operating income. Operating income increased by $5.4 million, or 34.3%, from $15.7 million in 1999 to $21.1 million in 2000. This increase in operating income is directly related to increases in gross profit exceeding increases in selling and administrative expenses.

         Accretion of preferred stock dividends of subsidiary. Accretion of preferred stock dividends of subsidiary represents dividends accreted on our subsidiary's 14.5% Senior Exchangeable Preferred Stock. Such dividends accrete on a compounded basis and increase the liquidation value until such time that our subsidiary is permitted to pay cash dividends.

         Interest expense. Interest expense increased by $2.9 million, or 15.3%, from $19.1 million in 1999 to $22.1 million in 2000. In March 2000, we borrowed $5.0 million against the Term B Credit Facility, and, in September 2000, we borrowed an additional $25.0 million against the Term B Credit Facility. These additional borrowings, along with the weighted-average interest rate, excluding the interest on the 7.03% subordinated note, increasing from 9.9% in 1999 to 10.2% in 2000, caused interest expense to increase.

         Net loss. Net loss decreased by $1.6 million, from an $8.7 million loss in 1999 to $7.2 million in 2000.

         LIQUIDITY AND CAPITAL RESOURCES


         We have historically utilized internal cash flow from operations and borrowings under our existing credit facility to fund our operations, capital expenditures and working capital requirements. For the years ended December 31, 2001, 2000 and 1999 and the nine months ended September 30, 2002 and 2001, cash provided by operating activities was $29.4 million, $19.5 million, $17.5 million, $34.0 million and $17.8 million, respectively.


         Historically, the principal uses of cash have been capital expenditures (primarily scaffolding) and working capital. Our capital expenditure requirements are comprised of maintenance and expansion expenditures. Our capital expenditures, net of sales of scaffolding, were $16.8 million, $29.1 million, $19.6 million, $9.3 million and $13.6 million, for the years ended December 31, 2001, 2000 and 1999 and the nine months ended September 30, 2002 and

2001, respectively. As of September 30, 2002 and 2001, we had working capital of $11.1 million and $20.5 million and cash of $2.6 million and $10.5 million, respectively.

         Net capital expenditures are expected to be approximately $14.7 million in 2002 and approximately $11 million in 2003. Net capital expenditures represent capital expenditures net of sales of scaffolding equipment.

         Net cash provided by financing activities in 2001 decreased to $0.6 million from $22.9 million for the same period in 2000 primarily from the issuance of $15.0 million of long-term debt offset by repayments of revolving loans and long-term debt. Net cash provided by (used for) financing activities in the nine months ended September 30, 2002 decreased to $(34.7) million from $3.2 million for the same period in 2001, primarily from the repayment of long-term debt. In addition to scheduled payments, we made additional payments of $24.1 million under the term debt during the nine months ended September 30, 2002.

         As of November 30, 2002, we had no outstanding borrowings under our new revolving credit facility and $39.4 million in unused borrowing capacity and $130.0 million of outstanding borrowings under our new term loan facility. In addition, as of November 30, 2002, $30.6 million of letters of credit were issued to our insurance brokers to guarantee claims paid by our insurance brokers for claims that are less than our deductible. The new revolving credit facility matures on October 16, 2008. The new term loan will have a maturity of seven years. See "Description of Other Indebtedness."

         The interest rate on each loan facility under our old credit facility was variable. During the year ended December 31, 2001, the interest rate on loans outstanding under the term loan facility was an annual dollar-weighted rate of 8.2%.

         We intend to fund our ongoing obligations from cash flow from operations and borrowings under our new $50.0 million revolving credit facility.

         Borrowings under our new revolving credit facility will be subject to certain conditions described under "Description of Other Indebtedness."

         The new term loan is subject to nominal quarterly amortization payments commencing in 2003, with the balance payable in equal installments in the final year.

         Our estimated interest payment obligations for 2003 is $27.0 million. We are required to make semi-annual interest payments on the notes in the amount of $9.0 million in April and October of every year until the notes mature in October 2012. We are also required to make quarterly interest payments on loans under our credit facility, which bears interest at a floating rate based upon
(i) the Base Rate (as defined in our credit agreement), in each case plus 2.25%, in the case of revolving loans, or 2.75%, in the case of term loans, or, at our option, (ii) the LIBOR Rate (as defined in our credit agreement) for one, two, three, six, nine or 12 months, in each case plus 3.50%, in the case of revolving loans, or 4.00%, in the case of term loans. The interest rate is subject to adjustment on a quarterly basis, based on the ratio of our consolidated debt to EBITDA. As of December 31, 2002, the interest rate on the Term B loans was 5.41%. We are not required to make interest payments on our $35.0 million, 13% Senior Subordinated Notes, as these notes are pay-in-kind notes.

         Borrowings and commitments under the credit facility will be subject to mandatory prepayment under specified circumstances, including some assets sales and issuance of equity securities and from our excess cash flow as defined in our senior secured credit facility.

         We believe that our existing working capital, borrowings available under our new revolving credit facility and internally generated funds should provide sufficient resources to support current business activities. To the extent we accelerate our growth plans, consummate acquisitions or have lower than anticipated sales or increases in expenses, we may also need to raise additional capital. In particular, increased working capital needs occur whenever we consummate acquisitions or experience strong incremental demand.

         Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control as well as factors described under "Risk Factors." We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants.

         CONTRACTUAL OBLIGATIONS

         The following is a summary of contractual cash obligations excluding interest on a pro forma basis to give effect to the Transactions as if they had occurred on September 30, 2002 (dollars in thousands):

                                                                    PAYMENTS DUE IN:
                                        ---------------------------------------------------------------------------------------
                                          TOTAL         2003         2004         2005         2006         2007     AFTER 2007
                                        ----------   ----------   ----------   ----------   ----------   ----------  ----------

Term Loan ...........................   $  130,000   $    1,300   $    1,300   $    1,300   $    1,300   $    1,300  $  123,500
Capital Leases ......................          845          845           --           --           --           --          --
Operating Leases ....................        7,745        2,725        1,820        1,314        1,010          629         247
Notes Payable .......................        1,863        1,038          660          165           --           --          --
Senior Subordinated Notes ...........      150,000           --           --           --           --      150,000     150,000
Holdings notes ......................       35,962           --           --           --           --           --      35,962
                                        ----------   ----------   ----------   ----------   ----------   ----------  ----------

Total Contractual Cash Obligations ..   $  326,415   $    5,908   $    3,780   $    2,779   $    2,310   $    1,929  $  309,709
                                        ==========   ==========   ==========   ==========   ==========   ==========  ==========




         EFFECT OF INFLATION; SEASONALITY; CYCLICALITY

         Inflation has not generally been a material factor affecting our business. Our general operating expenses, such as salaries, employee benefits and facilities costs, are subject to normal inflationary pressures.

         Our business is seasonal. End-use industries such as the refining and utility industries experience increased demand for their products during summer months. Consequently, industrial overhauls are generally scheduled during the first and fourth quarters of the year. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters. This seasonal increase in the commercial segment partially offsets the lower demand in the industrial segment during the summer months.

         Historically, the market for scaffolding services has experienced a degree of cyclicality. In particular, demand for non-residential building construction and industrial capital projects is highly cyclical. In addition, when refining products are in high demand or the price of pulp is high, refineries and pulp and paper mills often delay overhauls. Any sustained downturn in our end-markets could have a material adverse effect on our company because it will negatively impact our sales and lower our asset utilization.

         CRITICAL ACCOUNTING POLICIES

         Certain of our accounting policies as discussed below require the application of significant judgment by management in selecting the appropriate assumptions for calculating amounts to record in our financial statements. By their nature, these judgments are subject to an inherent degree of uncertainty.

         We recognize deferred income tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred income taxes also include net operating loss carryforwards primarily due to the accelerated depreciation of our scaffolding equipment. We regularly review our deferred income tax assets for recoverability and establish a valuation allowance when it is more likely than not such assets will not be recovered, taking into consideration historical net income (losses), projected future income (losses) and the expected timing of the reversals of existing temporary differences. As of December 31, 2000, we had a valuation allowance of $10.9 million. During the year ended December 31, 2001, the valuation allowance was reduced by $3.3 million, reducing our effective tax rate and total income tax expense to zero. As of December 31, 2001, we had a valuation allowance of $7.6 million. During the nine months ended September 30, 2002, the valuation allowance on deferred tax assets was reduced to $0 as we determined that it is more likely than not that all deferred tax assets would be realized based upon year-to-date operating results and anticipated operating results for future periods.

         As part of our ongoing business, we make payments for workers' compensation and health benefit claims. We have purchased insurance coverage for large claims. Our workers' compensation and health benefit liabilities are developed using actuarial methods based upon historical data for payment patterns, cost trends, utilization of healthcare services and other relevant factors. In the fourth quarter of 2001, the recorded liability was reduced by $1.2 million based on revised assumptions. While we believe our liabilities for workers' compensation and health benefit claims of $12.5 million as of December 31, 2001 and $13.3 million as of September 30, 2002 are adequate and that the judgment applied is appropriate, such estimated liabilities could differ materially from what will actually transpire in the future.

         We use the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock issued to Employees," to account for stock compensation plans. Non-cash compensation expense of $2.5 million for the nine months ended September 30, 2002 was recorded in the consolidated statements of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values of the underlying stock on the date of the grant. Estimated fair values were determined by using the valuation inherent in our sale to JPMP as this transaction provides independent third-party evidence of the fair value of the underlying stock. For periods prior to 2002, the fair value of the underlying stock was determined by our board of directors based upon a multiple of EBITDA, as this provided the best available evidence at that time.

         NEW ACCOUNTING STANDARDS

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. We adopted SFAS No. 141 for our December 2001 acquisition.

         SFAS No. 142 was implemented by us on January 1, 2002. Under SFAS No. 142, goodwill is no longer subject to amortization over its useful life; rather, it is subject to at least annual assessments of impairment. Goodwill amortization for the year ended December 31, 2001 was $2.8 million, inclusive of an impairment charge of $1.4 million. We have completed the required transitional impairment test as of January 1, 2002, and in doing so have determined that goodwill is not impaired.

         Under SFAS No. 143, "Accounting for Asset Retirement Obligations," the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by us on January 1, 2002 with no material impact on our financial statements.

         In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by us on January 1, 2002 with no material impact on our financial statements.

         In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 will be adopted by us beginning January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which will be adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 will not have a material impact on our condensed financial statements.

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity. SFAS No. 146 also established that fair value be the objective for initial measurement of the liability. SFAS No. 146 will be adopted by us for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on our consolidated financial statements.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FASB Interpretation 45 will be implemented in the fourth quarter 2002. Adoption of FASB Interpretation will not have a material impact on the consolidated financial statements of the Company.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

         On January 7, 2003, the Board of Directors of Holdings authorized the engagement of Ernst & Young LLP ("E&Y") to serve as Holdings' independent public accountants for the fiscal year ending December 31, 2002. KPMG LLP ("KPMG") had been engaged as Holdings' independent public accountant for the most recent fiscal year until their resignation on December 18, 2002.

         None of KPMG's reports on Holdings' consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two most recent fiscal years of Holdings ended December 31, 2001 and December 31, 2000, and the subsequent interim period, there were no disagreements between Holdings and KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2001 and December 31, 2000 or within the subsequent interim period.

         During Holdings' most recent fiscal years and the subsequent interim period, Holdings did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(1)(iv) of Regulation S-K.

                                    BUSINESS

OUR COMPANY

         We are the largest North American provider of scaffolding services. We believe we have the number one market share position in the industrial scaffolding segment and the number three market share position in the commercial scaffolding segment. Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls, or turnarounds, and capital projects related to capacity additions and regulatory compliance. We provide our industrial services principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our commercial scaffolding segment primarily serves the non-residential building construction and renovation markets. We provide our customers turnkey services, including skilled labor for the erection and dismantlement of scaffolding, equipment rental and scaffolding design services and the sale of scaffolding equipment. We deliver our services through an extensive field service organization consisting of approximately 2,500 team members (increasing to 5,000 during peak periods) in 42 service centers located throughout the United States and Puerto Rico and two in Canada. We believe our operating platform is the largest and most comprehensive in the scaffolding industry, and that it allows us to provide reliable, efficient, safe and cost effective scaffolding services to our customers. Between 1997 and 2001, we generated compounded annual growth in revenue and EBITDA of 17% and 27%, respectively.

         Approximately 54% of our 2001 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts, with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under these contracts. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects are priced either on a time and material basis or on a per-unit basis. Overhauls, which are necessary to maintain the safety and efficiency of most industrial facilities, are typically performed every one to four years depending on the industry and the type of overhaul performed. We believe that the necessity for ongoing maintenance and periodic overhauls provides us with a stable, recurring revenue base. Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Fixed unit-price contracts, which offer customers a fixed price for either discrete units of scaffolding or an entire project, generally enable us to achieve higher gross margins because of our ability to manage costs and maximize inventory utilization while offering our customers lower prices for our services. Between 1997 and 2001, revenue attributable to fixed unit-price contracts increased from 16% to 36% of our total revenue.

         Our customers include major integrated oil companies, independent refiners, large chemical and petrochemical companies, electric utilities, pulp and paper producers and large engineering and construction firms. Our largest industrial customers based on revenue to us include ExxonMobil, Shell Oil, Tosco, Valero Energy and Raytheon. The average length of relationship with our top ten industrial customers based on revenue to us is approximately 16 years, and we have conducted business with our largest industrial customer, ExxonMobil, since 1978. Our commercial customers consist primarily of regional construction contractors located throughout the United States and Canada.

COMPETITIVE STRENGTHS

         We believe we are distinguished by the following competitive strengths:

         o Industry Leader. We are the market share leader in the highly fragmented but consolidating domestic scaffolding services industry. We believe we maintain the number one market share position in the $1 billion industrial scaffolding segment, capturing approximately 24% of the revenue generated in this segment, which we estimate is more than twice that of our next closest competitor. We believe we also maintain the number three market share position in the $900 million commercial scaffolding segment. Our national scale and leading market position provides us the ability to offer national coverage to large customers, spread our costs over a larger revenue base, achieve higher asset utilization rates and obtain purchasing leverage with our suppliers.

                  Combined with our reputation for reliability, efficiency and safety, this gives us significant advantages over our competitors.

         o Superior Infrastructure and Resources. We have one of the broadest geographic coverages for the scaffolding market in the United States, with 42 service centers located in major industrial markets throughout the United States and Puerto Rico, as well as two service centers in Canada. We believe we own the largest inventory of scaffolding equipment and employ the largest, most skilled pool of trained scaffold builders in the industry. In addition, we have developed proprietary management information systems that have been designed to optimize the amount of scaffolding required for a project and maximize labor efficiency. This operating platform has enabled us to achieve a 74% asset utilization rate (based on the ratio of units in service to total units) during the first nine months of 2002, which we believe is among the highest in the industry. In addition, our infrastructure and resources enable us to deliver quality customer services such as engineering, custom-pricing and rapid response to both regional and multi-site national customers.

         o        Consistent and Predictable Cash Flow from Long-Term Contracts.
                  We generate stable and growing cash flow from multi-year contracts for ongoing maintenance and periodic overhaul services with large, financially stable customers. We have been very successful in renewing existing customer contracts due to our longstanding customer relationships. Approximately 30% of our contracts come up for renewal each year, and we estimate that our renewal rate is in excess of 95%.

         o Industry-Leading Safety Record. One of the most important criteria customers use in selecting their scaffolding provider is the provider's safety record. We are generally recognized as an industry leader in safety. OSHA frequently seeks input from us on establishing safety criteria and regulations for the scaffolding and construction industries and has adopted some of our safety initiatives. Our safety program, which we believe is the most comprehensive in the industry, is uniformly administered throughout our company and has produced what we believe to be the lowest accident rate in the industry. In 2001, we set a safety record by achieving a Total OSHA Recordables rate, or TOR, which is a nationally recognized measure of accidents and injuries, of 0.92. Our superior safety record has resulted in lower insurance costs and other accident-related expenses for us and our customers and has placed us in preferred status with existing and potential customers.

         o Experienced Management Team with Proven Track Record. We have an experienced management team that has demonstrated its ability to grow revenue and profitability while maintaining the quality and reliability of our scaffolding services. Our senior management team has an average of 26 years of professional experience. At the division level, our management team has an average of 13 years of experience with our company. Management continuity, which is particularly important due to the local nature of our business, has helped us achieve and maintain our high contract renewal rate. Since 1997, our management team has expanded our customer base and geographic reach primarily through greenfield startups and acquisitions, grown the number of long-term customer contracts under management, introduced new simplified pricing mechanisms that lower costs for us and our customers and implemented a low-cost procurement program. From 1997 through 2001, revenue increased at a compounded annual growth rate of 17% and EBITDA increased at a compounded annual growth rate of 27%.

BUSINESS STRATEGY

         o We have developed a business strategy that we believe will enable us to profitably increase future revenue and cash flow. The key components of this strategy are:

         o Capture Additional Long-Term Customer Contracts. We believe we hold more local, regional and national long-term maintenance contracts than any of our competitors, and we intend to aggressively pursue more of these contracts. Long-term maintenance contracts have been a core driver of our revenue growth during the past five years. These contracts are important elements of our profitability and market leadership in the scaffolding industry because they provide (1) predictable work that generates consistent cash flow, (2) ongoing work that allows us to retain the most capable scaffold builders, (3) cost efficiencies through familiarity with customer plants and (4) additional revenue opportunities to provide scaffolding services for other overhauls and capital projects with our existing customers.

         o Grow Revenue From Fixed Unit-Price Contracts. We are frequently awarded business due to our ability to offer fixed unit-price contracts, and we will continue to pursue more fixed unit-price contracts with our customers. We use our proprietary BrandEZ(TM)pricing system and other estimating tools to guarantee set prices for either discrete units of scaffolding equipment or an entire project. This pricing system has enabled us to achieve higher gross margins as well as lower costs for our customers because of our ability to manage costs and maximize inventory utilization. This system has provided us with an advantage over our competitors who may not understand their cost structure as well as we understand ours and may be unwilling to provide fixed unit-price contracts. As an example of our success with fixed unit-price contracts, we recently were awarded a national multi-site contract by Shell Oil, increasing the sites serviced from 6 to 11, after we successfully lowered their costs at existing sites with fixed unit-price contracts.

         o Continue Geographic Expansion Through Greenfield Startups. We believe a key aspect of attracting and retaining scaffolding customers is having a physical presence in those markets requiring scaffolding services. Since 1997, we opened 11 new facilities in markets that we had not previously serviced. These expansions required minimal amounts of initial capital expenditures and represented low-cost opportunities to increase both our sales and market share. We expect to continue with this strategy in the future on an opportunistic basis, primarily to improve our ability to service the commercial scaffolding market.

         o Continue to Expand Our Commercial Scaffolding Operations. We intend to use our existing scaffolding services platform to expand our position in the highly fragmented commercial market. We believe that the recent trend to outsource scaffolding needs, along with our longstanding customer relationships, extensive equipment resources, significant labor capacity and industry-leading safety record, will continue to enable us to gain market share. We will continue to target large-scale new construction and renovation projects involving irregular-shaped structures that require relatively complex scaffolding.

         o Pursue Complementary Acquisitions. From 1997 to 2001, we completed nine strategic acquisitions. We intend to continue to pursue complementary acquisitions where significant consolidation savings and economies of scale can be achieved. The scaffolding industry is characterized by single-office or regional companies, many of which are undercapitalized and have limited scaffolding inventories. We intend to focus our acquisition strategy on companies that have an expertise in a certain industry or scaffolding applications.

INDUSTRY OVERVIEW

         The scaffolding industry provides services to the industrial market and the commercial market, each of which requires different types of scaffolding equipment and levels of expertise. Industrial applications generally require system scaffolding, which is capable of conforming to irregular-shaped structures and requires a higher level of skill to erect and dismantle. Commercial applications generally require frame-and-brace scaffolding, which is less versatile and requires a lower level of expertise to erect and dismantle.

         INDUSTRIAL MARKET

         The North American industrial scaffolding market is an approximately $1 billion market, serviced predominantly by scaffolding specialists such as our company. We estimate that, in 2001, the top five scaffolding specialists serviced almost 60% of the total industrial scaffolding market. The remaining 40% of the market is highly fragmented. Industrial customers use scaffolding for ongoing maintenance, periodic overhauls and capital projects. Since overhauls and capital projects may require the complete shutdown of a facility (which results in the loss of substantial revenue per day), speed and reliability are key customer considerations. Safety is another important consideration for industrial customers as scaffolding contractor accident incidents are counted against a facility's safety record and may cause increases for the facility owner in both insurance premiums and scrutiny by the Occupational Safety and Health Administration, or OSHA.

         Maintenance work for industrial customers consists of frequent minor renovations to maintain a plant's continuous operational status. Overhauls are scheduled major maintenance projects that require the complete shutdown of a facility in order to repair or upgrade industrial facilities. Maintenance and overhauls generate consistent and predictable cash flow for scaffolding companies because plant operators must perform maintenance and overhauls on a regular basis to ensure the safe and continuous operation of their plants. The timing of capital projects is less certain because industrial companies' cash flows and, therefore, their capital expenditures depend significantly on the state of the economy.

         Scaffolding companies typically are retained for maintenance work pursuant to long-term contracts. Daily maintenance work requires a scaffolding company to store equipment inside a plant, and, depending on the size of the facility, maintenance projects require a crew of five to 400 scaffold builders. Companies generally award capital project contracts through a competitive bid process, and they plan and finance capital projects in advance.

         One of the measures of the quality of a scaffolding service company in the industrial segment is the number of long-term contracts that it holds. Long-term maintenance contracts are important for two reasons. First, they provide an ongoing flow of work, which generates consistent cash flow and a steady work environment for the most capable scaffold builders. Second, long-term contracts allow the maintenance contract holder to gain familiarity with the work process and to eliminate many non-value-added costs. Over time, the holder of the maintenance contract is typically well-positioned to expand the scope of the contract to include all work in the plant.

         The industrial market consists of, primarily, the refinery, chemical and petrochemical, electric utility and pulp and paper industries:
         Refinery Industry. We believe the refining industry is the largest industrial user of scaffolding services, accounting for approximately 34% of the total industrial scaffolding market. Refineries typically use scaffolding services to perform ongoing maintenance, periodic overhauls and capital projects.

         Maintenance work is typically performed under long-term contracts, which can generate between $1.5 million and $4.5 million in annual revenue, depending on the size of the refinery and the scope of the contract. Plants typically establish periodic overhaul cycles, which are generally spread out over a two- to four-year period. Although the annual revenue opportunity varies from year to year based on overhaul activity over the life of the contract, such types of long-term contracts allow scaffolding companies to generate consistent and predictable cash flow over the life of each contract. Scaffolding revenue from a refinery overhaul can range from $750,000 to $6 million, depending upon the work scope and the size of the refinery. Capital work to support capital projects is normally bid out separately, though the incumbent provider of maintenance services is typically at an advantage in the bidding process.

         Refineries have recently increased their level of capital spending significantly to respond to two government-driven initiatives: (1) the 1990 Clean Air Act, or the Act, which requires that refineries remove 90% of the existing sulfur content from gasoline by 2004 and from diesel fuel by 2006; and
(2) the federal government's initiative to reduce domestic dependence on imported refined petroleum products. According to Industrial Information Resources, Inc., refineries will spend an average of $9 billion per year from 2001 through 2004 to comply with the Act. This estimate compares favorably to the $4 billion average in capital spending that refinery operators have committed during the 1998 to 2000 period. Based on our experience with emissions control projects, we estimate that this higher level of capital spending will result in a scaffolding opportunity that will exceed $90 million annually, or 1%, of refinery expenditures by 2004.

         Chemical and Petrochemical Industry. We believe the chemical and petrochemical industry accounts for approximately 24% of the total industrial scaffolding market. Chemical plants are usually made up of large, irregular-shaped structures, and accessing those structures requires versatile scaffolding and a highly skilled labor force. Maintenance and construction projects provide ongoing work for the scaffolding services industry. Chemical companies must perform overhauls more frequently than refineries because of the higher levels of pressure and corrosion in chemical plants. Accordingly, chemical plants typically perform overhauls every 12 months.

         Utility Industry. We believe the utility industry represents approximately 24% of the total industrial scaffolding market. Utilities use scaffolding services on an ongoing basis for boiler outages and, to a lesser extent, plant maintenance as well as capital projects and new plant construction. Utilities must regularly schedule maintenance and boiler outages to ensure the safe operation of the plant. Boiler outages generally occur every year and typically generate $75,000 to $200,000 of scaffolding revenue.

         The scaffolding industry has recently benefited from a significant increase in new plant construction. Utilities added approximately 50,000 megawatts of generation capacity in 2001, or more than four times as much capacity as that added during any year in the 1990s, and are constructing an expected 70,000 megawatts of additional capacity in 2002. In addition to providing new construction revenue opportunities, these capacity additions are expected to increase maintenance, overhaul and expansion opportunities for scaffolding companies.

         Utilities are also in the process of either committing to significant modifications to existing plants or constructing new gas-fired power plants to comply with increasingly restrictive environmental standards such as reduced nitric oxide emission requirements under the Act. Management estimates that operators of coal-fired plants will spend approximately $2.5 billion through 2005 to meet new nitric oxide emissions standards. The scaffolding industry will be the beneficiary of a portion of this capital spending.

         The scaffolding industry may also benefit from environmental initiatives to reduce sulfuric oxide emissions. Utility companies face increasing pressure to reduce sulfuric oxide emissions from coal-fired electrical generation plants. Management estimates that the reduction of sulfuric oxide emissions could cost the utility industry up to $7 billion between 2004 and 2010, which would generate significant revenue opportunities for the scaffolding industry.

         Pulp and Paper Industry. We believe the pulp and paper industry represents approximately 9% of the total industrial scaffolding market. Pulp and paper companies utilize scaffolding services to provide access to mills to perform boiler outages, capital projects and, to a lesser extent, plant maintenance. Pulp and paper customers schedule boiler overhauls approximately every year. In 2002 and 2003, domestic pulp and paper companies are projected to add capacity at a rate of 0.7% per year, according to an American Forest & Paper Association survey. Projected expansion, combined with historical expansion, provides ongoing maintenance and capital opportunities for scaffolding companies.

         COMMERCIAL MARKET

         The North American commercial scaffolding market is an approximately $900 million market primarily consisting of scaffolding services for non-residential building construction and renovation projects. Commercial applications are generally characterized by regular-shaped structures with few contoured or angled surfaces. Due to these simple shapes, commercial jobs generally utilize frame-and-brace scaffolding, a less versatile type of equipment that is not suited to industrial applications. In addition, commercial scaffolding requires a less skilled work force and has historically been less focused on safety issues. As a result, many contractors have in the past chosen to utilize in-house scaffolding services, and the balance of the market has historically been highly fragmented with low barriers to entry. During the last five years, however, contractors have increasingly outsourced their scaffolding needs, primarily due to greater scrutiny by OSHA on commercial job sites, labor shortages and an increase in relatively more complex renovation activity. While scaffolding providers have historically only provided scaffolding equipment, as outsourcing has increased, contractors have increasingly sought scaffold providers who provide both equipment and labor. In determining to outsource their scaffolding needs, contractors generally choose a scaffold provider based on reputation, customer service, safety, price, speed and reliability.

         Non-Residential Building Construction. Non-residential building construction has grown 16% since 1990 with a modest decline in 2001. Non-residential building construction companies use scaffolding to provide their construction and maintenance personnel with safe, efficient platforms that allow them to perform masonry work and apply stucco, drywall and paint. Total non-residential building construction is projected to increase moderately through 2004, rising a little more slowly than the average growth in gross domestic product.

         Commercial scaffolding companies with large and skilled labor forces are likely to increase their share of commercial scaffolding work as a result of ongoing labor shortages that have limited the ability of some construction companies to meet demand. Labor shortages in the construction industry are most acute in the unskilled labor categories, which includes scaffolding. As a result, many of the contractors that traditionally erected their own scaffolding now outsource the erection and dismantling portions of the projects.

         Renovation. We believe renovation is growing as a percentage of total non-residential building construction spending. Traditionally, renovations have represented approximately 40% of non-residential building spending. Beginning in the early 1990s, renovation opportunities increased along with the average age of existing buildings. In 2000 and 2001, renovation projects represented a larger percentage of our commercial revenue than new construction projects.

EQUIPMENT RENTAL

         We believe we own the largest inventory of scaffolding equipment in the United States. As of September 30, 2002, our scaffolding was valued at more than $190 million at the U.S. replacement cost. This equipment is strategically located at our 44 service centers as well as approximately 100 customer sites.

         To track and maximize equipment utilization while minimizing freight costs, we utilize our proprietary BrandNowsm software. Our team members can access BrandNowsm through the Brand WAN communications backbone, which is available from any of our 44 service centers as well as approximately 30 of our larger customer equipment storage locations. BrandNowsm provides on-line access to our total inventory, including availability, estimated freight costs and recommended customer pricing. BrandNowsm enables on-time delivery at the lowest possible freight cost by assessing various criteria including distance, freight lanes and equipment location. To further reduce costs, team members can utilize the BrandNetsm software element of the Brand Business Process to quickly perform several "what if" scenarios, which compare the cost of using locally available scaffolding components to the cost of shipping the specified scaffolding component.

EQUIPMENT TYPES

         The domestic scaffolding industry utilizes three basic types of scaffolding equipment, and we maintain a large fleet of all three types. The type of scaffolding that is specified for a given structure depends on a number of factors, including the shape of the structure, the complexity of the scaffolding design, the height of the scaffolding and the wind and weight loads it must support. When renting equipment, an additional variable is the customers' familiarity with, and preference for, a particular type of scaffolding.

         SYSTEM SCAFFOLDING

         System scaffolding (also known as modular scaffolding) consists of interlocking horizontal, vertical and platform pieces. System scaffolding is very versatile because our pieces can be connected in a variety of ways to conform to contours. System scaffolding is particularly well-suited for industrial applications, which typically include a labyrinth of pipes, valves and other protruding structures around which the scaffolding must be erected.

         We believe we maintain the industry's largest inventory of system scaffolding, and our standardized approach to procurement leads to higher equipment utilization rates, lower freight costs and lower procurement costs. Since 1997, we have standardized all of our system scaffolding purchases on cup-type scaffolding, which has the lowest cost to manufacture and to maintain. Cup-type scaffolding is also the strongest system scaffolding available, which means it requires fewer pieces to support a given load.

         Beginning in 2000, we implemented a procurement process that shifted approximately 70% of our capital spending to several offshore manufacturers. To assure high levels of quality, we have contracted with several factories to manufacture scaffolding exclusively for us. In addition, all of our products are built to our specifications, which are certified, both upon release by the factory and upon receipt by us. After implementing this direct procurement strategy, we have reduced our equipment procurement costs by 40% on an equivalent SKU basis. This cost reduction has substantially reduced the capital intensity required to support our growth and has allowed us to compete in the market for the sale of scaffolding equipment.

         TUBE-AND-CLAMP SCAFFOLDING

         Tube-and-clamp scaffolding (also known as tube-and-coupler scaffolding) is the predecessor technology to system scaffolding. Because of its versatility, it is still used in conjunction with system scaffolding on complex structures. The major drawback to tube-and-clamp scaffolding is that it includes a series of separate pieces that must be bolted together. For this reason, tube-and-clamp scaffolding is more labor intensive to assemble and is typically used only to augment system scaffolding.

         FRAME-AND-BRACE SCAFFOLDING

         Frame-and-brace scaffolding consists of pre-constructed pieces of vertical panels, supported by diagonal bracing, with the horizontal platform typically consisting of wood planks. Frame-and-brace scaffolding is typically used on commercial projects. While it is less labor-intensive to erect than system scaffolding, frame-and-brace is less versatile and therefore more limited in its application.

EQUIPMENT SALES

         Traditionally, equipment sales have represented less than 4% of our total revenue. Typically, this revenue has largely represented reimbursements from rental customers for lost or damaged equipment. Although our nationwide network of service centers and our well-known brand name suggest that equipment sales would represent a natural revenue generation opportunity, traditionally we did not participate in this market, which is estimated to be $200 million per annum in the United States. We historically did not meaningfully participate in this market because our procurement costs did not allow us to compete with our equipment vendors for these sales opportunities.

         We eliminated this impediment when we implemented our offshore procurement strategy, which allows us to compete with manufacturers for sales to competitors, contractors and plant owners. In addition to generating attractive gross profit margins, the increased volume allows us to lower our procurement costs. Our equipment sales strategy has enhanced relationships with several contractors that prefer to own a portion of their total scaffolding equipment needs. This relationship better positions us to capture future equipment rentals because these customers prefer to rent the same type of scaffolding as they own.

         We also sell scaffolding from our existing fleet, which allows us to "refresh" our inventory with new equipment and to rebalance the regional mix of our equipment.

SKYVIEW SPECIALTY LABOR SERVICES

         We established Skyview in 1999 to provide labor exclusively to us to improve our ability to recruit scaffold builders. Within a year, our customers began to express an interest in obtaining their temporary labor needs through Skyview. Shortly thereafter, commercial relationships were established with a number of our customers for the supply of temporary labor.

         In 2001, we decided to formally expand the Skyview franchise to compete in the $14.8 billion U.S. market for temporary industrial staffing. We based this decision on several observations:

         o The skill sets required to be successful in the temporary supply of labor to the construction industry are similar to those required to supply our ongoing need for qualified specialized labor to the scaffolding market. Therefore, the expansion of our franchise into this area generates incremental revenue and EBITDA while covering required overhead costs.

         o Because the construction industry is seasonal, many of our customers experience the same expansions and contractions in their labor force as we do. With Skyview, we are well-positioned to expand our product offering to these customers by supplying qualified team members on short notice.

         o Skyview provides us with an expanded work opportunity for our team members that increases the longevity of their service, lowers the cost of their training and lowers the cost of unemployment compensation. Also, Skyview provides us with an opportunity to evaluate new hires and allow the best to join our core team.

         o Skyview services require almost no capital support. Therefore, EBITDA generated from Skyview revenue increases our free cash flow.

         Currently, Skyview operates out of four locations in Texas and Louisiana. In 2001, Skyview represented 1% of total revenue.

SALES AND MARKETING

         Like most industrial service business models, we rely on a team approach to sell our services into the marketplace. A broad cross-section of our team participates in the selling function, including many team members who do not hold a sales title. In addition to a team of 44 full-time sales team members, our operating managers also represent us to our customer base. Depending upon the position, certain team members spend between 30% to 80% of their time on the sales and marketing activities.

         Because the scaffolding business is largely a local business, the majority of our sales efforts is focused at each of our 44 service centers. These efforts include the identification and pursuit of target accounts, estimating and bidding on projects, closing sales and coordinating the initial work relationship with our broader operating team. Assisting the sales team members are account operations managers, project managers, construction managers and division managers, who all participate in the sales process to assure a coordinated appearance to the customer.

         Local selling successes often lead to regional sales opportunities. Regional Sales Managers assist Division Managers and the Regional Operating Vice Presidents, or ROVPs, in the coordination of these opportunities and also work together to identify and pursue national contract opportunities.

         Finally, a national marketing effort supports ROVPs and Regional Sales Managers in the pursuit of targeted customers. For example, in 2000, the ROVPs were charged with the pursuit of new construction work opportunities within the refining and electric utility sectors, utilizing, expanding and updating a comprehensive database that was developed for this purpose. As a result of this integrated ongoing selling effort, we have succeeded in expanding single-site contracts into regional contracts and regional contracts into national contracts.

CUSTOMERS

         Our primary customers include large oil refineries and petrochemical plants. Our top ten customers accounted for approximately 36% of 2001 revenue. Our ten largest customers, measured by our 2001 revenue, were ExxonMobil, Shell Oil, Tosco, Valero Energy, Raytheon, Equilon, Petro Canada, Alstom, Sun Oil and Detroit Edison. ExxonMobil, our largest customer, accounted for approximately 11% of our 2001 revenue. We have contractual relationships with all of our primary customers. Each of these contracts contains terms and conditions specific to each customer and are cancelable by either party with 30-day written notification. Because the contracts are entered into on a project-by-project basis and typically have a defined scope of work, they do not have minimum purchase requirements. The percentage of our total revenue accounted for by each customer varies from year to year.

MANAGEMENT INFORMATION SYSTEMS

         Our management information system provides centralized support for our 44 service centers, utilizing a highly efficient, state-of-the-art client server hierarchy. The platform utilizes the most efficient NT server hardware in the industry, with an online telecommunication backbone that connects more than 400 users at 75 sites throughout our operating network, including a number of customer locations. We own and maintain all of our software, which is distributed with 12 Windows NT servers that utilize a Microsoft database. This system provides the technical engine for running all of our operating, financial and administration processes. We believe our MIS infrastructure can support a revenue base of up to $1 billion.

EMPLOYEES

         As of September 30, 2002, we had approximately 4,800 employees, approximately 1,100 of whom were union employees. The number of employees can range from 2,500 to 5,000 during peak periods. We maintain both union and non-union workforces to meet the demands of our customers. We primarily contract with the local offices of the Carpenters Union and the Laborers Union. We have not experienced any work stoppages and we believe that we have good relationships with both unions and with our employees generally.

FACILITIES


         We operate facilities in 46 locations (45 service centers and 1 headquarters location). We maintain a substantial inventory of scaffolding at 44 service centers as well as at customer sites throughout the United States, Puerto Rico and Canada. Our facilities are concentrated near our customers to minimize transportation costs, to shorten lead times and to strengthen oversight and project management abilities. We own two locations in Canada, two in Texas, one in Alabama and one in Louisiana. We lease the remaining 39 facilities as well as one site used for our corporate headquarters located in Chesterfield, Missouri. Our facilities typically include a small office, warehouse and yard and range in size from 2,000 to 40,000 square feet under roof with yards from half an acre to more than nine acres. Our headquarters are located in a 9,500 square foot facility in Chesterfield, Missouri.


COMPETITION

         Our primary competitors are Safway Steel Products, Patent Construction Systems, Aluma Systems (USA), Inc. and United Scaffolding. Most of these companies compete in both the industrial and commercial segments, although segment focus varies widely by company. In addition to these national companies, we compete with several regional providers and with many local scaffolding companies. A significant number of engineering and construction companies also compete in the scaffolding services industry by offering scaffolding along with their construction services. These engineering and construction firms are also customers to the scaffolding providers because they typically choose to contract out the larger and more complex scaffolding projects.

INSURANCE

         To protect ourselves against casualty and liability risks, we maintain an insurance program. Our deductibles are $500,000 per incident for general liability and workers' compensation liability and $350,000 for automobile liability. In addition, we maintain a one-time annual deductible of $500,000 for each of general liability and workers' compensation liability insurance coverages. We maintain outside insurance for such liability in excess of these deductibles. In 2001, out of $8.3 million of insurance expenses, $6.0 million were claims handling costs and payments made on claims below such deductible limits and $2.3 million were premium payments. We maintain specialty insurance coverage for directors' and officers' liability, commercial crime, architects' and engineers' liability and an umbrella liability through several insurers.

LEGAL AND ENVIRONMENTAL MATTERS

         We are a party to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to our operations. In our opinion, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

                                THE TRANSACTIONS

OVERVIEW

         On October 16, 2002, DLJ Brand Holdings, Inc. ("DLJ Brand") merged with Brand Acquisition Corp., which is a wholly-owned subsidiary of Brand Holdings, LLC ("Brand Holdings"), both of which are controlled by J.P. Morgan Partners, LLC ("JPMP"). The total amount of consideration paid in the merger, including amounts related to the repayment of indebtedness, the redemption of the outstanding preferred stock and the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The following events occurred in connection with the Acquisition:

         o an investment in Brand Holdings made by affiliates of JPMP and other equity investors, including $6.7 million of rollover equity, totaling $220 million;

         o the merger of Brand Acquisition Corp. into DLJ Brand, with DLJ Brand as the surviving corporation; DLJ Brand was renamed Brand Intermediate Holdings, Inc. after the Acquisition;

         o our borrowing of $130 million in term loans under a new credit facility and the repayment of our old credit facility. The new credit facility includes a $50 million revolving credit facility, and a $20 million letter of credit facility;

         o our tender offer and consent solicitation for all $130 million aggregate principal amount of our old 10 1/4% Senior Notes due 2008;

         o our repurchase of $14.5 million aggregate principal amount of our old 7.03% subordinated note;

         o our redemption of the $62.4 million aggregate liquidation preference of our existing 14.5% Senior Exchangeable Preferred Stock due 2008;

         o an issuance to JPMP and certain selling stockholders of DLJ Brand by Holdings of $35 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013 and by Brand Holdings of warrants to purchase its common equity interests.

         The closing of the Acquisition occurred on October 16, 2002. At the closing, the stockholders of DLJ Brand transferred ownership of DLJ Brand to Brand Holdings, and DLJ Brand was renamed Brand Intermediate Holdings, Inc. In connection with the consummation of the Transactions, JPMP received a financial advisory fee.

TRANSACTION CONSIDERATION

         INITIAL TRANSACTION CONSIDERATION

         In exchange for transferring ownership of DLJ Brand to Brand Holdings, the stockholders of DLJ Brand received an amount in cash equal to $524.4 million less the following amounts:

         o the aggregate amount payable to holders of our 14.5% Senior Exchangeable Preferred Stock due 2008 in connection with the redemption of all outstanding shares of the preferred stock following the closing of the Acquisition;

         o the aggregate amount of all funded indebtedness and accrued interest of DLJ Brand and its subsidiaries immediately prior to the closing of the Acquisition;

         o all fees, expenses and other obligations payable by DLJ Brand or any of its subsidiaries in connection with the Acquisition;

         o $17 million to be deposited into escrow by Brand Holdings or Holdings at the closing of the Acquisition in order to support the potential post-closing adjustments to the consideration payable under the Merger Agreement and the potential indemnification obligations of the DLJ Brand stockholders, in each case as outlined below; and

         o        certain other customary deductions.

         ADJUSTMENTS TO CONSIDERATION

         The consideration payable to the DLJ Brand stockholders in connection with the Acquisition may be increased or decreased based on the net working capital of DLJ Brand Holdings and its subsidiaries as of the closing of the Acquisition relative to the target agreed to by the parties under the merger agreement. If the actual amount of net working capital as of the closing of the Acquisition is more than 15% above the target amount, the consideration payable to the DLJ Brand stockholders will be increased, dollar for dollar, by the amount of the difference between the actual and targeted net working capital. If the actual amount of net working capital as of the closing of the Acquisition is more than 15% below the target amount, the consideration payable to the DLJ Brand stockholders will be decreased, dollar for dollar, by the amount of the difference between the actual and targeted amounts.

         The final determination of net working capital as of the closing of the Acquisition is in the process of being made by the parties. In order to support the potential post-closing increase or decrease in the consideration payable in connection with the Acquisition, Holdings or Brand Holdings deposited $4.0 million into escrow at the closing of the Acquisition, which amount will be paid to the DLJ Brand stockholders or returned to Holdings in accordance with the amount, if any, and the direction of the working capital purchase price adjustment. We do not anticipate that there will be a working capital adjustment under these provisions and, if no such adjustment is made, $2.0 million will be released from escrow to the DLJ Brand stockholders and $2.0 million will be released to Holdings or its designee.

INDEMNIFICATION OBLIGATIONS

         In connection with the Acquisition, DLJ Brand and certain DLJ Brand stockholders, on the one hand, and Holdings and Brand Holdings, on the other hand, have made standard representations, warranties and covenants to each other.

         DLJ Brand stockholders have indemnified Holdings and Brand Holdings for certain specified matters and would be liable for damages in the event of a breach of any representation, warranty or covenant made by DLJ Brand or such DLJ Brand stockholders, other than de minimis damages. Holdings has indemnified DLJ Brand stockholders for certain specified matters and would be liable for damages in the event of a breach of any representation, warranty or covenant made by Holdings or Brand Holdings, other than de minimis damages.

         Generally, most claims for indemnification must be brought within one year following the closing of the Acquisition, while claims relating to certain specific representations by the DLJ Stockholders who are party to the merger agreement are subject to longer time limits.

         Neither the DLJ Brand Stockholders, on the one hand, or Holdings, on the other hand, will generally be liable for damages in respect of its (or the Company's or Brand Holdings', as the case may be) breach of any representation, warranty or covenant unless the aggregate amount of damages in respect of such breaches exceeds $1.5 million. Neither the DLJ Brand stockholders nor Holdings or Brand Holdings will generally be liable for any damages in respect of breaches of any representation, warranty or covenant that exceed $15.0 million in the aggregate.

         In order to support the indemnification obligations of the DLJ Brand stockholders following the closing of the Acquisition, Holdings or Brand Holdings will deposit $15.0 million into escrow at the closing of the Acquisition. This amount, less any amounts paid or payable to Holdings or Brand Holdings in connection with outstanding indemnification claims, will be released to the DLJ Brand stockholders one year following the closing of the Acquisition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         After giving effect to the Transactions, Brand Services' directors and executive officers, their positions and ages will be as set forth below. Each director and officer will hold office until a successor is elected and qualified or until his earlier death, resignation or removal.

NAME                             AGE                    POSITION AND OFFICES
----                             ---                    --------------------
John M. Monter.................  55   Chairman, Chief Executive Officer, President and Director
Jeffrey W. Peterson............  44   Chief Financial Officer and Vice President, Finance
Raymond L. Edwards.............  49   Vice President, Operations Support and Secretary
Scott M. Robinson..............  55   Vice President, Business Development
Guy S. Huelat..................  41   Vice President, Operations-Southwest Region
David R. Cichy.................  51   Vice President, Operations-Northern Region
James "Marty" McGee............  46   Vice President, Operations-Southeast Region
Arnold L. Chavkin..............  51   Director
Christopher C. Behrens.........  41   Director
Sean E. Epps...................  33   Director

         John M. Monter has served as our Chief Executive Officer, President and one of our directors since 1996. Mr. Monter has served as our Chairman of the Board since April 2001. Prior to joining our company, he held a variety of corporate and operating assignments at Cooper Industries, Inc., an electrical products and tools and hardware manufacturer, where he began his career in 1977. Mr. Monter was President of the Bussmann Division of Cooper, which manufactures electrical overcurrent fuses, from 1992 to 1996. Mr. Monter has been a director of Belden, Inc. since May 2000. Mr. Monter holds a B.S. from Kent State University and an M.B.A. from the University of Chicago.

         Jeffrey W. Peterson has served as our Chief Financial Officer and Vice President, Finance since April 2001. From 1992 to April 2001, he was our Corporate Controller and Region Controller. Mr. Peterson held the position of Division Controller over various divisions of Waste Management, Inc., a waste services provider, from 1987 to 1992. He began his career in public accounting with the firms of Coopers and Lybrand and Peat Marwick, Mitchell and Company. Mr. Peterson earned a B.S. from Brigham Young University and is a Certified Public Accountant.

         Raymond L. Edwards has served as our Vice President, Administration and Secretary since November 1996. Prior to joining us, he held a variety of management positions, most recently, with Cooper Industries, Inc., from 1984 to 1996, including Vice President, Human Resources from 1990 to 1996. Mr. Edwards received a B.S. and an M.P.A. from the University of Colorado.

         Guy S. Huelat has been our Vice President, Resource Management since January 1997. Prior to joining us, Mr. Huelat was a Plant Manager from 1989 to 1994 and a Materials Manager from 1994 to 1996 at Cooper Industries, Inc. From 1996 to 1997, he was Director of Logistics for Planning and Customer Service for Kimble Glass, Inc., a designer and producer of glass tubing and fabricated glass products. Mr. Huelat holds a B.S. from Gannon University.

         Scott M. Robinson has served as our Vice President, Operations--Southwest Region, since January 1998. Mr. Robinson joined us as Vice President, Marketing in March 1997 and in December of 1997 he assumed the position of Vice President, Operations--Central Region. In January 1998 he began his current assignment over the Southwest Region. Prior to joining us, he held various positions at Cooper Industries, Inc., including Vice President, Sales from 1993 to 1997 and Vice President, Marketing from 1987 to 1993. Mr. Robinson received a B.S. and an M.S. from Virginia Polytechnic Institute.

         David R. Cichy has been our Vice President, Operations--Northern Region since 1996. Beginning in 1978, Mr. Cichy served in various construction management functions with RIS including Vice President, Resource Management from 1993 to 1996. Mr. Cichy attended Chicago Technical College.

         James "Marty" McGee has served as our Vice President, Operations--Southeast Region since 1996. From 1993 until the Acquisition, Mr. McGee held various region management positions with RIS and Waste Management Technologies. He has been with us in various management positions since 1981, including President, Southern Regional Scaffolding in 1993, Southern Region Manager in 1994 and Vice President, Southern Operations for WMX Services group (29 locations, five different Rust companies), from 1995 to 1996. Mr. McGee attended Louisiana State University.

         Arnold L. Chavkin is an Executive Partner of JPMP. Prior to joining JPMP, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. His experience prior to Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin is a Certified Public Accountant. He received his B.A. and M.B.A. degrees from Columbia University. Mr. Chavkin is a director of American Tower Corporation, Better Minerals & Aggregates, Crown Media Holdings, Inc., Encore Acquisition Partners, HDFC Bank, and Triton PCS, Inc. He serves on the Advisory Investment Boards of Richina Group, the India Private Equity Fund, and the Asia Development Partners Fund.

         Christopher C. Behrens is a Partner of JPMP. Mr. Behrens holds a B.A. from the University of California, Berkeley and an M.A. from Columbia University. Mr. Behrens is a director of Berry Plastics, Carrizo Oil and Gas, Chromalox Corp., Domino's Pizza, Erickson Air Crane, Haddington Energy Partners, InterLine Brands, and Portola Packaging. Mr. Behrens is also on the Investment Committee of the Chase Private Equity Partners Select, a private equity fund of funds. Prior to joining JPMP, Mr. Behrens was a Vice President in Chase's Merchant Banking Group.

         Sean E. Epps is a Principal of JPMP. Prior to joining JPMP, Mr. Epps was an Associate at Paribas Principal Partners. Mr. Epps also held positions at Donaldson, Lufkin & Jenrette Securities Corp. and The Chase Manhattan Bank. He holds a B.A. from Hamilton College and an M.B.A. from The Wharton School, University of Pennsylvania. He is a director of Chromalox Corp.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation earned by the Chief Executive Officer and the most highly paid executive officers for services rendered in 2002, 2001 and 2000.

                                                                                                      COMPANY'S
                                           FISCAL       SALARY        BONUS           OTHER         MATCHING 401-K
NAME AND PRINCIPAL POSITION                 YEAR          ($)          ($)       COMPENSATION ($)    CONTRIBUTION
---------------------------                ------       ------        -----      ----------------   --------------
John M.  Monter,                            2002        420,992     2,480,000         15,689              2,000
      Chief Executive Officer               2001        406,016       487,200         14,962              1,700
                                            2000        388,270       417,690         15,361              1,700

Ian R.  Alexander                           2002        101,358            --             --              2,000
      Vice President,                       2001        121,842       146,211             --              1,700
      Business Development                  2000        187,470       203,585             --              1,700

Jeffrey W.  Peterson                        2002        160,014       452,017             --              2,000
      Chief Financial Officer,              2001        136,188       138,500             --              1,700
      Vice President, Finance               2000        119,995        45,180             --              1,700

Raymond L.  Edwards,                        2002        169,686       463,623             --              2,000
      Vice President,                       2001        163,155       195,786             --              1,700
      Administration                        2000        155,376       171,077             --              1,700

Scott M.  Robinson                          2002        167,731       461,277             --              2,000
      Vice President                        2001        161,283       193,540             --              1,700
      Business Development                  2000        153,608       174,837             --              1,700

Guy S.  Huelat,                             2002        161,221       453,465             --              2,000
      Vice President,                       2001        153,546       184,255             --              1,700
      Operations -- Southwest Region        2000        144,165       160,898             --              1,700

David R.  Cichy                             2002        160,659       452,791          6,300              2,000
      Vice President Business               2001        153,005       183,600          6,300              1,700
      Development                           2000        145,018       160,889          6,300              1,700

James "Marty" McGee                         2002        162,074       454,489             --              2,000
      Vice President Operations             2001        155,834       187,000             --              1,700
      Southeast Region                      2000        147,014       136,241             --              1,700

----------------------

         The individuals named in the foregoing table are collectively referred to as the Brand Advisory Team.


PERFORMANCE BONUSES

         As approved by the shareholders of DLJ Brand, the boards of directors of DLJ Brand and Brand Services have authorized the payment of performance bonuses of $1.97 million to Mr. Monter, $0.26 million to Mr. Peterson and approximately $2.77 million to other members of management.



EMPLOYMENT AGREEMENTS

         Mr. Monter has entered into an amended and restated employment agreement with us which became effective with the closing of the Transactions pursuant to which he will serve as the Chief Executive Officer. The amended and restated employment agreement terminates on December 31, 2007, and provides for an annual salary of not less than $425,000. Mr. Monter is also eligible for a bonus of up to 150% of his base salary. We are, under certain circumstances (including that such remittance is permitted by law), obligated to remit the remaining two annual scheduled payments of premiums in the amount of $200,000 each, on an insurance policy pursuant to a split-dollar agreement entered into between us and Mr. Monter. We are obligated to establish a nonqualified deferred compensation plan pursuant to which we shall make an annual contribution during each year of Mr. Monter's employment term in an amount equal to 25% of Mr. Monter's base salary. In the event that Mr. Monter's employment term is terminated by reason of his death, Mr. Monter's estate will be entitled to (i) his base salary through the date of his death, earned bonus for the prior fiscal year but not yet paid, any unreimbursed business expenses; and (ii) continued payment of his base salary through the first anniversary of his death. In the event Mr. Monter's employment term is terminated without cause or he becomes disabled, he is entitled to (i) his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Monter Severance Period"); (iii) continued coverage under our welfare benefits for up to the end of the Monter Severance Period or such time as Mr. Monter is eligible to receive comparable welfare benefits; and (iv) in the case of termination without cause, a bonus equal to $39,000 multiplied by the number of months remaining in the Monter Severance Period. In the event of a change of control of more than 50% of Brand Services' common stock or of the common equity units of Brand Holdings, Mr. Monter shall have the option to terminate his employment with us within one year following such change of control and to receive during the 24-month period following such termination (i) his then-current monthly salary; (ii) a monthly bonus of $39,000; and (iii) continued coverage under our welfare benefits. In the event of a change of control of more than 50% of our common stock or of the common equity units of Brand Holdings, if, within one year of such change of control, Mr. Monter's job responsibilities are changed, Mr. Monter shall have the option to terminate his employment with us within 90 days following such change in responsibilities and to receive during the period ending on the last day of the 24th month following such termination or December 31, 2007 (whichever is later) (i) his then-current monthly salary; (ii) a monthly bonus of $39,000; and (iii) continued coverage under our welfare benefits. As a part of the amended and restated employment agreement, Mr. Monter has entered into covenants prohibiting him from competing with us, working for any of our competitors or using proprietary information for a 24-month period following the termination of his employment with us. Mr. Monter's receipt of post-termination severance benefits are conditioned upon his releasing us from certain potential claims and upon his compliance with confidentiality and non-competition provisions included in the amended and restated employment agreement.



         Each of Raymond L. Edwards, Jeffrey W. Peterson, Guy S. Huelat, James McGee, Scott M. Robinson and David R. Cichy (the "Executives") has entered into an amended and restated employment agreement with us, each of which became effective with the closing of the Transactions, for terms effective through the second anniversary of the closing of the Transactions. The employment agreements will automatically extend thereafter for one-year terms unless a written notice to terminate is provided by us not less than 30 days nor more than 60 days prior to the end of the then-current term. We are obligated to establish a nonqualified deferred compensation plan for each such Executive pursuant to which we shall make an annual contribution during each year of such Executive's employment term in an amount equal to 15% of such Executive's base salary. In the event that an Executive's employment term is terminated by reason of his death or disability, the Executive, or his estate, will be entitled to (i) his base salary through the date of his death or disability, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; and
(ii) continued payment of his base salary through the first anniversary of his death or disability. In the event we terminate an Executive's employment term without cause, such Executive is entitled to (i) his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Advisory Severance Period"); and (iii) continued coverage under our welfare benefits for up to the end of the Advisory Severance Period or such time as such Executive is eligible to receive comparable welfare benefits. In the event of a change of control of more than 50% of Brand Services' common stock or of the common equity units of Brand Holdings, if, within 24 months following such change of control, an Executive's title, job responsibilities or work location are changed, if such Executive's base salary is reduced or if such Executive's opportunity to earn a bonus of up to 120% of his base salary is eliminated, such Executive shall have the option to terminate his employment with us within 24 months following such change in control (or, if earlier, the scheduled expiration of Executive's employment term) and to receive his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Change Severance Period"); and (iii) continued coverage under our welfare benefits for up to the end of the Change Severance Period or such time as such Executive is eligible to receive comparable welfare benefits. As a part of each amended and restated employment agreement, each Executive has entered into covenants prohibiting such Executive from competing with us, working for any of our competitors or using proprietary information for a 24-month period following his departure from us. Each Executive's receipt of post-termination severance benefits is conditioned upon such Executive releasing us from certain potential claims and upon such Executive's compliance with confidentiality and non-competition provisions included in the amended and restated employment agreement.


EQUITY INCENTIVE AND STOCK OPTIONS


         The "Roll-Over" Equity Program. As shareholders of DLJ Brand prior to the merger of DLJ Brand and Brand Acquisition Corp., our executive officers were entitled to receive the per share cash purchase price payable in connection with the merger in exchange for each share of DLJ Brand common stock they owned. However, our executive officers and some of our other employees exchanged, or "rolled over," a portion of the shares of DLJ Brand common stock they owned for equity interests in Brand Holdings, in lieu of receiving the cash consideration they otherwise were entitled to receive for those shares in connection with the merger. Certain employees, including executive officers, exchanged $6.7 million of their shares of DLJ Brand common stock into equity interests in Brand Holdings under this program.



The Management Equity Incentive Program. In addition to compensation reflected in the Summary Compensation Table, Brand Holdings has provided members of the Brand Advisory Team an opportunity to participate in both a time-based equity incentive program and a performance-based equity incentive program. A portion of this time- and performance-based equity was issued to management as of the closing of the Acquisition. The remainder was reserved by Brand Holdings for issuance to new hires or existing managers following the closing of the Acquisition. The following table reflects the number of units of Brand Holdings issued to members of the Brand Advisory Team under these equity incentive programs:


                   NAME                                    NUMBER OF UNITS
                   ----                                    ---------------
John M.  Monter                                                 810,336
Jeffrey W.  Peterson                                             92,610
Raymond L.  Edwards                                              92,610
Scott M.  Robinson                                               92,610
Guy S.  Huelat                                                   92,610
David R.  Cichy                                                  92,610
James "Marty" McGee                                              92,610


         Under the time-based equity incentive program, certain members of our management will have an opportunity to earn, as a group, up to two percent of the fully-diluted equity of Brand Holdings (as calculated at the time of the closing of the merger). For so long as a member of management remains employed by us, and subject to an accelerated vesting in the event of certain liquidity events, 20% of the time-vesting incentive units issued to such member as of the closing of the Acquisition will vest on December 31 of each of 2002, 2003, 2004 and 2005, and the remaining 20% will vest on the fifth anniversary of the closing of the merger. For those time-vesting incentive units granted following the closing of the Acquisition, this vesting schedule may be adjusted to reflect the later grant date.



         Under the performance-based equity incentive program, certain members of our management will have an opportunity to earn, as a group, up to 12% of the fully-diluted equity of Brand Holdings (as calculated at the time of the closing of the Acquisition). The percentage of the outstanding performance-vesting incentive units that shall vest upon the occurrence of a liquidity event will be determined by comparing the net equity valuation of Brand Holdings to certain net equity valuation targets to be agreed to between management and Brand Holdings. In the event that no liquidity event shall occur on or prior to the seventh anniversary of the closing of the Acquisition, the percentage of the outstanding performance-vesting incentive units that shall vest on such date will be determined by reference to the fair market value of Holdings on such date.



         The Leveraged Employee Co-Investment Program. Subject to the satisfaction of certain requirements, certain of our managers, including our executive officers, will have the opportunity to participate in a leveraged employee co-investment program. Under this program, Brand Holdings will provide these managers with eight-year term loans, bearing interest at a cumulative rate per annum equal to the federal funds rate in effect at the time the loan is made, for the purpose of financing such managers' purchase of additional equity interests in Brand Holdings. The maximum amount of loans that will be made under this program is subject to agreement between management and Brand Holdings, but it is anticipated that the executive officers and employees will borrow approximately $4 million to purchase equity interests in Brand Holdings under this plan. Each loan made to a manager will be secured, at a minimum, by a pledge of all of the equity interests in Brand Holdings purchased by such manager with the proceeds of the loan.



         The Direct Investment Program. In addition to the foregoing equity programs, Brand Holdings will provide certain of our managers with the opportunity to purchase additional equity interests in Brand Holdings for the same per unit cash purchase price paid by JPMP and certain other equity investors in connection with the closing of the Acquisition. No loans will be provided to the employees under the Direct Investment Program.



Prior equity incentive and stock option programs. Prior to the merger, DLJ Brand had adopted equity incentive plans pursuant to which members of the Brand Advisory Team and other employees of the Company had been permitted to purchase shares (or have been granted options to acquire shares) of DLJ Brand's common stock at prices equal to the fair market value of such stock as of the date of grant.

         During 2001, members of the Brand Advisory Team were granted purchase rights at $2.55 per share of DLJ Brand's common stock as set forth in the following table. The table also reflects the number of shares subject to options, if any, held by the Brand Advisory Team as of December 31, 2001. All of the following shares were redeemed on October 16, 2002 in connection with the Acquisition:

                              2001 PURCHASE RIGHTS

                                                                                                  SHARES SUBJECT TO
                                                                            SHARES SUBJECT TO         OPTION AT
      NAME                       NUMBER OF SHARES      SHARES PURCHASED           OPTION          DECEMBER 31, 2001
      ----                       ----------------      ----------------     -----------------     -----------------
John M. Monter                         70,000                70,000                    --                  --
Ian R. Alexander                       10,000                10,000                    --              40,000(1)
Jeffrey W. Peterson                    40,000                40,000                    --                 900(2)
Raymond L. Edwards                     22,000                22,000                    --                  --
Guy S. Huelat                          22,000                22,000                    --              22,000(3)
Scott M. Robinson                      22,000                    --                22,000              22,000(3)
David R. Cichy                         22,000                    --                22,000              22,000(3)
James "Marty" McGee                    22,000                    --                22,000              22,000(3)

----------------------

(1)   32,000 of such shares were exercisable at December 31, 2001.

(2)   None of such shares were exercisable at December 31, 2001.

(3)   All shares were exercisable at December 31, 2001.

         In connection with the exercise, in 1999, of options originally granted during 1997 and 1998, certain members of the Brand Advisory Team entered into restricted stock agreements ("RSAs") with DLJ Brand, pursuant to which a portion of the shares acquired upon exercise of the options would be subject to forfeiture in the event of a termination of employment prior to full vesting under the terms of the RSAs. Annual vesting of the shares subject to the RSAs was dependent upon the achievement of annual operating budgets or other targets established by the board of directors. As of December 31, 2001, vesting under the RSAs was complete and the forfeiture restrictions applicable to the remaining 20% of the shares originally subject to the RSAs expired. The total number of shares of DLJ Brand's common stock originally covered by the RSAs held by members of the Brand Advisory Team is as follows: John M. Monter, 437,500; Raymond L. Edwards, 42,000; Guy S. Huelat, 42,000; Scott M. Robinson, 40,000; David R. Cichy, 40,000; and James "Marty" McGee, 42,000.

         As shareholders of DLJ Brand prior to the merger of DLJ Brand and Brand Acquisition Corp., members of the Brand Advisory Team and other employees of the Company were entitled to receive the per share cash purchase price payable in connection with the merger in exchange for each share of DLJ Brand common stock they owned. However, members of the Brand Advisory Team and other employees exchanged, or "rolled over," a portion of the shares of DLJ Brand common stock they owned for equity interests in Brand Holdings, in lieu of receiving the cash consideration they otherwise were entitled to receive for those shares in connection with the merger. Certain employees, including executive officers, exchanged $6.7 million of their shares of DLJ Brand common stock into equity interests in Brand Holdings under this program.

         During 2001, in connection with the purchase of certain shares pursuant to the foregoing equity incentives and stock option programs, DLJ Brand extended loans to members of the Brand Advisory Team as follows: John M. Monter, $160,650; Ian R. Alexander, $22,950; Jeffrey W. Peterson, $95,040; Raymond L. Edwards, $50,490; and Guy S. Huelat, $50,490. Such loans are represented by recourse notes and are secured by the respective shares of common stock purchased with the proceeds. Also during 2001, members of the Brand Advisory Team executed new, consolidated notes in respect of prior loans made by DLJ Brand relating to the purchase of shares, and exercise of options, relating to DLJ Brand's common stock. Such consolidated notes are also on a recourse basis and secured by the respective shares of common stock purchased with the proceeds. These loans were repaid in connection with the Acquisition.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         All of the issued and outstanding common stock of Brand Services is owned by Holdings and all of the issued and outstanding common stock of Holdings is owned by Brand Holdings. The following table sets forth certain information with respect to the beneficial ownership of the voting equity interests of Brand Holdings as of December 30, 2002 by (i) each person or group known to us who beneficially owns more than five percent of the voting equity interests of Brand Holdings and (ii) all directors and executive officers of the Company as a group:

                                                          NUMBER OF VOTING
        NAME AND ADDRESS OF BENEFICIAL OWNER              EQUITY INTERESTS               PERCENTAGE OF CLASS
        ------------------------------------              ----------------               -------------------
J.P. Morgan Partners (BHCA), L.P.                             13,466,227                                77.0%
1221 Avenue of the Americas, 39th Floor
New York, NY  10020(1)

Teachers Insurance and Annuity Association of America          1,210,164                                 7.0
730 Third Avenue
New York, NY 10019

John M. Monter(2)                                                311,482                                 1.7

Jeffrey W. Peterson(2)                                            40,702                                 0.2

Raymond L. Edwards(2)                                             52,500                                 0.3

Scott M. Robinson(2)                                              36,750                                 0.2

Guy S. Huelat(2)                                                  54,602                                 0.3

David R. Cichy(2)                                                 39,112                                 0.2

James "Marty" McGee(2)                                            38,325                                 0.2

Arnold L. Chavkin (2)(3)                                      13,466,227                                77.0

Christopher C. Behrens(2)(3)                                  13,466,227                                77.0

Sean E. Epps(2)(3)                                            13,466,227                                77.0

All directors and officers as a group(3)                      14,153,658                                81.0

----------------------

(1) Consists of equity interests held by J.P. Morgan Partners (BHCA), L.P. ("BHCA"), J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., each of which is affiliated with BHCA.

(2) The address for officers and directors is c/o Brand Services, Inc., 15450 South Outer Highway 40, #270, Chesterfield, MO 63017.

(3) Includes 13,467,277 shares held by BHCA and its affiliates. Messrs. Chavkin, Behrens and Epps are partners and/or principals of J.P. Morgan Partners, LLC, an affiliate of BHCA and therefore may be considered to share the beneficial ownership of the shares held by BHCA and its affiliates. Messrs. Chavkin, Behrens and Epps disclaim beneficial ownership of these shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

         We have entered into employment agreements with certain of our executive officers. See "Management-Executive Compensation" for details about these agreements. In addition, our executive officers and certain of our other employees have been or will be offered the opportunity to invest in equity securities of Brand Holdings pursuant to the following equity participation programs. See "Management-Executive Compensation" for details about these programs.

Credit Facilities and Offering of Notes by Affiliates


         JPMorgan Chase Bank is the syndication agent, and its affiliate, J.P. Morgan Chase & Co., is a lender under our credit facilities. JPMorgan Chase Bank and J.P. Morgan Chase & Co. received fees of approximately $1.25 million for acting in such capacities. J.P. Morgan Chase & Co. will receive interest and other payments as a lender under our credit facility as provided in the credit agreement governing our credit facility.



         J.P. Morgan Securities Inc. was one of the initial purchasers in our October 2002 offering of 12% Senior Subordinated Notes due 2012 and was also a dealer manager for the debt tender offer and consent solicitation relating to our 10 1/4% senior notes due 2008 and received fees of approximately $1.9 million for acting in such capacities. JPMorgan Chase Bank also received a commitment fee of approximately $800,000 for providing a bridge loan commitment.



         Each of JPMorgan Chase Bank, J.P. Morgan Chase & Co. and J.P. Morgan Securities Inc. are affiliates of J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., who collectively own 65.1% of the equity interests (76.7% of the voting equity interests), on a fully diluted basis, in our parent company, Brand Holdings, LLC. Arnold L. Chavkin and Christopher C. Behrens, who serve as our directors, are executive officers of J.P. Morgan Partners, LLC, which serves as investment advisor to J.P. Morgan Partners
(BHCA), L.P., and JPMP Capital Corp., a subsidiary of J.P. Morgan Chase & Co., which is the general partner of the general partner of each of J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. Sean E. Epps, one of our directors, is an employee of J.P. Morgan Partners, LLC.


         In connection with the consummation of the Transactions, JPMP received a financial advisory fee of $5.0 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT; REGISTRATION RIGHTS

         On October 16, 2002 (the "Issue Date"), we sold 12% Senior Subordinated Notes due 2012 in a private placement to Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., as the initial purchasers. The initial purchasers then resold those notes under an offering memorandum dated October 4, 2002 in reliance on Rule 144A and other available exemptions under the Securities Act of 1933, as amended. On October 16, 2002, we, the guarantors and the initial purchasers also entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which each of us and the guarantors agreed that we will, at our expense, for the benefit of the holders of the notes, subject to certain exceptions:

         o within 90 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

         o use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date;

         o as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for surrender of the Notes; and

         o keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

         For each Note tendered to us pursuant to the Registered Exchange Offer, we will issue to the holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

         Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

         Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

         A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in

Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         In the event that:

                  (1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

                  (2) for any other reason we do not consummate the Registered Exchange Offer within 220 days of the Issue Date; or

                  (3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

                  (4) certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

                  (1) promptly file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

                  (2) (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the Shelf Registration Statement is required to be filed; and

                  (3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the Issue Date and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

         We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

         We will pay additional cash interest on the applicable Notes and Exchange Notes, subject to certain exceptions,

                  (1) if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Issue Date,

                  (2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date,

                  (3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

                  (4) if obligated to file the Shelf Registration Statement pursuant to clause 2(B) above, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day (the "Shelf Filing Date") after the date on which the obligation to file a Shelf Registration Statement arises,

                  (5) if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date, or

                  (6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default");

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

         The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

EXPIRATION DATE; EXTENSIONS

         The expiration date of the exchange offer is               , 2003 at
5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We expressly reserve the right, in our sole and absolute discretion:

o        to delay accepting any notes;

o        to extend the exchange offer;

o if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

o to waive any condition or otherwise amend the terms of the exchange offer in any manner.

         If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any pubic announcement other than by issuing a release to a national news service.

TERMS OF THE EXCHANGE OFFER

         We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new 12% Senior Subordinated Notes due 2012 (the "new notes") for each $1,000 in principal amount of outstanding notes (the "old notes"). We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "--Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders of notes may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact under the procedures for book-entry transfer described below.

         As of the date of this prospectus, $150.0 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of
administration, we have fixed the close of business on                 , 2003 as
the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of notes is our "affiliate," as defined in Rule 405 under the Securities Act of 1933.

         We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders of old notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Rule 14e-1.

         Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, following the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "--Fees and Expenses" for more information about the costs of the exchange offer.

         We do not make any recommendation to holders of old notes as to whether to tender any of their old notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

CONDITIONS OF THE EXCHANGE OFFER

         You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

         Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer, if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission. If any of these events or conditions occur, we may, subject to applicable law, terminate the exchange offer and return all old notes tendered for exchange or we may waive any condition or amend the terms of the exchange offer.



         We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time, provided that all conditions to the exchange offer, other than any involving governmental approval, must be satisfied or waived before the expiration of the exchange offer.


INTEREST

         Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for the new note or, if no interest has been paid or duly provided for on the old note, from October 16, 2002. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after October 16, 2002.

PROCEDURES FOR TENDERING OLD NOTES

         The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that each holder of notes use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

         Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

         Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for the transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message, as described below, must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

         DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

         The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and that we may enforce the agreement against that participant.

         Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

o by a registered holder who has not completed the box entitled "Special Delivery Instructions;" or

o        for the account of an eligible institution, as described below.

         If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized medallion signature program. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a medallion signature guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should sign in that capacity when signing. The person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive the requirement.

         As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

         We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

         Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within the period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in the tenders or will incur any liability for failure to give the notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give the notification. Tenders of old notes will not be deemed to have been made until the irregularities have been cured or waived.

         By tendering, you will represent to us that, among other things:

o you are not our "affiliate," as defined in Rule 405 under the Securities Act of 1933;

o        you will acquire the new notes in the ordinary course of your business;

o you are not a broker-dealer that acquired your notes directly from us in order to resell them in reliance on Rule 144A of the Securities Act of 1933 or any other available exemption under the Securities Act of 1933;

o if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

         In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes and:

o        your old notes are not immediately available;

o you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

o you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

o tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

o on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by facsimile, mail or hand delivery containing the name and address of the holder, the certificate number or numbers of the tendered old notes, the principal amount of tendered old notes, a statement that the tender is being made, and a guarantee that within three business days after the expiration date, the certificates representing the old notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

o properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC must be received by the exchange agent within three business days after the expiration date of the exchange offer.

         Any holder who wishes to tender old notes under the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to the old notes before 5:00 p.m., New York City time, on the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES


         Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after the expiration date. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.


WITHDRAWAL RIGHTS

         Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

o specify the name of the person having deposited the old notes to be withdrawn;

o identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

o be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a medallion signature guarantor, together with the other documents required upon transfer by the indenture; and

o specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

         All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost promptly after withdrawal. Properly withdrawn old notes may be retendered following the procedures described under "--Procedures for Tendering Old Notes" at any time on or before the expiration date.

THE EXCHANGE AGENT; ASSISTANCE

         U.S. Bank, N.A. is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

         BY REGISTERED OR CERTIFIED MAIL:        BY HAND OR OVERNIGHT COURIER:          BY TELEPHONE OR FACSIMILE:
         The Bank of New York                    The Bank of New York                   Phone:
         Trust Company of Florida                Trust Company of Florida               Facsimile:

FEES AND EXPENSES

         We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

         We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

         We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

         The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

         As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for limited instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes under the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that the rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

         Any old notes that are not exchanged for new notes under the exchange offer will remain restricted securities within the meaning of the Securities Act of 1933. In general, the old notes may be resold only:

o        to us or any of our subsidiaries;

o inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933;

o inside the United States to an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, or an "accredited investor" that, prior to the transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing various representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

o outside the United States in compliance with Rule 904 under the Securities Act of 1933;

o in reliance on the exemption from registration provided by Rule 144 under the Securities Act of 1933, if available; or

o under an effective registration statement under the Securities Act of 1933.

         Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the old notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act of 1933 and that it acknowledges the transfer restrictions summarized above.

RESALES OF THE NEW NOTES

         We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution, within the meaning of the Securities Act of 1933, of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Old Notes" above.

o        Any holder of old notes:

o who is our "affiliate," as defined in Rule 405 under the Securities Act of 1933;

o who did not acquire the new notes in the ordinary course of its business;

o who is a broker-dealer that purchased old notes from us to resell them under Rule 144A of the Securities Act of 1933 or any other available exemption under the Securities Act of 1933; or

o who intends to participate in the exchange offer for the purpose of distributing, within the meaning of the Securities Act of 1933, new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

o will not be able to rely on the interpretations of the staff of the Securities Act of 1933 in the above-mentioned interpretive letters;

o will not be permitted or entitled to tender old notes in the exchange offer; and

o must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of old notes, unless the sale is made under an exemption from such requirements.

         In addition, if you are a broker-dealer holding old notes acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act of 1933 and must deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resales of your new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of those new notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

         Based on the position taken by the staff of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that "participating broker-dealers," or broker-dealers that acquired old notes for their own accounts, as a result of market-making or other trading activities, may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes, other than old notes that represent an unsold allotment from the original sale of the old notes, with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of the new notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a participating broker-dealer during the period referred to below in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a participating broker-dealer in connection with resales of the new notes. See "Plan of Distribution." However, a participating broker-dealer that intends to use this prospectus in connection with the resale of new notes received in exchange for old notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "--The Exchange Agent; Assistance." Any participating broker-dealer that is our "affiliate" may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

         Each participating broker-dealer that tenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained in this prospectus, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

                            DESCRIPTION OF THE NOTES

         The old notes were, and the new notes will be, issued pursuant to an indenture (the "Indenture"), dated as of October 16, 2002, by and among the Company, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Trustee"). The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

o        will be registered under the Securities Act of 1933; and

o        will not bear any legends restricting transfer.

         The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information." In the following summary:

o "new notes" refers to the registered notes being offered by this prospectus;

o "old notes" refers to your old notes that may be exchanged for new notes in the exchange offer;

o        "Notes" refers collectively to the new notes and the old notes;

o references to the "Company" include only Brand Services, Inc. and not its Subsidiaries; and

o you can find definitions of various terms under the subsection "--Certain Definitions."

         The Company will issue the new notes solely in exchange for an equal principal amount of old notes in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the Notes. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders of Notes. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

BRIEF DESCRIPTION OF THE NOTES

     The Notes are

         o        unsecured senior subordinated obligations of the Company;

         o subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

         o senior in right of payment to any future Subordinated Obligations of the Company;

         o fully and unconditionally guaranteed by Parent and each Subsidiary Guarantor on a senior subordinated basis; and

     The Guarantees

         The Notes are guaranteed by Holdings and the following subsidiaries of the Company:

                  Brand Scaffold Services, Inc
                  Brand Scaffold Rental & Erection, Inc.
                  Brand Scaffold Builders, Inc.
                  Scaffold-Jax, Inc.
                  Brand Scaffold Erectors, Inc.
                  Scaffold Building Services, Inc.
                  Brand Special Events, Inc.
                  Mike Brown Grandstands, Inc.
                  Kwikrig, Inc.
                  Brand Staffing Services, Inc.
                  Skyview Staffing, Inc.
                  Hightower Staffing, Inc.
                  Brandcraft Labor, Inc.
                  Skyview Safety Services, Inc.

         The guarantees of these Notes are

         o unsecured senior subordinated obligations of each Guarantor;

         o subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor;

         o senior in right of payment to any future Subordinated Obligations of each Guarantor;

PRINCIPAL, MATURITY AND INTEREST

         The Notes will mature on October 15, 2012. If we comply with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we may, without the consent of the holders, issue more Notes under the Indenture, on the same terms and conditions and with the same CUSIP numbers as the Notes (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

         Interest on these Notes will accrue at the rate of 12% per annum and will be payable semiannually in arrears on April 15 and October 15, commencing on April 15, 2003. We will make each interest payment to the holders of record of these Notes on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

         Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

         Prior to October 15, 2005, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (which includes Additional Notes that are issued) originally issued at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

         (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes that are issued) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

         (2) each such redemption must occur within 60 days after the date of the related Public Equity Offering.

         Except pursuant to the preceding paragraph, we may not redeem the Notes prior to October 15, 2007.

         On and after October 15, 2007, we may redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                                        REDEMPTION
PERIOD                                                                     PRICE
------                                                                  ----------
2007....................................................................  106.00%
2008....................................................................  104.00
2009....................................................................  102.00
2010 and thereafter.....................................................  100.00%

SELECTION AND NOTICE OF REDEMPTION

         If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

         We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

         We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions " --Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

         Parent and each of the Subsidiary Guarantors will jointly and severally guarantee the Company's obligations under these Notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of that Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent transfer statutes--in some circumstances, fraudulent transfer laws may permit a court to take action detrimental to you."

         If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk
Factors--Fraudulent transfer statutes--in some circumstances, fraudulent transfer laws may permit a court to take action detrimental to you."

         Parent may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" provided, however, that if such other Person is not Parent or the Company, Parent's obligations under the Parent Guaranty must be expressly assumed by such other Person.

         A Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" but, if such other Person is not the Company, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, unless the Subsidiary Guarantee is released as described in the following paragraph.

         The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

         (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor in its entirety;

         (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

         (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; or

         (4) in connection with any sale of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary; provided, however, that, after giving effect to such sale, such former Subsidiary Guarantor shall have no Guaranties outstanding of any Indebtedness of the Company or any Restricted Subsidiary,

in each case other than to a Restricted Subsidiary or an Affiliate of the Company and as permitted by the Indenture and, in the case of clauses (1), (2) and (4), if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

RANKING

Senior Indebtedness versus Notes

         The payment of the principal of, premium, if any, and interest on the Notes and the payment of the Parent Guaranty or any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, Parent or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company, Parent and such Subsidiary Guarantor under the Credit Agreement.

         As of November 30, 2002:

         (1) the Company's Senior Indebtedness was $133.4 million, of which $130.0 million is secured indebtedness;

         (2) the Senior Indebtedness of the Subsidiary Guarantors was $130.9 million, all of which is secured indebtedness; and

         (3) the Senior Indebtedness of Parent was $130.0 million, all of which is secured indebtedness.

         Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See " --Certain Covenants--Limitation on Indebtedness."

Liabilities of Subsidiaries versus Notes

         All of our operations are conducted through our subsidiaries. Initially, one of our subsidiaries is not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiary and any future non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

         At November 30, 2002, the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) was $1.8 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness." At November 30, 2002, the non-guarantor subsidiary held approximately $11.6 million of our consolidated assets. During the year ended December 31, 2001, the non-guarantor subsidiary generated approximately 5.3% of our consolidated revenues.

Other Senior Subordinated Indebtedness versus Notes

         Only Indebtedness of the Company, Parent or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes, the Parent Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes, the Parent Guaranty and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, Parent and the relevant Subsidiary Guarantor, respectively.

         We and the Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Secured Indebtedness as subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

         We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under " --Defeasance" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

         (1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

         (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

         (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

         (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

         (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

         Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated

Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

         Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

         (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

         (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations subordinated to all securities issued in respect of claims of such Senior Indebtedness; and

         (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company, Parent nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

     The obligations of Parent under the Parent Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by Parent or by a Subsidiary Guarantor pursuant to the Parent Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Parent or such Subsidiary Guarantor, as the case may be. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the Notes apply equally to Parent and a Subsidiary Guarantor and the obligations of Parent and such Subsidiary Guarantor under the Parent Guaranty or Subsidiary Guaranty, as the case may be.

         By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, Parent or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

         The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "--Defeasance."

CHANGE OF CONTROL

         If a Change of Control occurs, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Within 30 days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, pursuant to the procedures required by the Indenture and described in the notice. We will comply with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue of our compliance with such securities laws or regulations.

         We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Change of Control purchase feature of the Notes may make more difficult or discourage a sale or takeover of the Parent and the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Parent, the Company and the Initial Purchasers. Neither the Company nor Parent have the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under " --Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

         If the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of Notes following a Change of

Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we will undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments owed to the Holders of Notes.

         Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources and we may not have sufficient funds available to make any required repurchases.

         The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

         The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

         The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

         (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

         (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred by the Company and its Subsidiary Guarantors pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $240.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

                  (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness

                           (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

                  (3) the Notes and the Exchange Notes (other than any Additional Notes);

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

                  (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1;

                  (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                  (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

                  (8) Capital Lease Obligations and Purchase Money Indebtedness which, when taken together with all other Capital Lease Obligations Incurred pursuant to this clause (8) outstanding on the date of such Incurrence (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)), do not exceed $15.0 million;

                  (9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

                  (11) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1),
                           (2), (3) or (4) or pursuant to clause (6) to the extent the

                           Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4);

                  (12) Indebtedness Incurred for working capital purposes by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (12), does not exceed $15.0 million;

                  (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the Restricted Subsidiary in connection with such disposition;

                  (14) Indebtedness under Currency Agreements entered into to hedge business transactions entered into in the ordinary course of business of the Company and the Restricted Subsidiaries that relate to Indebtedness of the Company and its Subsidiary Guarantors; provided, however, that in the case of Currency Agreements that relate to Indebtedness of the Company or its Subsidiary Guarantors, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

                  (15) Indebtedness of the Company or of any of its Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence Incurred pursuant to this clause (15) (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed $25.0 million.

         (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this covenant:

                  (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

                  (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

                  (3) the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

                  (4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

         (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the Parent Guaranty or relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes or the Parent Guaranty or relevant Subsidiary Guaranty, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

Limitation on Restricted Payments

         (f) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements have been made publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds and Fair Market Value of property or assets (other than Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets, exclusive of goodwill or any similar intangible asset) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) an issuance or sale to a Subsidiary of the Company, (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Parent, the Company or any of their Subsidiaries and (iii) in exchange for the proceeds of loans or advances made pursuant to clause (6) under the definition of "Permitted Investment") and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than

                                    Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by Parent, the Company or any of their Subsidiaries); plus

                           (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (g)      The preceding provisions will not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by Parent, the Company or any of their Subsidiaries) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of, or payments to any parent of the Company to permit such parent to repurchase or otherwise acquire, shares of Capital Stock of a parent of the Company, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of a parent of the Company, the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisition shall not exceed $2.5 million in any fiscal year; provided further, however, that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (b)(4) in prior fiscal years may be carried forward to each succeeding fiscal year, with up to a maximum amount of $7.0 million over the term of the Notes; provided still further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

                  (5) dividends to Parent to be used by Parent solely to pay its fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $0.5 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) dividends to Parent to the extent used by Parent solely to pay to applicable tax authorities in cash tax obligations incurred by Parent in the ordinary course of business; provided, however, that such calculations shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) payments of dividends on Disqualified Stock issued in accordance with the covenant captioned "Limitation on Indebtedness;" provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

                  (6) Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by the covenant captioned "Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

                  (7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (8) payments and distributions made to consummate the Transactions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; and

                  (9) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), does not exceed $10.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be included in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1)      with respect to clauses (a), (b) and (c),

                           (A) any encumbrance or restriction pursuant to an agreement (including the Credit Agreement as in effect on the Issue Date) in effect at or entered into on the Issue Date;

                           (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                           (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or
                                    (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                           (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (E) any encumbrance or restriction pursuant to applicable law; and

                  (2)      with respect to clause (c) only,

                           (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                           (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                           (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock or Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                           (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

                                    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

                  (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

                  (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

         (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of $3.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                  (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of the preceding paragraph (a) will not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments;"

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

                  (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

                  (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; and

                  (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company.

Limitation on Line of Business

         The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

         Parent will not engage in any business other than the ownership of the equity of Brand Services, Inc. and the issuance of its own securities.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         The Company

                  (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

                  (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary),

                  (3)      unless

                           (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

                           (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

         Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

Merger and Consolidation

         The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;"

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

         For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

         The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

         Pursuant to the Indenture, Parent will covenant not to merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (1) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the jurisdiction under which Parent was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent, if any, under the Parent Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

         The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC REPORTS

         Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that so long as Parent is a Guarantor of the Notes and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option, be filed by and be those of Parent rather than the Company.

         At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

         Each of the following is an Event of Default:

                  (1) a default in the payment of interest on the Notes when due, continued for 30 days;

                  (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

                  (3) the failure by the Company or any Guarantor to comply with its obligations under "--Certain
                           Covenants--Merger and Consolidation" above;

                  (4) the failure by the Company, Parent or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes validly tendered) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes validly tendered), "--Limitation on Affiliate Transactions," "--Limitation on Line of Business," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Future Guarantors," or "--SEC Reports;"

                  (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

                  (6) Indebtedness of Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $12.0 million (the "cross acceleration provision");

                  (7) certain events of bankruptcy, insolvency or reorganization of Parent, the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

                  (8) any judgment or decree for the payment of money in excess of $12.0 million is entered against Parent, the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 30 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

                  (9) the Parent Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Parent Guaranty or such Subsidiary Guaranty) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

                  (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

                  (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

                  (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

         If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

                  (1) reduce the amount of Notes whose holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above ;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

                  (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

                  (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

                  (9) make any change in, or release other than in accordance with the Indenture, the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

         Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, Parent, the Subsidiary Guarantors and Trustee may amend the
Indenture:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of the obligations of the Company, Parent, or any Subsidiary Guarantor under the Indenture;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

                  (5) to add to the covenants of the Company, Parent or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, Parent or a Subsidiary Guarantor;

                  (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

                  (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

         The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

         At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

         In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to the Parent Guarantor, Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) or (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, Parent and each Subsidiary Guarantor will be released from all of its obligations with respect to the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

         In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

         The Bank of New York Trust Company of Florida, N.A. is to be the Trustee under the Indenture. We have appointed the Trustee as Registrar and Paying Agent with regard to the Notes.

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company, Parent or any Subsidiary Guarantor will have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Notes, the Parent Guaranty, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

         The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

         "Additional Assets" means:

                  (1)      any property, plant or equipment used in a Related
                           Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

                           (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                           (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation;"

                           (C) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or its Restricted Subsidiaries to the extent such license does not prohibit the Company or any Restricted Subsidiary from using the intellectual property licensed or require the Company or any Restricted Subsidiary to pay any fees for any such use;

                           (D) the disposition of cash or Temporary Cash Investments;

                           (E)      Investments and Restricted Payments
                                    permitted by the Indenture; and

                           (F) a disposition of assets with a fair market value of less than $1,000,000).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby with be determined in accordance with the definition of "Capital Lease Obligation."

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2)      the sum of all such payments.

         "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

         "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means any of the following events:

                  (1) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent or the Company, whether as a result of issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, or any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (1) and clause
                           (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (2) after the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (3) individuals who on the Issue Date constituted the Board of Directors of the Company or the Parent Board (together with any new directors whose election by such Board of Directors of the Company or the Parent Board or whose nomination for election by the shareholders of the Company or the Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or of the Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Board then in office;

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (5) the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the surviving or transferee Person is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated

                           Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment that is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2)      amortization of debt discount and debt issuance cost;

                  (3)      capitalized interest;

                  (4)      non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6)      net payments pursuant to Hedging Obligations;

                  (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs associated with the Transactions.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that, at the date of calculation of such Consolidated Net Income, could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution

                                    (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      extraordinary gains or losses;

                  (6) the cumulative effect of a change in accounting principles;

                  (7) any non-recurring fees, charges or other expenses (including bonus and retention payments and severance expenses) made or incurred in connection with the Transactions;

                  (8) amortization charges resulting from purchase accounting adjustments with respect to the Transactions and other transactions occurring prior to the Issue Date; and

                  (9) the amount of amortization or write-off of deferred financing costs and debt issuance costs during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreement governing such Indebtedness, in each case in connection with the Transactions.

Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Credit Agreement" means the Credit Agreement to be entered into by and among, the Company, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness," with respect to a Person means:

                  (1)      the Bank Indebtedness; and

                  (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control;" and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2)      Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its consolidated Restricted Subsidiaries; and

                  (5) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with acquisitions;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors; provided, however, that for purposes of clause (a)(3)(B) of the covenant under the caption " --Limitation on Restricted Payments," if the Fair Market Value of the property or assets in question is so determined to be in excess of $10.0 million, such determination must be confirmed by an Independent Qualified Party.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness":

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

                  (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

                  (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, if such Person is a Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6)      all obligations of the type referred to in clauses
                           (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
                           (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

         "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under " --Certain Covenants--Limitation on Restricted Payments":

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company .

         "Issue Date" means October 16, 2002.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Parent" means DLJ Brand Holdings, Inc. (which will be renamed Brand Intermediate Holdings, Inc.), a Delaware corporation, and its successors.

         "Parent Board" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

         "Parent Guaranty" means the Guarantee by Parent of the Company's obligations with respect to the Notes.

         "Permitted Holders" means J.P. Morgan Partners, LLC, a Delaware limited liability company, and any Persons controlled by it; JPMP Global Investors, L.P., a Delaware limited partnership; JPMP Global Investors (Cayman), L.P., a Cayman Islands Exempted Limited Partnership; JPMP Global Investors (Cayman) II, L.P., a Cayman Islands Exempted Limited Partnership; JPMP Global Investors A, L.P., a Delaware limited partnership; and J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3)      cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made (a) in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary or (b) to purchase Capital Stock of the Company or the Parent in connection with the Transactions in an aggregate amount not in excess of $5.0 million;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain
                           Covenants--Limitation on Sales of Assets and Subsidiary Stock;"

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other

                           Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

                  (11) any Person to the extent such Investments consist of Hedging Obligations and Currency Agreements otherwise permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness;"

                  (12) Persons to the extent such Investments are in existence on the Issue Date;

                  (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed the greater of $20.0 million and 3.5% of the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which financial statements are publicly available.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation or construction, of property or equipment.

         "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced:

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement dated October 16, 2002, among the Company, the Guarantors, Credit Suisse First Boston Corporation and JPMorgan Securities.

         "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

         "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

         "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent or the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes, the Parent Guaranty or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (3) any obligation of such Person to the Company or any Subsidiary;

                  (4) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (5) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (6) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

                  (7) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture;

                  (8) any obligations of such Person with respect to any Capital Stock.

         "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Parent Guaranty (in the case of the Parent), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes, the Parent Guaranty or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person;

                  (2) such Person and one or more Subsidiaries of such Person; or

                  (3)      one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

         "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
                           (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "Trustee" means The Bank of New York Trust Company of Florida, N.A. until a successor replaces it and, thereafter, means the successor.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " --Certain Covenants--Limitation on Restricted Payments."

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                          BOOK-ENTRY; DELIVERY AND FORM

         The old notes offered and sold to qualified institutional buyers of the old notes are currently represented by one or more fully registered global notes without interest coupons. The new notes issued in exchange for the old notes will be represented by one or more fully registered global notes, without interest coupons and will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

         Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in limited circumstances. See "--Certificated Securities" for more information about the circumstances in which certificated notes may be issued.

         Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

         The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

THE GLOBAL NOTES

         We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

         So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

         Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

         DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

         DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or
(ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

                        DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

         Concurrently with the issuance of the old notes, we entered into a new credit facility with Credit Suisse First Boston, as administrative agent, and other institutions, which provides loans of up to $200 million. The credit facility consists of $130 million in aggregate principal amount of term loan, a letter of credit facility of $20 million and a revolving credit facility of $50 million. As of March 27, 2003, we had no borrowings outstanding under our revolving credit facility. We may, with the consent of the administrative agent, before the earlier of the third anniversary of the closing date and the maturity of the term loan, request that one or more lenders commit to make additional term loans of up to $75 million, subject to certain additional terms and conditions, to make certain acquisitions. The lenders are under no obligation to provide the additional term loans.

         We will use borrowings under our new credit facility, together with proceeds from the offering of the notes and equity contributions from our parent, to repay certain existing indebtedness, redeem our outstanding preferred stock and consummate the acquisition. This information relating to our credit facility is a summary of the material provisions of the credit agreement.

         Our indebtedness under our credit facility is guaranteed by our domestic subsidiaries and by Holdings and is secured by a first priority security interest in all of our existing and future-acquired property (tangible and intangible), including all accounts receivable, inventory, equipment, intellectual property and other personal property, and all material real property, whether owned or leased, and a pledge of our capital stock and the capital stock of our subsidiaries.

         Indebtedness under our credit facility bears interest at a floating rate based upon (i) the Base Rate (as defined in our new credit agreement), in each case plus 2.25%, in the case of revolving loans, or 2.75%, in the case of term loans, or, at our option, (ii) the LIBOR Rate (as defined in the credit agreement) for one, two, three, six, nine or 12 months, in each case plus 3.50%, in the case of revolving loans, or 4.00%, in the case of term loans. The interest rate is subject to adjustment on a quarterly basis, based on the ratio of our consolidated debt to EBITDA.

         The revolving facility will mature in October, 2008. The term loan will mature in October, 2009. The term loan is subject to nominal quarterly amortization payments commencing in 2003, with the balance payable in equal installments in the final year. In addition, the credit agreement will provide for mandatory repayments, subject to certain exceptions, of the term loan based on certain asset sales, the net proceeds of certain debt and equity issuances, excess cash flow and insurance proceeds.

         The revolving loans may be repaid and reborrowed. We are required to pay to the lenders a commitment fee equal to 1/2 of 1% per annum, payable in arrears on a quarterly basis, on the average unused portion of the new revolving credit facility during such quarter. We are also required to pay to the lenders participating in the new revolving credit facility letter of credit fees equal to 3.50% per annum on the average daily stated amount of each letter of credit outstanding, to the lenders participating in the letter of credit facility letter of credit fees equal to 4.00% and to the lender issuing a letter of credit a fronting fee of 1/4 of 1% on the average daily stated amount of each outstanding letter of credit issued by such lender, in each case payable in arrears on a quarterly basis.

         The credit agreement contains the following financial covenants:

         Minimum Interest Coverage Ratio. Our ratio of Consolidated EBITDA to consolidated cash interest expense for any four-fiscal quarter period ending during any of the periods set forth below cannot be less than the ratio indicated:

                                                                      MINIMUM INTEREST
                 PERIOD                                                COVERAGE RATIO
                 ------                                                --------------
 Through September 30, 2003                                              2.05:1.00
 October 1, 2003 through March 31, 2004                                  2.15:1.00
 April 1, 2004 through June 30, 2004                                     2.20:1.00
 July 1, 2004 through September 30, 2004                                 2.25:1.00
 October 1, 2004 through March 31, 2005                                  2.35:1.00
 April 1, 2005 through June 30, 2005                                     2.40:1.00
 July 1, 2005 through September 30, 2005                                 2.45:1.00
 October 1, 2005 and thereafter                                          2.50:1.00


         Maximum Leverage Ratio. Our ratio of period end consolidated total debt to Consolidated EBITDA for any four fiscal quarter period ending during any of the periods set forth below cannot exceed the ratio indicated:

               PERIOD                                            MAXIMUM LEVERAGE RATIO
               ------                                            ----------------------
Through September 30, 2003                                              5.25:1.00
October 1, 2003 through December 31, 2003                               4.95:1.00
January 1, 2004 through March 31, 2004                                  4.80:1.00
April 1, 2004 through June 30, 2004                                     4.60:1.00
July 1, 2004 through September 30, 2004                                 4.40:1.00
October 1, 2004 through December 31, 2004                               4.20:1.00
January 1, 2005 through March 31, 2005                                  4.10:1.00
April 1, 2005 through June 30, 2005                                     4.00:1.00
July 1, 2005 through September 30, 2005                                 3.90:1.00
October 1, 2005 through December 31, 2005                               3.80:1.00
January 1, 2006 through March 31, 2006                                  3.70:1.00
April 1, 2006 through June 30, 2006                                     3.60:1.00
July 1, 2006 and thereafter                                             3.50:1.00

         The credit agreement also contains covenants which, among other things, limit the amount of capital expenditures, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the notes), liens and encumbrances and other matters customarily restricted in such agreements. The credit agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, failures under ERISA or foreign pension plans, judgment defaults, failure of any guaranty or security document supporting the credit agreement to be in full force and effect and any change of control.

HOLDINGS 13% SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2013

         Concurrently with the issuance of the old notes, Holdings issued $35 million aggregate principal amount of its 13% Senior Subordinated Pay-in-Kind Notes due 2013. Interest on the Holdings notes will be payable semi-annually at a rate of 13% per annum. Holdings may, at its option, issue additional notes in satisfaction of its interest payment obligations on the then-outstanding notes; provided, however, that after the fifth anniversary of the issuance of the Holdings notes, subject to certain exceptions, interest will be paid in cash, as long as permitted by the agreements and instruments governing the indebtedness of Holdings and Brand Services, to the extent of the amount of dividends, distributions and other restricted payments that Brand Services would be permitted to make under the agreements governing the indebtedness of Holdings and Brand Services.

         Holdings may redeem any of the Holdings notes at any time on or after October 15, 2007, in whole or in part, in cash at the redemption prices of 106.5%, declining ratably to par on and after October 15, 2010, plus accrued and unpaid interest to the date of redemption. In addition, on or before October 15, 2005, Holdings may redeem up to 35% of the aggregate principal amount of the Holdings notes with the proceeds of certain equity offerings.

         If a change of control of Holdings occurs, subject to certain conditions, Holdings must give holders of the Holdings notes an opportunity to sell to it the Holdings notes at a purchase price of 101% of the principal amount of the Holdings notes, plus accrued and unpaid interest to the date of the purchase.

         The indenture governing the Holdings notes will contain covenants that will, among other things, limit its ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger.

         Events of default under the indenture will include, among other things, payment defaults, covenant defaults, cross-acceleration to other indebtedness, judgment defaults and defaults from certain events of bankruptcy and insolvency.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the notes. This discussion does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of the notes by a prospective investor in light of their personal circumstances. This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the notes and who hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," as part of a "hedge" against currency risk, or as part of a "conversion transaction" or persons that have a "functional currency" other than the U.S. dollar. In addition, this discussion is generally limited to the tax consequences to initial holders who purchased these old notes at the "issue price" and who will exchange these old notes for new notes pursuant to the exchange offer. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction or, except to a limited extent under the caption "Non-U.S. Holders," any possible applicability of U.S. federal gift or estate tax.

         This summary is based upon current provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

         PERSONS HOLDING OLD NOTES SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAW OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

U.S. HOLDERS

         For purposes of the following discussion, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

         o a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

         o a partnership or corporation, or entity treated as a partnership or corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or any political subdivision thereof;

         o an estate the income of which is subject to U.S. federal income tax regardless of its source; or

         o a trust, if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your own tax advisor.

         Exchange Offer. The exchange of an old note for a new note pursuant to the Exchange Offer will not constitute a material modification of the terms of a note and therefore will not constitute a taxable event for U.S.

federal income tax purposes. Thus, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of a note in the same manner as before the exchange. As described in more detail below, each old note was issued with original issue discount ("OID"). Consequently, each new note received in exchange for an old note will be deemed to have been issued at the same time, and with an identical amount of OID, as the old note exchanged for such new note. The Exchange Offer will result in no U.S. federal income tax consequences to a non-exchanging holder of notes.

         Stated Interest. The tax treatment of interest paid on a note depends on whether the interest is "qualified stated interest." Qualified stated interest is any interest on a debt security having a maturity of more than one year from its issue date that is payable at least annually over the entire term of the note at a single fixed rate. For these purposes, the stated interest on a note will constitute qualified stated interest. Qualified stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes.

         Liquidated Damages. Our failure to cause to be declared effective an Exchange Offer Registration Statement or a Shelf Registration Statement, as described under "Description of the Notes--Registration Rights; Liquidated Damages," will cause liquidated damages to accrue on the notes in the manner described therein. According to the applicable Treasury regulations, the possibility of a change in the interest rate on the notes will not affect the amount or timing of interest income recognized by a U.S. Holder of a note if the likelihood of the change, as of the date the notes are issued, is remote. We intend to take the position that the likelihood of the payment of liquidated damages with respect to the notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of the notes. Accordingly, any such liquidated damages payable to the holders of the notes should be includible in gross income by a U.S. Holder at the time the payment is paid or accrues in accordance with the U.S. Holder's regular method of tax accounting. Similarly, we intend to take the position that the likelihood of a change in control triggering a repurchase of the notes is remote under applicable Treasury regulations and similarly do not intend to treat such contingency as affecting the yield to maturity of the notes. Our determination that such contingencies are remote is binding on a holder, unless such holder discloses in the proper manner to the Internal Revenue Service (the "IRS") that it is taking a different position. Prospective investors should consult their tax advisors as to the tax considerations relating to the payment of liquidated damages, in particular in connection with the Treasury regulations relating to contingent payment interests.

         Original Issue Discount. Each note will be considered to be issued with original issue discount ("OID") equal to the excess of (i) the "stated redemption price at maturity" of the note over (ii) its "issue price," provided such excess is greater than a de minimis amount. For purposes of the foregoing, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. The issue price of a note is the first price at which a substantial amount of the notes are sold. For these purposes, the issue price of a note should be the price set forth on the cover page.

         Each note will be issued with OID that exceeds a de minimis amount. Consequently, each U.S. Holder will be required to include in income each year, without regard to whether any cash payments of interest are made with respect to the note and without regard to the holder's method of accounting for U.S. federal income tax purposes, a portion of the OID on the note so as to provide a constant yield to maturity. The amount included in the income of a U.S. Holder each year in this way will be treated as ordinary income. Any amount of OID included in income will increase a U.S. Holder's adjusted tax basis in a note, and any payment (other than a payment of qualified stated interest) on the note will decrease a U.S. Holder's adjusted tax basis in such note. In compliance with U.S. Treasury Regulations, we will provide certain information to the IRS and U.S. Holders that is relevant in determining the amount of OID in each accrual period.

         Sale, Exchange or Redemption of the Notes. Unless a non-recognition provision applies, upon the disposition of a note by sale, exchange or redemption, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not yet taken into income, which will be treated as interest income as described above, or to OID) and (ii) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the notes (net of accrued interest) to the U.S. Holder increased by any OID included in income through the date of disposition and decreased by any payments on the notes (other than payments of stated interest).

         Gain or loss from the disposition of a note generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for longer than one year. You should consult your own tax advisor regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income if you are not a corporation) and losses (the deductibility of which is subject to limitation).

         Backup Withholding and Information Reporting. A U.S. Holder of a note may be subject, under certain circumstances, to backup withholding at a rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) with respect to payments of interest (including OID) on, and gross proceeds from a sale or other disposition of, a note. These backup withholding rules apply if the U.S. Holder, among other things:

         o fails to furnish a social security number ("SSN") or other taxpayer identification number ("TIN"), certified under penalties of perjury within a reasonable time after the request therefor;

         o        furnishes an incorrect SSN or TIN;

         o        fails to properly report interest (including OID); or

         o under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the SSN or TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding.

         A U.S. Holder of a note who does not provide his, her or its correct SSN or TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is provided to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of notes should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

         We will report to the holder of a note and the IRS the amount of any "reportable payments" made by us and any amount withheld with respect to the notes during the calendar year.

NON-U.S. HOLDERS

         The following discussion is limited to the U.S. federal income and estate tax consequences to a holder of a note that is not a U.S. Holder (a "Non-U.S. Holder"). For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is:

         o effectively connected with the conduct of a U.S. trade or business or

         o        in the case of a treaty resident, attributable to a U.S.
                  permanent establishment (or, in the case of an individual, a fixed base) in the United States.

         o Stated Interest. Generally, interest (including OID) paid to a Non-U.S. Holder of a note will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest (including OID) on the notes will qualify as portfolio interest if the Non-U.S. Holder:

         o does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock within the meaning of Section 871(h)(3) of the Code and the regulations thereunder;

         o is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code;

         o is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

         o either (A) provides to us or our paying agent its name and address on an IRS Form W-8BEN and certifies, under penalties of perjury, that such holder is not a U.S. person, or (B) holds notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

         Exchange Offer. The exchange of an old note for a new note pursuant to the exchange offer should not constitute a material modification of the terms of a note and therefore should not constitute a taxable event for U.S. federal income tax purposes. See "U.S. Holders - Exchange Offer" above.

         Stated Interest and OID. The gross amount of payments of interest and OID that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates and will not be subject to U.S. federal withholding tax at the 30% gross rate if the Non-U.S. Holder certifies on IRS Form W-8ECI that such holder is exempt from withholding tax because the interest income and OID on your notes is effectively connected with the conduct of such holder's trade or business in the United States. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional "branch profits tax." To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a TIN and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable regulations for payments through qualified intermediaries and payments to partnerships, estates and trusts. You should consult your tax advisor regarding the application of the U.S. federal withholding tax rules to your particular circumstances.

         Sale, Exchange or Redemption of the Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax, unless:

         o        such gain is U.S. trade or business income;

         o subject to certain exceptions, the Non-U.S. Holder is an individual who holds the note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition; or

         o the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

         Federal Estate Tax. A note held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax, provided the interest on the notes is exempt from withholding of U.S. federal income tax under the portfolio interest exemption described above (without regard to the certification requirement) and income on such note was not U.S. trade or business income. If you are an individual, you should consult with your tax advisor regarding the possible application of the U.S. federal estate tax to your particular circumstances.

         Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid and OID accrued to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

         Treasury regulations provide that the backup withholding tax at a rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) and certain information reporting will not apply to such payments of interest (including OID) with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

         The payment of the proceeds from the disposition of a note to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a U.S. related person). In the case of the payment of the proceeds from the disposition of a note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.

         EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. Until , 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. See "The Exchange Offer--Resales of the New Notes" for additional information on resales of the new notes.

                                  LEGAL MATTERS

         The validity of the new notes will be passed upon for us by Mayer, Brown, Rowe & Maw, New York, New York.

                                     EXPERTS

         The consolidated financial statements of DLJ Brand Holdings, Inc. and subsidiaries as of December 31, 2000 and December 31, 2001 and for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, are included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

              We file reports, proxy statements and other information with the Commission. You may also read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room and their copy charges. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         We have filed a registration statement on Form S-4 (of which this prospectus is a part) with the Commission under the Securities Act with respect to the exchange notes. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. You should review our registration statement and our exhibits.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR DLJ BRAND
HOLDINGS, INC. AND SUBSIDIARIES:
Independent Auditors' Report.............................................. F-2
Consolidated Statements of Operations for the years ended
December 31, 2001, 2000 and 1999.......................................... F-3
Consolidated Balance Sheets as of December 31, 2001 and 2000.............. F-4
Consolidated Statements of Cash Flows for the years ended
December 31, 2001, 2000, and 1999......................................... F-6
Consolidated Statements of Stockholders' Equity (Deficit)
for the years ended December 31, 2001, 2000, and 1999..................... F-7
Notes to Consolidated Financial Statements................................ F-8

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR DLJ BRAND
HOLDINGS, INC. AND SUBSIDIARIES:
Consolidated Statements of Operations for the nine months
ended September 30, 2002 and 2001......................................... F-33
Consolidated Balance Sheets as of September 30, 2002 and
December 31, 2001......................................................... F-34
Consolidated Statements of Cash Flows for the nine months ended
September 30, 2002 and 2001............................................... F-35
Notes to Interim Consolidated Financial Statements........................ F-36

                          INDEPENDENT AUDITORS' REPORT

To DLJ Brand Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of DLJ Brand Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts, and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DLJ Brand Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

St. Louis, Missouri
September 6, 2002

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)



                                                                         YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                  2001            2000           1999
                                                                ---------      ---------      ---------
Revenue:
      Labor ...............................................     $ 226,099      $ 189,891      $ 158,532
      Equipment rental ....................................        68,130         67,060         54,653
      Equipment sales .....................................        10,860          7,115          5,731
                                                                ---------      ---------      ---------
Total revenues ............................................       305,089        264,066        218,916
                                                                ---------      ---------      ---------

Operating expenses:
      Labor ...............................................       182,672        155,081        130,237
      Equipment rental ....................................        26,042         27,412         25,190
      Equipment sales .....................................         6,853          4,827          4,140
      Divisional operating expenses .......................        16,725         16,369         12,063
                                                                ---------      ---------      ---------

Total operating expenses ..................................       232,292        203,689        171,630
                                                                ---------      ---------      ---------
           Gross profit ...................................        72,797         60,377         47,286
Selling and administrative expenses .......................        42,785         39,254         31,562
                                                                ---------      ---------      ---------
           Operating income ...............................        30,012         21,123         15,724

Interest expense ..........................................        22,750         22,052         19,131
Interest income ...........................................          (609)           (95)          (159)
Accretion of preferred stock dividends of subsidiary ......         7,308          6,338          5,497
                                                                ---------      ---------      ---------
           Income (loss) before provision for income tax ..           563         (7,172)        (8,745)

Provision for income tax ..................................            --             --             --
                                                                ---------      ---------      ---------
           Net income (loss) ..............................     $     563      $  (7,172)     $  (8,745)
                                                                =========      =========      =========

          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     ASSETS



                                                                                          DECEMBER 31,   DECEMBER 31,
                                                                                              2001           2000
                                                                                          ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents ..........................................................     $   12,660     $    3,139
  Trade accounts receivable, net of allowance for doubtful accounts of $1,150
    in 2001, and $913 in 2000 ........................................................         53,175         46,016
  Accrued revenue ....................................................................          2,130          3,218
  Notes receivable, current portion ..................................................            299            218
  Other current assets ...............................................................          8,005          7,554
                                                                                           ----------     ----------

    Total current assets .............................................................         76,269         60,145
                                                                                           ----------     ----------

PROPERTY AND EQUIPMENT:
  Land ...............................................................................          1,721          1,716
  Buildings ..........................................................................          3,627          3,227
  Vehicles and other equipment .......................................................         34,542         33,076
  Scaffolding equipment ..............................................................        216,776        201,825
  Leasehold improvements .............................................................            881            893
                                                                                           ----------     ----------

    Total property and equipment, at cost ............................................        257,547        240,737

  Less accumulated depreciation and amortization .....................................         83,903         65,170
                                                                                           ----------     ----------

    Total property and equipment, net ................................................        173,644        175,567
                                                                                           ----------     ----------

OTHER ASSETS .........................................................................          7,523         10,537
                                                                                           ----------     ----------

    Total assets .....................................................................     $  257,436     $  246,249
                                                                                           ==========     ==========


                          (Continued on following page)

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                            DECEMBER 31,     DECEMBER 31,
                                                                                               2001              2000
                                                                                            ------------     ------------
CURRENT LIABILITIES:
      Revolving loan ..................................................................     $        --      $     4,125
      Current maturities of long-term debt ............................................          13,150            8,800
      Notes payable and capital lease obligations, current portion ....................           2,209            1,145
      Accounts payable and accrued expenses ...........................................          37,028           34,473
      Deferred revenue ................................................................           1,340            1,845
                                                                                            -----------      -----------

           Total current liabilities ..................................................          53,727           50,388
                                                                                            -----------      -----------

LONG-TERM DEBT ........................................................................         182,360          178,669
                                                                                            -----------      -----------

NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS ...........................................           2,708            5,131
                                                                                            -----------      -----------

DEFERRED INCOME TAXES .................................................................             448            1,662
                                                                                            -----------      -----------

PREFERRED STOCK OF SUBSIDIARY .........................................................          55,050           47,742
                                                                                            -----------      -----------

STOCKHOLDERS' EQUITY (DEFICIT):
      Common stock, $0.01 par value, 20,000,000 shares authorized, 14,607,837 shares ..
      issued and 14,437,803 shares outstanding ........................................             146              144
      Paid-in capital .................................................................          15,260           14,830
      Receivables from sale of Holdings' common stock .................................          (1,477)          (1,097)
      Predecessor basis adjustment ....................................................         (13,038)         (13,038)
      Cumulative translation adjustment ...............................................          (1,768)          (1,639)
      Accumulated deficit .............................................................         (35,980)         (36,543)
                                                                                            -----------      -----------

           Total stockholders' deficit ................................................         (36,857)         (37,343)
                                                                                            -----------      -----------

           Total liabilities and stockholders' deficit ................................     $   257,436      $   246,249
                                                                                            ===========      ===========


          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                           YEAR ENDED DECEMBER 31,
                                                                                  ---------------------------------------
                                                                                    2001            2000          1999
                                                                                  ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss) ...................................................     $     563      $  (7,172)     $  (8,745)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
               Deferred income tax provision (benefit) ......................          (244)          (339)            29
               Depreciation and amortization ................................        26,616         25,419         23,769
               Non-cash interest ............................................         2,499          2,183          2,095
               Gain on sale of scaffolding equipment.........................        (1,247)        (1,260)        (1,005)
               Preferred stock dividends of subsidiary ......................         7,308          6,338          5,497
               Changes in operating assets and liabilities:
                      Trade accounts receivable, net ........................        (7,159)        (8,134)        (5,861)
                      Accrued revenue .......................................         1,088         (1,432)           270
                      Notes receivable ......................................           154            190            220
                      Other current assets ..................................          (451)        (4,110)           (33)
                      Accounts payable and accrued expenses .................         2,555          8,230          2,194
                      Deferred revenue ......................................          (505)         1,114            (69)
               Other ........................................................        (1,736)        (1,533)          (842)
                                                                                  ---------      ---------      ---------

                      Net cash provided by operating activities .............        29,441         19,494         17,519
                                                                                  ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment .................................       (19,635)       (32,234)       (23,452)
        Proceeds from sale of scaffolding equipment .........................         2,871          3,629          3,629
        Receipts on note receivable from WMIS ...............................            --             --          2,175
        Proceeds from sales of property and equipment other than scaffolding.            --             43             55
        Payments for acquisitions ...........................................        (3,800)       (10,955)        (1,875)
                                                                                  ---------      ---------      ---------

                      Net cash used for investing activities ................       (20,564)       (39,517)       (19,468)
                                                                                  ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from long-term debt ........................................        15,000         30,000             --
        Payments of long-term debt ..........................................        (8,912)        (6,175)        (5,000)
        Exercise of stock options ...........................................            40            354            713
        (Payments) borrowings of revolving loans ............................        (4,125)           165          3,960
        Payments on capital lease obligations ...............................        (1,359)        (1,426)          (605)
                                                                                  ---------      ---------      ---------

                      Net cash provided by (used for) financing activities ..           644         22,918           (932)
                                                                                  ---------      ---------      ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ............................         9,521          2,895         (2,881)
CASH AND CASH EQUIVALENTS, beginning of period ..............................         3,139            244          3,125
                                                                                  ---------      ---------      ---------

CASH AND CASH EQUIVALENTS, end of period ....................................     $  12,660      $   3,139      $     244
                                                                                  =========      =========      =========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
        Interest paid .......................................................     $  20,178      $  19,957      $  16,934
        Income taxes paid ...................................................           646            378            165
NON CASH TRANSACTIONS:
        Notes payable, issued in connection with acquisitions ...............     $     500      $   3,300      $     200
        Purchase of equipment with capital lease ............................            --            289             --
        Issuance of common stock in exchange for notes receivable ...........           380            275            486


          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                          RECEIVABLES
                                                             FROM
                                                            SALE OF
                                                           HOLDINGS'   PREDECESSOR              CUMULATIVE
                                     COMMON     PAID-IN     COMMON       BASIS     ACCUMULATED  TRANSLATION            COMPREHENSIVE
                                     STOCK      CAPITAL      STOCK     ADJUSTMENT    DEFICIT    ADJUSTMENT    TOTAL     INCOME(LOSS)
                                    --------    --------  -----------  ----------- -----------  -----------  --------  -------------
Balance, December 31, 1998 ......   $    134    $ 13,618   $   (336)    $(13,038)   $(20,626)    $ (1,368)   $(21,616)
Comprehensive loss:
     Net loss ...................         --          --         --           --      (8,745)          --      (8,745)   $ (8,745)
     Translation adjustment .....         --          --         --           --          --          517         517         517
                                                                                                                         --------
     Comprehensive loss .........                                                                                        $ (8,228)
                                                                                                                         ========
Exercise of stock options .......          1         130         --           --          --           --         131
Issuance of promissory notes
   from officers and employees ..         --          --       (486)          --          --           --        (486)
Issuance of restricted stock ....          7         706         --           --          --           --         713
Other ...........................         --          12         --           --          --           --          12
                                    --------    --------   --------     --------    --------     --------    --------
Balance, December 31, 1999 ......   $    142    $ 14,466   $   (822)    $(13,038)   $(29,371)    $   (851)   $(29,474)
Comprehensive income:
   Net income ...................         --          --         --           --      (7,172)          --      (7,172)   $ (7,172)
   Translation adjustment .......         --          --         --           --          --         (788)       (788)       (788)
                                                                                                                         --------
   Comprehensive loss ...........                                                                                        $ (7,960)
                                                                                                                         ========
Issuance of promissory notes
   from officers and employees ..         --          --       (275)          --          --           --        (275)
Exercise of stock options .......          2         352         --           --          --           --         354
Other ...........................         --          12         --           --          --           --          12
                                    --------    --------   --------     --------    --------     --------    --------
Balance, December 31, 2000 ......   $    144    $ 14,830   $ (1,097)    $(13,038)   $(36,543)    $ (1,639)   $(37,343)
Comprehensive income:
   Net income ...................         --          --         --           --         563           --         563    $    563
   Translation adjustment .......         --          --         --           --          --         (129)       (129)       (129)
                                                                                                                         --------
   Comprehensive income .........                                                                                        $    434
                                                                                                                         ========
Issuance of promissory notes
   from officers and employees ..         --          --       (380)          --          --           --        (380)
Exercise of stock options .......          2         418         --           --          --           --         420
Other ...........................         --          12         --           --          --           --          12
                                    --------    --------   --------     --------    --------     --------    --------
Balance, December 31, 2001 ......   $    146    $ 15,260   $ (1,477)    $(13,038)   $(35,980)    $ (1,768)   $(36,857)
                                    ========    ========   ========     ========    ========     ========    ========



          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

1.       ORGANIZATION AND BUSINESS:

         DLJ Brand Holdings, Inc. (Holdings) is a holding company whose sole asset is a 100% equity interest in Brand Services, Inc. (Brand). Holdings (a Delaware Corporation) is owned 60.0% by Credit Suisse First Boston (USA) Inc.
(CSFB) and its affiliates, 8.6% by Carlisle Enterprises, L.P. (Carlisle), 17.0% by Rust International Inc. (Rust International) through its wholly owned subsidiary, Rust Industrial Services Inc. (RIS), and 14.4% by the directors, officers, and employees of Holdings. Rust International is a subsidiary of Waste Management Industrial Services, Inc. (WMIS). See Note 20 for a description of the sale of the Company. The consolidated financial statements of Holdings include the accounts of Holdings, Brand and all of its direct and indirect subsidiaries. Holdings, Brand and its subsidiaries are collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated.

         On September 30, 1996, Brand, a newly formed entity created by the merchant banking group of Donaldson, Lufkin, and Jenrette, Inc. (DLJ), purchased the assets of Rust Scaffold Services, Inc. and its subsidiaries, which were direct and indirect subsidiaries of Rust International (the Acquisition). The Acquisition was financed by $190.0 million in debt and accounted for under the purchase method of accounting.

         The Company operates in one segment and provides scaffolding services primarily to refining, petrochemical, chemical, utility, and pulp and paper industries, and to a lesser extent general commercial clients. Scaffolding services are typically provided in connection with periodic, routine cleaning and maintenance of refineries, chemical plants and utilities, as well as for new construction projects. The Company provides personnel to erect and dismantle scaffolding structures, transport scaffolding to project sites and supervise and manage such activities. In addition, the Company rents and occasionally sells scaffolding that is classified as property and equipment on the consolidated balance sheets. The Company maintains a substantial inventory of scaffolding in the United States and Canada.

         The Company's services are not rendered to or dependent on any single customer within the industrial or commercial markets and, therefore, the Company does not believe that a material concentration of credit risk exists, except that one customer accounted for 11%, 13%, and 13% of revenue for the years ended December 31, 2001, 2000, and 1999, respectively. Sales to this customer were $32.5 million, $34.0 million, and $29.4 million for the years ended December
31, 2001, 2000, and 1999, respectively.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         Labor revenues are recognized when the services are performed. Equipment rental revenues are recognized based on the number of days the equipment is rented beginning with the first day the equipment is under rental.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

SALES OF SCAFFOLDING

         The Company periodically sells new scaffolding directly to third parties. The Company recognizes revenue upon shipment and records as operating expense, the average cost of the scaffolding sold. In addition, the Company sells used scaffolding to third parties, primarily to its rental customers. The Company recognizes revenue for the proceeds of such sales and records as operating expense, the net book value of the scaffolding. Net book value is determined assuming the oldest scaffolding is sold first, as the Company maintains inventory records on a group basis.

CASH AND CASH EQUIVALENTS

         The Company considers all short-term deposits purchased with original maturities of three months or less to be cash equivalents.

ACCRUED REVENUE

         Accrued revenue represents work performed which either due to contract stipulations or lacking contractual documentation needed, could not be billed. Substantially all unbilled amounts are expected to be billed and collected within one year.

PROPERTY AND EQUIPMENT

         Property and equipment (including major repairs and improvements that extend the useful life of the asset) are capitalized and stated at cost. Ordinary maintenance and repairs of equipment are charged to expense. The cost of property and equipment is depreciated over the estimated useful lives on the straight-line method as follows:


   Buildings                           10 to 30 years
   Vehicles and other equipment        3 to 8 years
   Scaffolding equipment               2 to 20 years
   Leasehold improvements              Life of the applicable lease or life
                                       of the improvement, whichever is shorter

         For the years ended December 31, 2001, 2000, and 1999, depreciation expense was $23,488, $24,501, and $23,488, respectively.

DEFERRED FINANCING COSTS

         In connection with borrowings under the Credit Agreement (Credit Agreement) and the February 1998 issuance of 10 1/4% Senior Notes (Senior Notes), the Company incurred financing fees and expenses that were deferred and are being amortized generally over 10 years. For the years ended December 31, 2001, 2000, and 1999, amortization expense related to deferred financing costs was $740, $739, and $722, respectively. Accumulated amortization related to the deferred financing costs was $3,127 and $2,387 as of December 31, 2001 and 2000, respectively.

ASSET IMPAIRMENT

         If facts and circumstances suggest that long-lived assets, including goodwill, may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value.

DEFERRED REVENUE

         Deferred revenues represent amounts collected from customers at a faster rate than the work is performed on these contracts. Substantially all of the costs related to these amounts will be incurred within one year.

WORKERS' COMPENSATION, GENERAL LIABILITY, AND HEALTH BENEFIT LIABILITIES

         The estimates of workers' compensation, general, and health benefit liabilities are included in accounts payable and accrued expenses, and are developed using actuarial methods based upon historical data for payment patterns, cost trends, utilization of health care services and other relevant factors. These estimates are continually reviewed and adjustments, if necessary, are reflected in the period known.

FOREIGN OPERATIONS

         The assets and liabilities of a foreign subsidiary, Brand Scaffold Services of Canada, Inc., are translated at the rates of exchange in effect on the balance sheet date while income statement accounts are translated at the average exchange rate in effect during the period. The resulting translation adjustments are charged or credited to the cumulative translation adjustment account included in stockholders' equity (deficit). Revenue from the Canadian operation and scaffolding equipment in Canada are less than 10% of the consolidated totals for the Company.

3.       NOTES RECEIVABLE:

         Notes receivable result from scaffolding sales. As of December 31, 2001 and 2000, $327 and $481, respectively, of such notes maturing in two to four years were outstanding with interest rates ranging from 8.5% to 9.0%.

4.       OTHER ASSETS:

         Other assets consists of the following at December 31:



                                                                                        2001         2000
                                                                                      -------     -------
    Deferred financing costs, net ...............................................     $ 3,317       4,048
    Goodwill, net of accumulated amortization of $3,382 in 2001, and $626 in 2000       3,848       5,716
    Other .......................................................................         358         773
                                                                                      -------     -------
                                                                                      $ 7,523      10,537
                                                                                      =======     =======

         Goodwill was amortized using the straight-line method over five years. Amortization expense related to goodwill was $2,756, $542, and $96 for the years ended December 31, 2001, 2000, and 1999, respectively. Goodwill amortization expense for 2001 included an impairment charge of $1.4 million. During 2001, goodwill associated with one of the acquired businesses in 2000 was written off because management no longer believed the carrying value of that goodwill was recoverable. Amortization expense related to the noncompete agreement was $181, $182, and $185 for the years ended December 31, 2001, 2000, and 1999, respectively.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


5.       ALLOWANCE FOR DOUBTFUL ACCOUNTS:

         The allowance for doubtful accounts consists of the following:



                                                      YEARS ENDED DECEMBER 31
                                                ---------------------------------
                                                  2001         2000         1999
                                                -------      -------      -------
    Balance at beginning of year                $   913          770          812
    Additions charged to operating expenses       1,340        1,560          540
    Net write-offs                               (1,103)      (1,417)        (582)
                                                -------      -------      -------

    Balance at end of year                      $ 1,150          913          770
                                                =======      =======      =======


6.       INCOME TAXES:

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are not provided on undistributed earnings of the Company's foreign subsidiary because those earnings are considered to be permanently invested. If the reinvested earnings were to be remitted, the U. S. income taxes under current law would be immaterial.

         For the years ended December 31, 2001, 2000 and 1999, income (loss) before provision for income tax of the Company's foreign subsidiary was $(1,024), $1,492 and $44, respectively. For the years ended December 31, 2001, 2000, and 1999, the provision for income tax consisted of a deferred domestic tax expense (benefit) of $440, ($666), and ($29), current foreign tax expense (benefit) of $244, $339, and ($29), and deferred foreign tax expense of ($684), $327, and $58, respectively.

         The reconciliation of the statutory federal income tax expense (benefit) on the Company's pretax income (loss) to the actual provision for income taxes for the years ended December 31, 2001, 2000, and 1999 are as follows:


                                                     2001         2000         1999
                                                    -------      -------      -------
    Statutory federal income taxes                  $   191       (2,438)      (2,973)
    State and local taxes, net of federal               121         (507)        (437)
    Foreign taxes                                      (100)         151            7
    Non-deductible preferred stock dividends          2,923        2,535        2,199
    Valuation allowance                              (3,262)         114        1,087
    Other                                               127          145          117
                                                    -------      -------      -------
    Provision for income tax                        $    --           --           --
                                                    =======      =======      =======

         The components of the net deferred income tax liability as of December 31, 2001, and 2000, are as follows:



                                                        2001          2000
                                                      --------      --------
    Deferred tax assets:
      Accrued liabilities                             $  7,926         6,409
      Property and equipment                               954         1,791
      Net operating loss carryforward                   41,134        38,569
      Valuation allowance                               (7,602)      (10,864)
                                                      --------      --------
          Deferred tax assets                           42,412        35,905
                                                      --------      --------

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


6.       INCOME TAXES: (CONTINUED)


                                                                                      2001          2000
                                                                                    --------      --------
    Deferred tax liabilities:
         Property and equipment                                                      (42,860)      (37,567)
                                                                                    --------      --------
             Deferred tax liabilities                                                (42,860)      (37,567)
                                                                                    --------      --------
             Deferred income tax liability, net                                     $   (448)       (1,662)
                                                                                    ========      ========

         The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. For the years ended December 31, 2001, 2000, and 1999, the valuation allowance increased (decreased) ($3.3) million, $0.1 million, and $1.1 million, respectively. At December 31, 2001, the Company had net operating loss carryforwards, for federal income tax purposes, of $102.9 million which expire in various years between 2011 and 2021.

7.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

         The major components of accounts payable and accrued expenses as of December 31, 2001 and 2000, are as follows:



                                                                        2001        2000
                                                                      -------     -------
    Accounts payable                                                  $ 6,888       6,732
    Payroll and related accruals                                       10,201       9,776
    Workers' compensation, general and health benefit liabilities      12,517      10,675
    Accrued interest                                                    5,215       5,143
    Other                                                               2,207       2,147
                                                                      -------     -------
                                                                      $37,028      34,473
                                                                      =======     =======

8.       NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS:

         Notes payable and capital lease obligations as of December 31, 2001 and 2000, are as follows:


                                                             2001       2000
                                                            ------     ------
    Notes payable                                           $3,119      3,607
    Capital lease obligations                                1,798      2,669
                                                            ------     ------
                                                             4,917      6,276
    Less current portion                                     2,209      1,145
                                                            ------     ------
                                                            $2,708      5,131
                                                            ======     ======

         Notes payable consist of several promissory notes with interest rates of 8.5%. Future principal payments total $1,256 for 2002, $1,038 for 2003, $660 for 2004, and $165 for 2005. See note 10 for the amortization table of the capital lease obligations.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

9.       DEBT AND BORROWING ARRANGEMENTS:

         At December 31, 2001 and 2000, long-term debt consisted of the following:


                                                          2001         2000
                                                        --------     --------
    Revolving loan                                      $     --        4,125
    Term A loan, due 2002                                  9,000       17,500
    Term B loan, due 2002 through 2003                    44,413       29,825
    Subordinated Note, due 2008                           14,500       14,500
    Senior Notes, due 2008                               130,000      130,000
                                                        --------     --------
                                                         197,913      195,950
    Less:
    Unamortized discount                                   2,403        4,356
    Current portion                                       13,150       12,925
                                                        --------     --------
           Long-term debt                               $182,360      178,669
                                                        ========     ========

         In 1996, in connection with the Acquisition, Brand entered into a Credit Agreement which provided for Term Loan Commitments, including Revolving Loans, (Term Loans) under Senior Secured Credit facilities totaling $160.0 million, and a Revolving Loan Commitment totaling $30.0 million (collectively, the Credit Agreement).

         In February 1998, Brand issued $130.0 million of Senior Notes due February 2008. The offering was underwritten by DLJ. The proceeds of this offering were used to repay $120.0 million of the Term A Loans outstanding under the Credit Agreement. In connection with this offering, the Company amended the Credit Agreement to reduce the total facility to $60.0 million. In addition, the Company secured a Term B Loan commitment to enable it to make future acquisitions, repay the revolving loans and for working capital needs. Certain provisions contained in the Credit Agreement were amended to eliminate a requirement that revolving loans be periodically reduced. For the years ended December 31, 2001 and 2000, the Company had borrowed $15.0 million and $30.0 million, respectively, under the Term B loan commitment. In connection with the Credit Agreement, the Company incurred administrative and commitment fees, included in interest expense, of $173, $154, and $183 for the years ended December 31, 2001, 2000, and 1999, respectively.

         Maturities of debt as of December 31, 2001, are as follows:


    YEAR:
    -----
    2002 ......................................................     $ 13,150
    2003 ......................................................       43,963
    2004 ......................................................           --
    2005 ......................................................           --
    2006 ......................................................           --
    Thereafter ................................................      140,800
                                                                    --------
                                                                    $197,913
                                                                    ========


         Interest rates are determinable under the Credit Agreement based upon certain market "Base Rates" or LIBOR, plus an "Applicable Margin" between 1.75% to 3.50%. The Applicable Margins for Term B loans are fixed while those for Term A loans vary, based generally on earnings performance. The average interest rate under Term Loans in effect during the years ended December 31, 2001, 2000, and 1999, was 9.63%, 10.20% and 9.87%, respectively. Interest expense on the Term Loans and the Senior Notes for the years ended December 31, 2001, 2000, and 1999 was $17,901, $16,691, and $15,499, respectively.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


9.       DEBT AND BORROWING ARRANGEMENTS: (CONTINUED)

         Revolving loan commitments equal an amount based upon an eligible borrowing base, as defined, with a maximum available limit of $30.0 million. The loan expires September 30, 2002, and interest rates are based on certain market "Base Rates" or LIBOR plus a margin of between 1.75% and 3.50% (generally based on earnings performance). At December 31, 2001 and 2000, the available borrowing base (which is net of outstanding borrowings) was $15.0 million and $12.3 million, respectively. As of December 31, 2001 and 2000, amounts borrowed under the revolving loan were $0 and $4.1 million, respectively. Interest expense on the revolving loan for the years ended December 31, 2001, 2000, and 1999 was $173, $1,213, and $509, respectively.

         Substantially all assets of the Company are pledged as collateral for the Credit Agreement. In addition, the Company is required to comply with various affirmative and negative covenants in the Credit Agreement, including, among other restrictions, financial covenants requiring certain levels of net worth to be maintained and the achievement of certain financial ratios. The Company was in compliance with the various affirmative and negative covenants at December 31, 2001.

         As part of the Acquisition, the Company issued a Subordinated Note (Subordinated Note) to Rust International totaling $14.5 million due 2008. The Subordinated Note was recorded at its fair value of $4.8 million, assuming an effective interest rate of 18.00% per annum. Subject to certain conditions, Holdings has the option of paying interest, calculated annually, through the issuance of additional subordinated notes in lieu of cash. Additionally, based on Holdings' financial performance, the Subordinated Note's interest and principal payments may be delayed or accelerated. The fair market value of the Subordinated Note is approximately $9.2 million and $6.2 million as of December 31, 2001 and 2000, respectively. No principal or interest cash payments were made during 2001 or 2000.

         The Company was advised that certain investors who acquired 10 1/4% Senior Notes in market transactions in May, 2001 may be entitled to recover possible losses or seek rescission under the Securities Act of 1933, as amended, and that the Company could become subject to claims for loss or damage in connection therewith. If rescission were to be ordered against the Company, the Company's maximum potential cash obligation is estimated at $3.7 million as of December 31, 2001, and an amount equal thereto has been classified as current maturities of long-term debt on the consolidated balance sheet. Since the investors acquired the shares at market prices below the face value of the 10 1/4% Senior Notes, the Company would recognize an extraordinary gain upon any such rescission. The rescission rights, or associated rights arising from any loss on a resale of the 10 1/4% Senior Notes involved in such transactions, expired unexercised in May, 2002.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)



10.      LEASE OBLIGATIONS:

         The Company leases a portion of its operating and office facilities under operating leases. For the years ended December 31, 2001, 2000, and 1999, rent expense was $2,970, $2,564, and $1,735, respectively. The Company leases certain scaffolding equipment under capital leases. The net book value of the scaffolding equipment under capital lease was $2,559 and $2,746 as of December 31, 2001 and 2000, respectively.

         The future minimum lease payments under noncancelable leases as of December 31, 2001, are as follows:


                                                          CAPITAL    OPERATING
                                                           LEASES     LEASES
                                                          -------    ---------
    YEAR:
    2002                                                   $1,069     $2,585
    2003                                                      859      1,912
    2004                                                       --      1,465
    2005                                                       --      1,098
    2006                                                       --      1,282
                                                           ------     ------
                  Total minimum lease payments              1,928     $8,342
                                                           ------     ------
             Less imputed interest component                  130
                                                           ------
                  Present value of net minimum lease
                  payments                                 $1,798
                                                           ======

11.      COMMITMENTS AND CONTINGENCIES:

         In the ordinary course of conducting its business, the Company becomes involved in various pending claims and lawsuits. These primarily relate to employee matters. The outcome of these matters is not presently determinable, however, in the opinion of management, based on the advice of legal counsel, the resolution of these matters is not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

         The Company has available Letter of Credit Commitments in an amount not to exceed $15.0 million, of which $15.0 million, $13.5 million, and $9.5 million, was outstanding with a bank at December 31, 2001, 2000, and 1999, respectively. For the years ended December 31, 2001, 2000, and 1999, the Company paid fees related to such commitments (included in interest expense) of $414, $315, and $285, respectively.

         As of December 31, 2001, the Company's workers' compensation general and health benefit liabilities included a specific reserve of $700 related to a general liability insurance claim and additional reserves for the Company's estimate of its total liability. As a result of the insurance company that was expected to cover this claim going into liquidation and an unfavorable judicial ruling on this claim in 2002, it became apparent, that this claim had to be paid in advance of the Company's settlement with the insurance company. In June 2002, the Company made a payment of $1.0 million to settle this general liability insurance claim. The Company currently has a claim, deemed valid, against the assets of the insurance company in liquidation.

12.      SUPPLEMENTAL CONSOLIDATING INFORMATION:

         As discussed in Note 20, a 100% owned subsidiary of DLJ Brand Holdings, Inc. issued $150.0 million of 12% Senior Notes. Brand Services, Inc.'s obligations under these notes were fully and unconditionally guaranteed on a senior subordinated, joint, and several basis by the other domestic subsidiaries of DLJ Brand Holdings (which are all 100% owned by DLJ Brand Holdings) and Brand Intermediate Holdings (the successor company to DLJ Brand Holdings).

         Supplemental consolidating information of DLJ Brand Holdings, Inc., Brand Services, Inc., the guarantor subsidiaries, and its foreign non-guarantor subsidiaries is presented below. Investments in subsidiaries are presented on the equity method of accounting. Separate financial statements are not provided because management has concluded that the

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


summarized financial information below provides sufficient information to allow investors to separately determine the nature of the asset held by and the operations of the domestic and foreign subsidiaries.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

Condensed Consolidating Balance Sheet

December 31, 2001

                                                                                           DLJ                           DLJ BRAND
        ASSETS                        BRAND SERVICES,    GUARANTOR     NON-GUARANTOR      BRAND       ADJUSTMENTS AND  HOLDINGS, INC
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.   ELIMINATIONS    CONSOLIDATED
                                      ---------------  --------------  ------------   --------------  ---------------  -------------
Current Assets:
  Cash and cash equivalents           $      10,788     $         --   $     2,057    $          --   $        (185)   $     12,660
  Trade accounts receivable                      --           51,750         1,425               --              --          53,175
  Accrued revenue                                --            1,946           184               --              --           2,130
  Notes receivable, current portion              --              299            --               --              --             299
  Other current assets                        2,120            5,740           558               --            (413)          8,005
  Due from affiliates                            --           47,700            --               --         (47,700)             --
                                      -------------     ------------   -----------    -------------   -------------    ------------
     Total current assets                    12,908          107,435         4,224               --         (48,298)         76,269
                                      -------------     ------------   -----------    -------------   -------------    ------------
Property and Equipment:
  Land                                           --            1,625            96               --              --           1,721
  Buildings                                      --            3,471           156               --              --           3,627
  Vehicles and other equipment               10,728           18,960         4,854               --              --          34,542
  Scaffolding equipment                     205,390               --        11,386               --              --         216,776
  Leasehold improvements                        243              638            --               --              --             881
                                      -------------     ------------   -----------    -------------   -------------    ------------
     Total property and equipment,
     at cost
                                            216,361           24,694        16,492               --              --         257,547
  Less accumulated depreciation
  and amortization
                                             68,210           10,685         5,008               --              --          83,903
                                      -------------     ------------   -----------    -------------   -------------    ------------
     Total property and equipment,
     net                                    148,151           14,009        11,484               --              --         173,644
                                      -------------     ------------   -----------    -------------   -------------    ------------
Due from affiliates                           9,750               --            --               --          (9,750)             --
                                      -------------     ------------   -----------    -------------   -------------    ------------
Deferred tax asset                              780               --            --               --            (780)             --
                                      -------------     ------------   -----------    -------------   -------------    ------------
Investment in subsidiaries                       --               --            --          (24,760)         24,760              --
                                      -------------     ------------   -----------    -------------   -------------    ------------
Other assets                                  7,523               --            --               --              --           7,523
                                      -------------     ------------   -----------    -------------   -------------    ------------
     Total assets                     $     179,112     $    121,444   $    15,708    $     (24,760)  $     (34,068)   $    257,436
                                      =============     ============   ===========    =============   =============    ============

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

Condensed Consolidating Balance Sheet

December 31, 2001 (continued)


                                                                                            DLJ                        DLJ BRAND
                                                BRAND                                      BRAND        ADJUSTMENTS     HOLDINGS
LIABILITIES AND STOCKHOLDERS' EQUITY          SERVICES       GUARANTOR    NON-GUARANTOR   HOLDINGS,          AND           INC.
(DEFICIT)                                       INC.        SUBSIDIARIES  SUBSIDIARIES      INC.        ELIMINATIONS  CONSOLIDATED
                                              ---------     ------------  -------------   ---------     ------------  ------------
Current Liabilities:
  Revolving loan                              $      --      $      --     $      --      $      --      $      --      $      --
  Current maturities of long-term debt           13,150             --            --             --             --         13,150
  Notes payable and capital lease
  obligations, current portion                    2,204              5            --             --             --          2,209
  Accounts payable and accrued expenses          31,033          6,291           302             --           (598)        37,028
  Deferred revenue                                  300          1,040            --             --             --          1,340
  Due to affiliates                              42,867             --         4,833             --        (47,700)            --
                                              ---------      ---------     ---------      ---------      ---------      ---------
      Total current liabilities                  89,554          7,336         5,135             --        (48,298)        53,727
                                              ---------      ---------     ---------      ---------      ---------      ---------
Long-term debt                                  170,263             --            --         12,097             --        182,360
                                              ---------      ---------     ---------      ---------      ---------      ---------
Notes payable and capital lease obligations       2,708             --            --             --             --          2,708
                                              ---------      ---------     ---------      ---------      ---------      ---------
Deferred income taxes                                --             --         1,228             --           (780)           448
                                              ---------      ---------     ---------      ---------      ---------      ---------
Preferred stock in subsidiaries                  55,050             --            --             --             --         55,050
                                              ---------      ---------     ---------      ---------      ---------      ---------
Due to affiliates                                    --             --         9,750             --         (9,750)            --
                                              ---------      ---------     ---------      ---------      ---------      ---------
Total stockholders' equity (deficit)           (138,463)       114,108          (405)       (36,857)        24,760        (36,857)
                                              ---------      ---------     ---------      ---------      ---------      ---------
Total liabilities and stockholders'
equity (deficit)                              $ 179,112      $ 121,444     $  15,708      $ (24,760)     $ (34,068)     $ 257,436
                                              =========      =========     =========      =========      =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


Condensed Consolidating Balance Sheet

December 31, 2000

                                                                                      DLJ                         DLJ BRAND
                                          BRAND                                      BRAND        ADJUSTMENTS     HOLDINGS
                                        SERVICES       GUARANTOR    NON-GUARANTOR   HOLDINGS,          AND           INC.
         ASSETS                           INC.        SUBSIDIARIES  SUBSIDIARIES      INC.        ELIMINATIONS  CONSOLIDATED
                                        ---------     ------------  -------------   ---------     ------------  ------------
Current Assets:
  Cash and cash equivalents             $   1,987     $      --     $   1,288     $      --      $    (136)     $   3,139
  Trade accounts receivable                    --        44,618         1,398            --             --         46,016
  Accrued revenue                              --         3,218           151            --           (151)         3,218
  Notes receivable, current portion            --           218            --            --             --            218
  Other current assets                      1,707         5,780            67            --             --          7,554
  Due from affiliates                          --        33,262           697            --        (33,959)            --
                                        ---------     ---------     ---------     ---------      ---------      ---------
      Total current assets                  3,694        87,096         3,601            --        (34,246)        60,145
                                        ---------     ---------     ---------     ---------      ---------      ---------
Property and Equipment:
  Land                                         --         1,614           102            --             --          1,716
  Buildings                                    --         3,062           165            --             --          3,227
  Vehicles and other equipment             16,008        16,627           441            --             --         33,076
  Scaffolding equipment                   189,751            --        12,074            --             --        201,825
  Leasehold improvements                      243           650            --            --             --            893
                                        ---------     ---------     ---------     ---------      ---------      ---------
      Total property and equipment,
      at cost                             206,002        21,953        12,782            --             --        240,737
  Less accumulated depreciation
  and amortization                         54,312         7,862         2,996            --             --         65,170
                                        ---------     ---------     ---------     ---------      ---------      ---------
      Total property and equipment,
      net                                 151,690        14,091         9,786            --             --        175,567
                                        ---------     ---------     ---------     ---------      ---------      ---------
Due from affiliates                         9,750            --            --            --         (9,750)            --
                                        ---------     ---------     ---------     ---------      ---------      ---------
Deferred tax asset                          1,220            --            --            --         (1,220)            --
                                        ---------     ---------     ---------     ---------      ---------      ---------
Investment in subsidiaries                     --            --            --       (27,199)        27,199             --
                                        ---------     ---------     ---------     ---------      ---------      ---------
Other assets                               10,537            --            --            --             --         10,537
                                        ---------     ---------     ---------     ---------      ---------      ---------
      Total assets                      $ 176,891     $ 101,187     $  13,387     $ (27,199)     $ (18,017)     $ 246,249
                                        =========     =========     =========     =========      =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)




Condensed Consolidating Balance Sheet
December 31, 2000 (continued)

                                                                                            DLJ                        DLJ BRAND
                                                 BRAND                                     BRAND        ADJUSTMENTS     HOLDINGS
LIABILITIES AND STOCKHOLDERS' EQUITY           SERVICES       GUARANTOR    NON-GUARANTOR  HOLDINGS,          AND           INC.
(DEFICIT)                                        INC.        SUBSIDIARIES  SUBSIDIARIES     INC.        ELIMINATIONS  CONSOLIDATED
                                               ---------     ------------  -------------  ---------     ------------  ------------
Current Liabilities:
     Revolving loan                            $   4,125      $      --     $      --     $      --      $      --      $   4,125
     Current maturities of long-term debt          8,800             --            --            --             --          8,800
     Notes payable and capital lease
     obligations, current portion                  1,145             --            --            --             --          1,145
     Accounts payable and accrued expenses        25,404          8,758           447            --           (136)        34,473
     Deferred revenue                                300          1,696            --            --           (151)         1,845
     Due to affiliates                            33,959             --            --            --        (33,959)            --
                                               ---------      ---------     ---------     ---------      ---------      ---------
         Total current liabilities                73,733         10,454           447            --        (34,246)        50,388
                                               ---------      ---------     ---------     ---------      ---------      ---------
Long-term debt                                   168,525             --            --        10,144             --        178,669
                                               ---------      ---------     ---------     ---------      ---------      ---------
Notes payable and capital
lease obligations                                  5,130              1            --            --             --          5,131
                                               ---------      ---------     ---------     ---------      ---------      ---------
Deferred income taxes                                 --             --         2,882            --         (1,220)         1,662
                                               ---------      ---------     ---------     ---------      ---------      ---------
Preferred stock in subsidiaries                   47,742             --            --            --             --         47,742
                                               ---------      ---------     ---------     ---------      ---------      ---------
Due to affiliates                                     --             --         9,750            --         (9,750)            --
                                               ---------      ---------     ---------     ---------      ---------      ---------

Total stockholders' equity (deficit)            (118,239)        90,732           308       (37,343)        27,199        (37,343)
                                               ---------      ---------     ---------     ---------      ---------      ---------
Total liabilities and stockholders'
equity (deficit)                               $ 176,891      $ 101,187     $  13,387     $ (27,199)     $ (18,017)     $ 246,249
                                               =========      =========     =========     =========      =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)



Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2001

                                                                                           DLJ                        DLJ BRAND
                                              BRAND                                       BRAND      ADJUSTMENTS       HOLDINGS
                                            SERVICES      GUARANTOR    NON-GUARANTOR    HOLDINGS,        AND             INC.
                                              INC.       SUBSIDIARIES  SUBSIDIARIES        INC.      ELIMINATIONS    CONSOLIDATED
                                            ---------    ------------  -------------    ---------    ------------    ------------
Revenue:

  Labor                                     $   1,408      $ 228,525     $  12,742      $      --      $ (16,576)     $ 226,099
  Equipment rental                                 --         64,657         3,477             --             (4)        68,130
  Equipment sales                                  --         13,417            80             --         (2,637)        10,860
  Intercompany revenue                         18,494             78            --             --        (18,572)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
     Total revenues                            19,902        306,677        16,299             --        (37,789)       305,089
                                            ---------      ---------     ---------      ---------      ---------      ---------
Operating expenses:
  Labor                                            --        187,497         11,470            --        (16,295)       182,672
  Equipment rental                             19,841          3,530         2,675             --             (4)        26,042
  Equipment sales                                  --         10,041            52             --         (3,240)         6,853
  Divisional operating expenses                    57         16,353           315             --             --         16,725
  Intercompany operating expenses                  --         16,748            --             --        (16,748)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
     Total operating expenses                  19,898        234,169        14,512             --        (36,287)       232,292
                                            ---------      ---------     ---------      ---------      ---------      ---------
     Gross profit                                   4         72,508         1,787             --         (1,502)        72,797
Selling and administrative expenses            17,004         25,007           762             12             --         42,785
Intercompany selling and
administrative expenses                                           --          1,824            --         (1,824)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
     Operating income                         (17,000)        47,501          (799)           (12)           322         30,012
Interest expense                               20,567              6           224          1,953             --         22,750
Interest income                                  (609)            --            --             --             --           (609)
Equity in loss (income)
of subsidiaries                                    --             --            --         (2,206)         2,206             --
Accretion of preferred stock
dividends of subsidiary                         7,308             --            --             --             --          7,308
                                            ---------      ---------     ---------      ---------      ---------      ---------

     Income (loss) before provision for
     income tax                               (44,266)        47,495        (1,023)           241         (1,884)           563

Provision (benefit) for income tax            (18,558)        18,998          (440)            --             --             --
                                            ---------      ---------     ---------      ---------      ---------      ---------

     Net income (loss)                      $ (25,708)     $  28,497     $    (583)     $     241      $  (1,884)     $     563
                                            =========      =========     =========      =========      =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)



Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2000

                                                                                           DLJ                         DLJ BRAND
                                               BRAND                                      BRAND         ADJUSTMENTS    HOLDINGS
                                             SERVICES       GUARANTOR     NON-GUARANTOR  HOLDINGS,         AND            INC.
                                               INC.        SUBSIDIARIES   SUBSIDIARIES      INC.       ELIMINATIONS   CONSOLIDATED
                                             ---------     ------------   -------------  ---------     ------------   ------------
Revenue:

  Labor                                      $     294      $ 180,930      $   9,256     $      --      $    (589)     $ 189,891
  Equipment rental                                  --         63,595          3,758            --           (293)        67,060
  Equipment sales                                  412          6,562            141            --             --          7,115
  Intercompany revenue                           1,312             62             --            --         (1,374)            --
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Total revenues                             2,018        251,149         13,155            --         (2,256)       264,066
                                             ---------      ---------      ---------     ---------      ---------      ---------
Operating expenses:
  Labor                                             --        147,521          8,032            --           (472)       155,081
  Equipment rental                              20,301          6,377          1,027            --           (293)        27,412
  Equipment sales                                   24          4,710             93            --             --          4,827
  Divisional operating expenses                     35         16,053            281            --             --         16,369
  Intercompany operating expenses                  117             --             --            --           (117)            --
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Total operating expenses                  20,477        174,661          9,433            --           (882)       203,689
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Gross profit                             (18,459)        76,488          3,722            --         (1,374)        60,377
Selling and administrative
expenses                                        10,139         28,174            929            12             --         39,254
Intercompany selling and
administrative expenses                             --             --          1,374            --         (1,374)            --
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Operating income                         (28,598)        48,314          1,419           (12)            --         21,123
Interest expense                                20,457             31             --         1,638            (74)        22,052
Interest income                                    (95)            --            (74)           --             74            (95)
Equity in loss (income)
of subsidiaries                                     --             --             --         5,522         (5,522)            --
Accretion of preferred stock
dividends of subsidiary                          6,338             --             --            --             --          6,338
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Income (loss) before provision for
      income tax                               (55,298)        48,283          1,493        (7,172)         5,522         (7,172)

Provision (benefit) for income tax             (19,979)        19,313            666            --             --             --
                                             ---------      ---------      ---------     ---------      ---------      ---------
      Net income (loss)                      $ (35,319)     $  28,970      $     827     $  (7,172)     $   5,522      $  (7,172)
                                             =========      =========      =========     =========      =========      =========

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 1999

                                                                                           DLJ                          DLJ BRAND
                                               BRAND                                      BRAND          ADJUSTMENTS    HOLDINGS
                                             SERVICES       GUARANTOR     NON-GUARANTOR  HOLDINGS,          AND            INC.
                                               INC.        SUBSIDIARIES   SUBSIDIARIES      INC.        ELIMINATIONS   CONSOLIDATED
                                             ---------     ------------   -------------  ---------      ------------   ------------
Revenue:

  Labor                                     $   1,062      $ 152,163     $   7,347      $      --      $  (2,040)     $ 158,532
  Equipment rental                                 --         51,499         3,400             --           (246)        54,653
  Equipment sales                                  --          5,627           109             --             (5)         5,731
  Intercompany revenue                          2,219             --            --             --         (2,219)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
      Total revenues                            3,281        209,289        10,856             --         (4,510)       218,916
                                            ---------      ---------     ---------      ---------      ---------      ---------
Operating expenses:
  Labor                                            --        125,785         6,417             --         (1,965)       130,237
  Equipment rental                             19,928          4,475         1,032             --           (245)        25,190
  Equipment sales                                 296          3,775            74             --             (5)         4,140
  Divisional operating expenses                    --         11,952           282             --           (171)        12,063
  Intercompany operating expenses                  --          1,276            --             --         (1,276)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
      Total operating expenses                 20,224        147,263         7,805             --         (3,662)       171,630
                                            ---------      ---------     ---------      ---------      ---------      ---------
      Gross profit                            (16,943)        62,026         3,051             --           (848)        47,286
Selling and administrative expenses            10,115         20,546           889             12             --         31,562
Intercompany selling and
administrative expenses                            --             --         1,126             --         (1,126)            --
                                            ---------      ---------     ---------      ---------      ---------      ---------
      Operating income                        (27,058)        41,480         1,036            (12)           278         15,724
Interest expense                               17,827              2            --          1,373            (71)        19,131
Interest income                                  (159)            --           (71)            --             71           (159)
Equity in loss (income) of subsidiaries            --             --            --          7,638         (7,638)            --
Accretion of preferred stock
dividends of subsidiary                         5,497             --            --             --             --          5,497
                                            ---------      ---------     ---------      ---------      ---------      ---------
  Income (loss) before provision for
  income tax                                  (50,223)        41,478         1,107         (9,023)         7,916         (8,745)

Provision (benefit) for income tax            (16,620)        16,591            29             --             --             --
                                            ---------      ---------     ---------      ---------      ---------      ---------
  Net income (loss)                         $ (33,603)     $  24,887     $   1,078      $  (9,023)     $   7,916      $  (8,745)
                                            =========      =========     =========      =========      =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)





Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2001


                                                                                           DLJ                          DLJ BRAND
                                               BRAND                                      BRAND          ADJUSTMENTS    HOLDINGS
                                             SERVICES       GUARANTOR     NON-GUARANTOR  HOLDINGS,          AND            INC.
                                               INC.        SUBSIDIARIES   SUBSIDIARIES      INC.        ELIMINATIONS   CONSOLIDATED
                                             ---------     ------------   -------------  ---------      ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities    $  25,338     $    3,087     $    1,065     $       --     $        (49) $      29,441
                                             ---------     ----------     ----------     ----------     ------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (16,252)        (3,087)          (296)            --               --        (19,635)
Proceeds from sale of scaffolding equipment      2,871             --             --             --               --          2,871
Payments for acquisitions                       (3,800)            --             --             --               --         (3,800)
Investment in subsidiaries                          40             --             --            (40)              --             --
                                             ---------     ----------     ----------     ----------     ------------  -------------
Net cash used for investing activities         (17,141)        (3,087)          (296)           (40)              --        (20,564)


CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                    15,000             --             --             --               --         15,000
Payments of long-term debt                      (8,912)            --             --             --               --         (8,912)
Exercise of stock options                           --             --             --             40               --             40
(Payments)  borrowings on revolving loans       (4,125)            --             --             --               --         (4,125)
Payments on capital lease obligations           (1,359)            --             --             --               --         (1,359)
                                             ---------     ----------     ----------     ----------     ------------  -------------
Net cash provided by (used for)
financing activities                               604             --             --             40               --            644
                                             ---------     ----------     ----------     ----------     ------------  -------------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                      8,801             --            769             --              (49)         9,521

CASH AND CASH EQUIVALENTS, beginning
of period                                        1,987             --          1,288             --             (136)         3,139
                                             ---------     ----------     ----------     ----------     ------------  -------------

CASH AND CASH EQUIVALENTS, end of period     $  10,788     $       --     $    2,057     $       --     $       (185) $      12,660
                                             =========     ==========     ==========     ==========     ============  =============

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)



Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2000


                                                                                            DLJ                      DLJ BRAND
                                                BRAND                                      BRAND     ADJUSTMENTS     HOLDINGS
                                              SERVICES      GUARANTOR     NON-GUARANTOR  HOLDINGS,       AND            INC.
                                                 INC.      SUBSIDIARIES   SUBSIDIARIES      INC.     ELIMINATIONS   CONSOLIDATED
                                              ---------    ------------   -------------  ---------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities     $ 13,790      $  4,627      $   (245)      $     --      $  1,322      $ 19,494
                                              --------      --------      --------       --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (27,438)       (4,648)         (148)            --            --       (32,234)
Proceeds from sale of scaffolding equipment      3,629            --            --             --            --         3,629
Proceeds from sales of property
other than scaffolding                              43            --            --             --            --            43
Payments for acquisitions                      (10,955)           --            --             --            --       (10,955)
Investment in subsidiaries                         354            --            --           (354)           --            --

                                              --------      --------      --------       --------      --------      --------
Net cash used for investing activities         (34,367)       (4,648)         (148)          (354)           --       (39,517)
                                              --------      --------      --------       --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                    30,000            --            --             --            --        30,000
Payments of long-term debt                      (6,175)           --            --             --            --        (6,175)
Exercise of stock options                           --            --            --            354            --           354
(Payments)  borrowings on revolving loans          165            --            --             --            --           165
Payments on capital lease obligations           (1,426)           --            --             --            --        (1,426)

                                              --------      --------      --------       --------      --------      --------
Net cash provided by (used for)
financing activities                            22,564            --            --            354            --        22,918
                                              --------      --------      --------       --------      --------      --------

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                 1,987           (21)         (393)            --         1,322         2,895

CASH AND CASH EQUIVALENTS, beginning
of period                                           --            21         1,681             --        (1,458)          244
                                              --------      --------      --------       --------      --------      --------

CASH AND CASH EQUIVALENTS, end of period      $  1,987      $     --      $  1,288       $     --      $   (136)     $  3,139
                                              ========      ========      ========       ========      ========      ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)



Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 1999


                                                                                           DLJ                      DLJ BRAND
                                                BRAND                                     BRAND     ADJUSTMENTS     HOLDINGS
                                              SERVICES      GUARANTOR    NON-GUARANTOR  HOLDINGS,       AND            INC.
                                                INC.       SUBSIDIARIES  SUBSIDIARIES      INC.     ELIMINATIONS   CONSOLIDATED
                                              ---------    ------------  -------------  ---------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities     $ 14,275      $  5,541      $   (839)     $     --      $ (1,458)     $ 17,519
                                              --------      --------      --------      --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (17,596)       (5,536)         (320)           --            --       (23,452)
Proceeds from sale of scaffolding equipment      3,629            --            --            --            --         3,629
Receipts on notes receivable from WMIS           2,175            --            --            --            --         2,175
Proceeds from sales of property
other than scaffolding                              55            --            --            --            --            55
Payments for acquisitions                       (1,875)           --            --            --            --        (1,875)
Investment in subsidiaries                         713            --            --          (713)           --            --

                                              --------      --------      --------      --------      --------      --------
Net cash used for investing activities         (12,899)       (5,536)         (320)         (713)           --       (19,468)
                                              --------      --------      --------      --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                      (5,000)           --            --            --            --        (5,000)
Exercise of stock options                           --            --            --           713            --           713
(Payments)  borrowings on revolving loans        3,960            --            --            --            --         3,960
Payments on capital lease obligations             (605)           --            --            --            --          (605)

                                              --------      --------      --------      --------      --------      --------
Net cash provided by (used for)
financing activities                            (1,645)           --            --           713            --          (932)
                                              --------      --------      --------      --------      --------      --------

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                  (269)            5        (1,159)           --        (1,458)       (2,881)

CASH AND CASH EQUIVALENTS, beginning
of period                                          269            16         2,840            --            --         3,125
                                              --------      --------      --------      --------      --------      --------

CASH AND CASH EQUIVALENTS, end of period      $     --      $     21      $  1,681      $     --      $ (1,458)     $    244
                                              ========      ========      ========      ========      ========      ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


13.      SENIOR EXCHANGEABLE PREFERRED STOCK OF SUBSIDIARY:

         Brand has authorized 1,250,000 shares and has issued and outstanding 1,042,460 of Senior Exchangeable Preferred Stock (the Senior Preferred Stock). The Senior Preferred Stock is mandatorily redeemable on March 31, 2008, at a redemption price equal to aggregate liquidation value plus unpaid dividends. The liquidation value of each share of Senior Preferred Stock was $25.00 at issuance. Dividends are calculated quarterly on the liquidation value of such shares (including accreted dividends) at 14.5% annually and are recorded as accretion of preferred stock dividends of subsidiary in the accompanying consolidated statements of operations. Such dividends accrete on a compounded basis and increase the liquidation value until such time that the Brand is permitted to pay cash dividends under the terms of the Credit Agreement. For the years ended December 31, 2001, 2000, and 1999, dividends of $7,308, $6,338, and $5,497, respectively, were accreted. As a result of dividend accretions, the total share value of the Senior Preferred Stock was $52.81 and $45.80 for the years ended December 31, 2001 and 2000, respectively.

         The Senior Preferred Stock carries no voting rights, but its holders have certain defined rights upon certain events occurring. In the event of a change in control of Brand, each holder of Senior Preferred Stock will have the right to require Brand to repurchase its shares at 101% of the liquidation value. Brand may redeem the Senior Preferred Stock at certain premiums to the liquidation value at any time after September 30, 2001. Additionally, at the option of Brand, the Senior Preferred Stock is exchangeable into 14.5% Subordinated Exchange Debentures due 2008.

14.      STOCKHOLDERS' EQUITY (DEFICIT):

         As part of the Acquisition, on September 30, 1996, Holdings and Carlisle agreed upon a grant of options to Carlisle (Carlisle Options) to acquire 918,750 shares of Holdings' common stock. The Carlisle Options fall into three categories, each with different vesting terms: time based, performance based, and path dependent (for which vesting is contingent upon certain measurements of the value of the Company). Substantially all of the value of the Carlisle Options was considered a cost of the Acquisition.

         In 2001, in consideration for the purchase of stock under the Brand 2001 Stock Purchase Program, Holdings extended loans with full recourse to the members of the Brand Advisory Team in the amount of $377 and received cash in the amount of $40. The loans earn interest at 3.0% and mature in 2006. They are secured by 164,000 shares owned by the members of the Brand Advisory Team. Additionally, in 2001, the full recourse loans extended by Holdings to the members of the Brand Advisory Team in March 1997, July 1999 and June 2000, at 7.03%, 5.22%, and 6.40%, respectively, were consolidated into new full recourse loans that earn interest at 3.0% and mature in 2006. The loans are secured by 957,240 shares owned by members of the Brand Advisory Team. In addition, a member of the Brand Advisory Team exercised stock options during 2001 in exchange for a full recourse loan in the amount of $3.

         In 1997, the board of directors of Holdings approved a stock option plan (the Plan) for key employees of the Company. During 1998 and 1997, Holdings granted certain employees options to acquire 109,000 and 963,500 shares of Holding's common stock, respectively. These options were granted with an exercise price of $1.00 per share, which management believes approximated the fair value of Holdings' common stock at the date of grant. During 2001 and 2000, Holdings granted certain members of management and the board of directors options to acquire 131,000 and 25,000 shares, respectively, of Holdings common stock. The options vest over a maximum of ten years and a minimum of five years provided certain performance criteria are met. Unvested options are subject to forfeiture, upon employee termination, as defined in the Plan. Additionally, any shares acquired upon exercise are subject to repurchase rights of the Company upon termination of employment, as defined in the Plan. Upon a change of control, as defined in the Plan, all unvested options will vest. The weighted average exercise price for the options outstanding as of December 31, 2000 and 1999 was $1.03 and $1.00, respectively.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

14.      STOCKHOLDERS' EQUITY (DEFICIT): (CONTINUED)

         Stock option transactions under the Plan for 2001, 2000, and 1999 are summarized below:


                                                                 2001
                                                  2001          WEIGHTED            2000           1999
                                                NUMBER OF   AVERAGE EXERCISE      NUMBER OF      NUMBER OF
                                                 SHARES          PRICE             SHARES         SHARES
                                                ---------   ----------------      ---------      ---------
Options outstanding at beginning of year          284,050   $        1.03           269,800      1,013,500
Options granted                                   131,000            2.55            25,000             --
Options canceled                                    5,250            1.00             9,750         98,000
Options exercised                                   7,700            1.00             1,000        645,700
                                                ---------   -------------           -------      ---------
Options outstanding at end of year                402,100            1.53           284,050        269,800
                                                ---------   -------------           -------      ---------
Exercisable at end of year                        284,800   $        1.43           201,500        160,020
                                                =========   =============           =======      =========

         The Company adopted the disclosure-only provisions under SFAS No. 123 Accounting for Stock Based Compensation (SFAS 123). The Company accounts for employee stock options under APB Opinion 25, as permitted under accounting principles generally accepted in the United States of America. Accordingly, no compensation cost has been recognized in the accompanying consolidated financial statements related to these options. Had compensation cost for these options been determined consistent with SFAS 123, the Company's net income (loss) would reflect the following for the year ended December 31:



                                       2001       2000        1999
                                       ----       ----        ----
Net income (loss):
    As reported                       $  563     (7,172)     (8,745)
    Pro forma                            421     (7,201)     (8,798)

         The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the 2001 stock options: dividend yield of 0%, expected volatility of 20%, risk-free interest rate of 5.0% and an expected life of ten years. For the 2000 stock option grant, the following weighted average assumptions were used: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 6.1% and an expected life of ten years. The fair value of the options granted in 2001 and 2000 were $1.15 and $0.87 per option, respectively.

         In accordance with the Shareholder's Agreement of Holdings, in the event any shareholder desires to transfer any shares of Holdings to a third party prior to September 30, 2001, such shareholders must first offer such shares to the other shareholders. Also, certain shareholders engaged in a transfer of shares to a third party have the right to compel the other shareholders to sell a proportionate share of their holdings to the third party, as defined.

15.      RELATED-PARTY TRANSACTIONS:

         Certain shareholders of Holdings receive a quarterly Management Advisory Fee in return for management, advisory and other services rendered. Such fees totaled $500 each year, for the years ended December 31, 2001, 2000, and 1999.

         In connection with the Acquisition, the Company entered into a Transitional Services Agreement (the Agreement) with WMIS and Rust International. In consideration of certain services to be rendered by the Company and the licenses and preferred customer status granted by the Company, WMIS paid to the Company $725 per

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)


15.      RELATED-PARTY TRANSACTIONS: (CONTINUED)

quarter through September 30, 1999 ($8.7 million in total). The Company recorded $7,428 as a note receivable from WMIS in purchase accounting. The remaining portion, representing the costs incurred by the Company in fulfilling its service obligations under the Agreement, were recorded as a reduction to the Company's operating expenses in the period the aforementioned services were provided. For the year ended December 31, 1999, the Company received $2,175 that retired the outstanding notes receivable.

16.      EMPLOYEE BENEFIT PLAN:

         In 1997, the Company established the Brandshare 401(k) Savings Plan and Profit Sharing Plan (401(k) Plan). Substantially all employees are eligible to participate in the Plan, after one year of service. Participants may elect to defer 2% to 15% of their salary, up to the Internal Revenue Service limitation. The Company, at its sole discretion, may make matching contributions to the 401(k) Plan. For the years ended December 31, 2001, 2000, and 1999, the Company expensed $411, $383 and $359, respectively, for contributions to the 401(k) Plan.

17.      FAIR VALUES OF FINANCIAL INSTRUMENTS:

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents--The carrying amounts approximate fair value.

         Notes receivable--The fair value of notes receivable are based on discounted future cash flows at current interest rates.

         Revolving loan--The carrying amounts of the borrowings under the Credit Agreement approximate their fair value because such borrowings carry variable interest rates.

         Term loans--The carrying amounts of the term loans approximate their fair value because such loans carry variable interest rates.

         Subordinated Note--The fair value of the Subordinated Note is based upon estimated discounted cash flows using a risk-adjusted discount rate.

         Senior Notes--The fair value of the Senior Notes is based on market rates obtained from dealers.

         Notes payable and capital lease obligations--Recorded amounts of the notes payable and capital lease obligations approximate their fair value.

         14.5% Senior Exchangeable Preferred Stock--The fair value of the 14.5% Senior Exchangeable Preferred Stock is based on market rates obtained from dealers.

         The carrying amounts and fair values of the Company's financial instruments at December 31, 2001 and 2000, are as follows:

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

17.      FAIR VALUES OF FINANCIAL INSTRUMENTS: (CONTINUED)

                                                            2001                         2000
                                                  ------------------------      ----------------------
                                                  CARRYING                      CARRYING
                                                   AMOUNT       FAIR VALUE       AMOUNT     FAIR VALUE
                                                  ---------     ----------      --------    ----------
Cash and cash equivalents                         $  12,660        12,660         3,139         3,139
Notes receivable                                        327           327           481           481
Revolving loan                                           --            --         4,125         4,125
Term loans                                           53,413        53,413        47,325        47,325
Subordinated Note                                    12,097         9,200        10,144         6,200
Senior Notes                                        130,000       122,200       130,000       117,650
Notes payable and capital lease obligations           4,917         4,917         6,276         6,276
14.5% senior exchangeable preferred stock            55,050        46,911        47,742        31,274

18.      ACQUISITIONS:

         In December 2001, the Company purchased the scaffolding business of United Rentals, Inc. for an aggregate purchase price of $3.8 million in cash and $0.5 million in a note payable, which was entirely allocated to property and equipment. The purchase price approximated the fair market value of the assets purchased. The allocation of the purchase price for this acquisition is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information. Management believes that finalization of the purchase price and allocation will not have a material impact on the consolidated results of operations or financial position of the Company. The acquisition was accounted for using the purchase method of accounting, and accordingly has been included in the financial statements from the date of acquisition. The pro forma effects of this acquisition are not material to the financial position or results of operation of the Company.

         During 2000, the Company acquired four companies in four separate transactions for an aggregate purchase price of $11.0 million in cash, $3.3 million in notes payable, and $3.0 million of possible future payments conditioned upon the operating results of two of the acquired companies. The purchase prices, allocated to assets and liabilities assumed, were based on relative fair values. In connection with the acquisitions, the Company recorded goodwill in the amount of $6.0 million based upon the allocation of the purchase prices of the acquisitions. Each of the above acquisitions was accounted for using the purchase method of accounting, and accordingly has been included in the financial statements from the respective date of acquisition.

         Summarized pro forma consolidated results of operations as if the acquisitions made during 2000 had occurred as of January 1, 2000 follows. Pro forma adjustments include only the effects of events directly attributable to the transactions that are expected to have a continuing impact and that are factually supportable. The pro forma amounts contained in the table below include adjustments for amortization, interest expense, and certain other adjustments:


                              YEAR ENDED
                           DECEMBER 31, 2000
                              (UNAUDITED)
                           -----------------
Revenue                       $ 268,594
Net loss                         (7,220)


         The unaudited pro forma financial information does not purport to be indicative of the consolidated results of operations had these transactions been completed as of the assumed date or which may be obtained in the future.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

19.      NEW ACCOUNTING STANDARDS:

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 Business Combinations and No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. The Company adopted SFAS No. 141 for its December 2001 acquisition.

         Under SFAS No. 142, goodwill is no longer subject to amortization over its useful life; rather, it is subject to at least annual assessments of impairment. SFAS No. 142 was implemented by the Company on January 1, 2002 and accordingly amortization of goodwill ceased. Goodwill amortization for the year ended December 31, 2001 was $2.8 million, inclusive of an impairment charge of $1.4 million. The Company has completed the required transitional impairment test as of January 1, 2002, and in doing so has determined that goodwill is not impaired.

         The following table shows a reconciliation between reported net income
(loss) and adjusted net income had SFAS No. 142 been implemented by the Company as of January 1, 1999:

                                               FOR THE YEAR ENDED DECEMBER 31,
                                             ----------------------------------
                                              2001         2000            1999
                                             -------      -------       -------
Reported net income (loss) ...............   $   563      $(7,172)      $(8,745)
Add back:  goodwill amortization .........     1,377          542            96
                                             -------      -------       -------
Adjusted net income (loss) ...............   $ 1,940      $(6,630)      $(8,649)
                                             =======      =======       =======

         Under SFAS No. 143, Accounting for Asset Retirement Obligations, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by the Company on January 1, 2002 with no material impact on the Company's financial statements.

         In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by the Company on January 1, 2002 with no material impact on the Company's financial statements.

         In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 will be adopted by the Company beginning January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which will be adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 will not have a material impact on the financial statements of the Company.

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity. SFAS No. 146 also establishes that fair value be the objective for initial measurement of the liability. SFAS No. 146 will be adopted by Holdings for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on the consolidated financial statements of the Company.

20. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITOR:

         On October 16, 2002, J.P. Morgan Partners, the private equity affiliate of J.P. Morgan Chase & Co. acquired DLJ Brand Holdings, Inc. (which was renamed Brand Intermediate Holdings, Inc.) including Brand Services, Inc. In connection therewith, Brand issued $150.0 million of 12% Senior Subordinated Notes and entered into a credit facility that consists of $130.0 million in aggregate principal amount of term loan, a letter of credit

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000 AND 1999

                        (IN THOUSANDS EXCEPT SHARE DATA)

facility of $20.0 million, and a revolving credit facility of $50.0 million. The Company used a portion of the proceeds from this transaction to repay the $130.0 million 10 1/4% Senior Notes, the $19.9 million of term debt, $13.8 million of subordinated debt and the 14 1/2% Senior Exchangeable Preferred Stock.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                         ------------------------
                                                            2002          2001
                                                         ---------      ---------
                                                                (UNAUDITED)
Revenue:
  Labor                                                  $ 205,668      $ 163,077
  Equipment rental                                          56,004         50,854
  Equipment sales                                            7,355          6,987
                                                         ---------      ---------
      Total revenues                                       269,027        220,918
                                                         ---------      ---------

Operating expenses:
  Labor                                                    165,808        132,056
  Equipment rental                                          18,954         17,582
  Equipment sales                                            4,871          4,151
  Divisional operating expenses                             12,107         12,538
                                                         ---------      ---------
      Total operating expenses                             201,740        166,327
                                                         ---------      ---------

  Gross profit                                              67,287         54,591
  Selling and administrative expenses
  (excluding the item below)                                30,310         30,945
  Non-cash compensation                                      2,491             --
                                                         ---------      ---------
      Operating income                                      34,486         23,646

Interest expense                                            14,705         17,114
Interest income                                               (137)          (257)
Accretion of preferred stock dividends of subsidiary         6,206          5,404
                                                         ---------      ---------
      Income before provision for income tax                13,712          1,385
Income tax expense                                           2,766             --
                                                         ---------      ---------
      Net income                                         $  10,946      $   1,385
                                                         =========      =========




          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                  (UNAUDITED)
                                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                                     2002              2001
                                                                                 -------------     ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .............................................        $   2,593         $  12,660
    Trade accounts receivable, net of allowance for doubtful
    accounts of $1,258 in 2002 and $1,150 in 2001 .........................           52,197            53,175
    Accrued revenue .......................................................            3,989             2,130
    Notes receivable, current portion .....................................              503               299
    Other current assets ..................................................           10,610             8,005
                                                                                   ---------         ---------
             Total current assets .........................................           69,892            76,269
                                                                                   ---------         ---------

PROPERTY AND EQUIPMENT:
    Land ..................................................................            1,731             1,721
    Buildings .............................................................            3,671             3,627
    Vehicles and other equipment ..........................................           32,841            34,542
    Scaffolding equipment .................................................          224,598           216,776
    Leasehold improvements ................................................              906               881
                                                                                   ---------         ---------
             Total property and equipment, at cost ........................          263,747           257,547
Less accumulated depreciation and amortization ............................           96,335            83,903
                                                                                   ---------         ---------
    Total property and equipment, net .....................................          167,412           173,644
                                                                                   ---------         ---------
OTHER ASSETS ..............................................................            3,033             3,675
GOODWILL ..................................................................            3,803             3,848
                                                                                   ---------         ---------
    TOTAL ASSETS ..........................................................        $ 244,140         $ 257,436
                                                                                   =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
    Current maturities of long-term debt ..................................        $  19,938         $  13,150
    Notes payable and capital lease obligations, current portion ..........            2,176             2,209
    Accounts payable and accrued expenses .................................           35,409            37,028
    Deferred revenue ......................................................            1,255             1,340
                                                                                   ---------         ---------
             Total current liabilities ....................................           58,778            53,727
                                                                                   ---------         ---------
LONG-TERM DEBT ............................................................          143,805           182,360
                                                                                   ---------         ---------
NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS ...............................            1,447             2,708
                                                                                   ---------         ---------
DEFERRED INCOME TAXES .....................................................            2,310               448
                                                                                   ---------         ---------
PREFERRED STOCK OF SUBSIDIARY .............................................           61,256            55,050
                                                                                   ---------         ---------

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.01 par value, authorized 20,000,000, issued
and outstanding 14,620,987 shares, and 14,607,837 shares, respectively ....              146               146
Paid-in capital ...........................................................           17,818            15,260
Receivables from sale of Holdings' common stock ...........................           (1,477)           (1,477)
Predecessor basis adjustment ..............................................          (13,038)          (13,038)
Cumulative translation adjustment .........................................           (1,872)           (1,768)
Accumulated deficit .......................................................          (25,033)          (35,980)
                                                                                   ---------         ---------
         Total stockholders' deficit ......................................          (23,456)          (36,857)
                                                                                   ---------         ---------
         Total liabilities and stockholders' deficit ......................        $ 244,140         $ 257,436
                                                                                   =========         =========



          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                    NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                 -------------------------
                                                                                   2002             2001
                                                                                 --------         --------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                   $ 10,946         $  1,385
    Adjustments to reconcile net income to net cash provided by operating activities:
         Deferred income tax provision (benefit)                                    1,862             (221)
         Depreciation and amortization                                             16,994           17,139
         Non-cash compensation                                                      2,491               12
         Non-cash interest                                                          1,708            1,432
         Gain on sale of scaffolding equipment                                       (617)            (946)
         Preferred stock dividends of subsidiary                                    6,206            5,404
    Changes in operating assets and liabilities:
         Trade accounts receivable, net                                               978               72
         Accrued revenue                                                           (1,859)            (420)
         Notes receivable                                                            (183)             174
         Other current assets                                                      (2,729)            (158)
         Accounts payable and accrued expenses                                     (1,619)          (4,602)
         Deferred revenue                                                             (85)          (1,572)
         Other                                                                       (131)             112
                                                                                 --------         --------
                  Net cash flows from operating activities                         33,962           17,811
                                                                                 --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                            (11,385)         (15,834)
    Proceeds from sale of scaffolding equipment                                     2,058            2,199
                                                                                 --------         --------
                  Net cash used for investing activities                           (9,327)         (13,635)
                                                                                 --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                                       --           15,000
    Payments of long-term debt                                                    (33,475)          (6,300)
    Exercise of stock options                                                          67               30
    Payments of revolving loans                                                        --           (4,125)
    Payments on capital lease obligations                                          (1,294)          (1,455)
                                                                                 --------         --------
                  Net cash provided by (used for) financing activities            (34,702)           3,150
                                                                                 --------         --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (10,067)           7,326
CASH AND CASH EQUIVALENTS, beginning of period                                     12,660            3,139
                                                                                 --------         --------
CASH AND CASH EQUIVALENTS, end of period                                         $  2,593         $ 10,465
                                                                                 ========         ========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
    Interest paid                                                                $ 16,149         $ 18,290
                                                                                 ========         ========



          See accompanying notes to consolidated financial statements.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         The financial statements included herein for the periods ended September 30, 2002 and 2001 have been prepared by DLJ Brand Holdings, Inc. ("Holdings" or the "Company") without audit. In the opinion of management, all adjustments have been made which are of a normal recurring nature necessary to present fairly the Company's financial position as of September 30, 2002, the results of operations and cash flows for the nine months ended September 30, 2002 and 2001. Certain information and footnote disclosures have been condensed or omitted for these periods. The results for interim periods are not necessarily indicative of results for the entire year.

1. ORGANIZATION AND BUSINESS:

         Holdings is a holding company whose sole asset is a 100% equity interest in Brand Services, Inc. (Brand). Prior to the sale of Holdings, Holdings (a Delaware Corporation) was owned 59.9% by Credit Suisse First Boston
(USA) Inc. (CSFB) and its affiliates, 8.6% by Carlisle Enterprises, L.P. (Carlisle), 17.0% by Rust International Inc. (Rust International) through its wholly owned subsidiary, Rust Industrial Services Inc. (RIS), and 14.5% by the directors, officers, and employees of the Company. See Note 12 for a description of the sale of the Company. Rust International is a subsidiary of Waste Management Industrial Services, Inc. (WMIS). The consolidated financial statements of Holdings include the accounts of Holdings, Brand and all of its direct and indirect subsidiaries. Holdings, Brand and its subsidiaries are collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated.

         On September 30, 1996, Brand, a newly formed entity created by the merchant banking group of Donaldson, Lufkin, and Jenrette, Inc. (DLJ), purchased the assets of Rust Scaffold Services, Inc. and its subsidiaries, which were direct and indirect subsidiaries of Rust International (the Acquisition). The Acquisition was financed by $190.0 million in debt and accounted for under the purchase method of accounting.

         The Company operates in one segment and provides scaffolding services primarily to refining, chemical, petrochemical, utility and pulp and paper industries, and to a lesser extent, general commercial clients. Our services facilitate access to tall structures for on-going maintenance, turnarounds (major maintenance projects which require the complete or partial shutdown of a facility) and new construction projects. Our turnkey services include equipment rental, labor for the erection and dismantlement of scaffolding and scaffolding design services. In addition, the Company periodically sells scaffolding directly to third parties. The Company maintains a substantial inventory of scaffolding within the United States and Canada.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The accompanying financial statements are prepared on a consolidated basis and include those assets, liabilities, revenues and expenses directly attributable to the operations of the Company. All significant intercompany balances and transactions have been eliminated.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ACCRUED REVENUE:

     Accrued revenue represents work performed which either due to contract stipulations or lacking contractual documentation needed, could not be billed. Substantially all unbilled amounts are expected to be billed and collected within one year.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

4. DEBT AND BORROWING ARRANGEMENTS:

         At September 30, 2002 and December 31, 2001, long-term debt consisted of the following (in thousands):

                                           SEPTEMBER 30, 2002    DECEMBER 31, 2001
                                           ------------------    -----------------
                                               (UNAUDITED)
Term A loan, due 2002                           $     --              $  9,000
Term B loan, due 2002 through 2003                19,938                44,413
Subordinated Note, due 2008                       14,500                14,500
Senior Notes, due 2008                           130,000               130,000
                                                --------              --------
                                                 164,438               197,913
Less: Unamortized Discount                           695                 2,403
         Current portion                          19,938                13,150
                                                --------              --------
         Long-term debt                         $143,805              $182,360
                                                ========              ========

         In addition to scheduled payments, the Company made additional payments of $24.1 million under the term debt during the nine months ended September 30, 2002.

         For the nine months ended September 30, 2002 and 2001, the weighted average interest rate on loans outstanding under the term loan facility, the revolving loan and the senior notes was 9.2% and 9.8%, respectively.

5. DEFERRED REVENUE:

         Deferred revenue represent amounts collected from customers in advance of the work performed on these contracts. Substantially all of the costs related to these amounts will be incurred within one year.

6. COMMITMENTS AND CONTINGENCIES:

         In the ordinary course of conducting its business, the Company becomes involved in various pending claims and lawsuits. These primarily relate to employee matters. The outcome of these matters is not presently determinable. However, in the opinion of management, based on the advice of legal counsel, the resolution of these matters is not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

7. SUPPLEMENTAL GUARANTOR CONSOLIDATING INFORMATION:

         As discussed in Note 12, a 100% owned subsidiary of DLJ Brand Holdings, Inc. issued $150.0 million of 12% Senior Notes. Brand Services, Inc.'s obligations under these notes were fully and unconditionally guaranteed on a senior subordinated, joint, and several basis by the other domestic subsidiaries of DLJ Brand Holdings (which are all 100% owned by DLJ Brand Holdings) and Brand Intermediate Holdings (the successor company to DLJ Brand Holdings).

         Supplemental consolidating information of DLJ Brand Holdings, Inc., Brand Services, Inc., its guarantor subsidiaries, and its foreign non-guarantor subsidiaries is presented below. Investments in subsidiaries are presented on the equity method of accounting. Separate financial statements are not provided because management has concluded that the summarized financial information below provides sufficient information to allow investors to separately determine the nature of the asset held by and the operations of the domestic and foreign subsidiaries.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Condensed Consolidating Balance Sheet
September 30, 2002

                                                                                                        ADJUSTMENTS     DLJ BRAND
                                            BRAND         GUARANTOR     NON-GUARANTOR   DLJ BRAND           AND       HOLDINGS, INC.
            ASSETS                      SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.   ELIMINATIONS   CONSOLIDATED
                                        --------------  --------------  -------------  --------------   ------------  --------------
Current Assets:
   Cash and cash equivalents               $  1,901       $     --        $    810       $     --        $   (118)      $  2,593
   Trade accounts receivable                     --         49,245           2,952             --              --         52,197
   Accrued revenue                               --          3,947              42             --              --          3,989
   Notes receivable, current portion             --            503              --             --              --            503
   Other current assets                       4,413          6,126              71             --              --         10,610
   Due from affiliates                           --         75,232              --             --         (75,232)            --
                                           --------       --------        --------       --------        --------       --------
          Total current assets                6,314        135,053           3,875             --         (75,350)        69,892
                                           --------       --------        --------       --------        --------       --------
Property and Equipment:
   Land                                          --          1,634              97             --              --          1,731
   Buildings                                     --          3,514             157             --              --          3,671
   Vehicles and other equipment               8,298         19,651           4,892             --              --         32,841
   Scaffolding equipment                    211,909             --          12,689             --              --        224,598
   Leasehold improvements                       243            663              --             --              --            906
                                           --------       --------        --------       --------        --------       --------
          Total property and
          equipment, at cost                220,450         25,462          17,835             --              --        263,747
   Less accumulated depreciation
   and amortization                          76,299         13,250           6,786             --              --         96,335
                                           --------       --------        --------       --------        --------       --------
          Total property and
          equipment, net                    144,151         12,212          11,049             --              --        167,412
                                           --------       --------        --------       --------        --------       --------
Due from affiliates                           9,750             --              --             --          (9,750)            --
                                           --------       --------        --------       --------        --------       --------
Deferred tax asset                               --             --              --          3,613          (3,613)            --
                                           --------       --------        --------       --------        --------       --------
Investment in subsidiaries                       --             --              --        (11,264)         11,264             --
                                           --------       --------        --------       --------        --------       --------
Other assets                                  6,836             --              --             --              --          6,836
                                           --------       --------        --------       --------        --------       --------
          Total assets                     $167,051       $147,265        $ 14,924       $ (7,651)       $(77,449)      $244,140
                                           ========       ========        ========       ========        ========       ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Condensed Consolidating Balance Sheet
September 30, 2002 (continued)


                                                                                                         ADJUSTMENTS     DLJ BRAND
Liabilities and Stockholders'                BRAND         GUARANTOR     NON-GUARANTOR   DLJ BRAND          AND       HOLDINGS, INC.
Equity (Deficit)                         SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                         --------------  --------------  -------------  --------------  ------------  --------------
Current Liabilities:
   Revolving loan                             $      --      $      --   $      --        $      --       $      --       $      --
   Current maturities of long-term debt          19,938             --          --               --              --          19,938
   Notes payable and capital lease
   obligations, current portion                   2,171              5          --               --              --           2,176
   Accounts payable and accrued
   expenses                                      27,932          6,095       1,500               --            (118)         35,409
   Deferred revenue                                 300            952           3               --              --           1,255
   Due to affiliates                             72,342             --       2,890               --         (75,232)             --
                                              ---------      ---------   ---------        ---------       ---------       ---------
           Total current
            liabilities                         122,683          7,052       4,393               --         (75,350)         58,778
                                              ---------      ---------   ---------        ---------       ---------       ---------
Long-term debt                                  130,000             --          --           13,805              --         143,805
                                              ---------      ---------   ---------        ---------       ---------       ---------
Notes payable and capital lease
 obligations                                      1,447             --          --               --              --           1,447
                                              ---------      ---------   ---------        ---------       ---------       ---------
Deferred income taxes                             5,176             --         747               --          (3,613)          2,310
                                              ---------      ---------   ---------        ---------       ---------       ---------
Preferred stock in subsidiaries                  61,256             --          --               --              --          61,256
                                              ---------      ---------   ---------        ---------       ---------       ---------
Due to affiliates                                    --             --       9,750               --          (9,750)             --
                                              ---------      ---------   ---------        ---------       ---------       ---------
Total stockholders' equity
   (deficit)                                   (153,511)       140,213          34          (21,456)         11,264         (23,456)
                                              ---------      ---------   ---------        ---------       ---------       ---------
Total liabilities and
stockholders' equity (deficit)                $ 167,051      $ 147,265   $  14,924        $  (7,651)      $ (77,449)      $ 244,140
                                              =========      =========   =========        =========       =========       =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

Condensed Consolidating Balance Sheet
December 31, 2001

                                                                                                       ADJUSTMENTS     DLJ BRAND
                                            BRAND         GUARANTOR     NON-GUARANTOR    DLJ BRAND         AND       HOLDINGS, INC.
               ASSETS                   SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                        --------------  --------------  -------------  --------------  ------------  --------------
Current Assets:
    Cash and cash equivalents             $ 10,788       $     --        $  2,057       $     --        $   (185)       $ 12,660
    Trade accounts receivable                   --         51,750           1,425             --              --          53,175
    Accrued revenue                             --          1,946             184             --              --           2,130
    Notes receivable, current portion           --            299              --             --              --             299
    Other current assets                     2,120          5,740             558             --            (413)          8,005
    Due from affiliates                         --         47,700              --             --         (47,700)             --
                                          --------       --------        --------       --------        --------        --------
            Total current assets            12,908        107,435           4,224             --         (48,298)         76,269
                                          --------       --------        --------       --------        --------        --------
Property and Equipment:
    Land                                        --          1,625              96             --              --           1,721
    Buildings                                   --          3,471             156             --              --           3,627
    Vehicles and other equipment            10,728         18,960           4,854             --              --          34,542
    Scaffolding equipment                  205,390             --          11,386             --              --         216,776
    Leasehold improvements                     243            638              --             --              --             881
                                          --------       --------        --------       --------        --------        --------
            Total property and             216,361         24,694          16,492             --              --         257,547
            equipment, at cost
    Less accumulated depreciation and
    amortization                            68,210         10,685           5,008             --              --          83,903
                                          --------       --------        --------       --------        --------        --------
            Total property and
            equipment, net                 148,151         14,009          11,484             --              --         173,644
                                          --------       --------        --------       --------        --------        --------
Due from affiliates                          9,750             --              --             --          (9,750)             --
                                          --------       --------        --------       --------        --------        --------
Deferred tax asset                             780             --              --             --            (780)             --
                                          --------       --------        --------       --------        --------        --------
Investment in subsidiaries                      --             --              --        (24,760)         24,760              --
                                          --------       --------        --------       --------        --------        --------
Other assets                                 7,523             --              --             --              --           7,523
                                          --------       --------        --------       --------        --------        --------
            Total Assets                  $179,112       $121,444        $ 15,708       $(24,760)       $(34,068)       $257,436
                                          ========       ========        ========       ========        ========        ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

Condensed Consolidating Balance Sheet
December 31, 2001 (continued)

                                                                                                         ADJUSTMENTS     DLJ BRAND
Liabilities and Stockholders'                BRAND         GUARANTOR     NON-GUARANTOR   DLJ BRAND          AND       HOLDINGS, INC.
Equity (Deficit)                         SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                         --------------  --------------  -------------  --------------  ------------  --------------
Current Liabilities:
   Revolving loan                            $      --       $      --     $      --     $      --        $      --      $      --
   Current maturities of long-term debt         13,150              --            --            --               --         13,150
   Notes payable and capital lease
   obligations, current portion                  2,204               5            --            --               --          2,209
   Accounts payable and accrued expenses        31,033           6,291           302            --             (598)        37,028
   Deferred revenue                                300           1,040            --            --               --          1,340
   Due to affiliates                            42,867              --         4,833            --          (47,700)            --
                                             ---------       ---------     ---------     ---------        ---------      ---------
            Total current liabilities           89,554           7,336         5,135            --          (48,298)        53,727
                                             ---------       ---------     ---------     ---------        ---------      ---------
Long-term debt                                 170,263              --            --        12,097               --        182,360
                                             ---------       ---------     ---------     ---------        ---------      ---------
Notes payable and capital lease
obligations                                      2,708              --            --            --               --          2,708
                                             ---------       ---------     ---------     ---------        ---------      ---------
Deferred income taxes                               --              --         1,228            --             (780)           448
                                             ---------       ---------     ---------     ---------        ---------      ---------
Preferred stock in subsidiaries                 55,050              --            --            --               --         55,050
                                             ---------       ---------     ---------     ---------        ---------      ---------
Due to affiliates                                   --              --         9,750            --           (9,750)            --
                                             ---------       ---------     ---------     ---------        ---------      ---------
Total stockholders' equity (deficit)          (138,463)        114,108          (405)      (36,857)          24,760        (36,857)
                                             ---------       ---------     ---------     ---------        ---------      ---------
Total liabilities and stockholders'
equity (deficit)                             $ 179,112       $ 121,444     $  15,708     $  24,760)       $ (34,068)     $ 257,436
                                             =========       =========     =========     =========        =========      =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

Condensed Consolidating Statement of Operations
For the Nine Months Ended September 30, 2002


                                                                                                         ADJUSTMENTS     DLJ BRAND
                                             BRAND         GUARANTOR     NON-GUARANTOR   DLJ BRAND          AND       HOLDINGS, INC.
                                         SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                         --------------  --------------  -------------  --------------  ------------  --------------
Revenue:
    Labor                                   $     593      $ 196,661       $   9,007     $      --      $    (593)       $ 205,668
    Equipment rental                               --         52,964           3,040            --             --           56,004
    Equipment sales                                --          9,232             160            --         (2,037)           7,355
    Intercompany revenue                       16,020             33                                      (16,053)              --
                                            ---------      ---------       ---------     ---------      ---------        ---------
       Total revenues                          16,613        258,890          12,207            --        (18,683)         269,027
                                            ---------      ---------       ---------     ---------      ---------        ---------
Operating expenses:
    Labor                                          --        158,488           7,913            --           (593)         165,808
    Equipment rental                           13,873          2,949           2,132            --             --           18,954
    Equipment sales                                --          7,383             119            --         (2,631)           4,871
    Divisional operating expenses                  29         11,764             314            --             --           12,107
    Intercompany operating expenses                --         16,020              --            --        (16,020)              --
                                            ---------      ---------       ---------     ---------      ---------        ---------
       Total operating expenses                13,902        196,604          10,478            --        (19,244)         201,740
                                            ---------      ---------       ---------     ---------      ---------        ---------
       Gross profit                             2,711         62,286           1,729            --            561           67,287
Selling and administrative expenses
(excluding item below)                         10,330         19,235             745            --             --           30,310
Non-cash compensation                           2,479             --              --            12             --            2,491
Intercompany selling and administrative
expenses                                           --             --              33            --            (33)              --
                                            ---------      ---------       ---------     ---------      ---------        ---------
       Operating income                       (10,098)        43,051             951           (12)           594           34,486
Interest expense                               13,011              1              --         1,708            (15)          14,705
Interest income                                  (136)            (1)            (15)           --             15             (137)
Equity in loss (income) of subsidiaries            --             --              --       (10,459)        10,459               --
Accretion of preferred stock dividends
of subsidiary                                   6,206             --              --            --             --            6,206
                                            ---------      ---------       ---------     ---------      ---------        ---------

       Income (loss) before provision
       for income tax                         (29,179)        43,051             966         8,739         (9,865)          13,712

Provision (benefit) for income tax            (11,263)        17,220             422        (3,613)            --            2,766
                                            ---------      ---------       ---------     ---------      ---------        ---------

       Net income (loss)                    $ (17,916)     $  25,831       $     544     $  12,352      $  (9,865)       $  10,946
                                            =========      =========       =========     =========      =========        =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

Condensed Consolidating Statement of Operations
For the Nine Months Ended September 30, 2001

                                                                                                     ADJUSTMENTS     DLJ BRAND
                                         BRAND         GUARANTOR     NON-GUARANTOR   DLJ BRAND          AND       HOLDINGS, INC.
                                     SERVICES, INC.   SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                     --------------  --------------  -------------  --------------  ------------  --------------
Revenue:
    Labor                              $      --        $ 152,984     $  10,093       $      --      $      --        $ 163,077
    Equipment rental                          --           48,031         2,823              --             --           50,854
    Equipment sales                           --            7,992            79              --         (1,084)           6,987
    Intercompany revenue                  14,140               55            --              --        (14,195)              --
                                       ---------        ---------     ---------       ---------      ---------        ---------
      Total revenues                      14,140          209,062        12,995              --        (15,279)         220,918
                                       ---------        ---------     ---------       ---------      ---------        ---------
Operating expenses:
      Labor                                   64          122,948         9,044              --             --          132,056
    Equipment rental                      14,418            2,469           695              --             --           17,582
    Equipment sales                           --            5,599            47              --         (1,495)           4,151
    Divisional operating expenses             61           12,247           230              --             --           12,538
    Intercompany operating expenses           --           14,140            --              --        (14,140)              --
                                       ---------        ---------     ---------       ---------      ---------        ---------
      Total operating expenses            14,543          157,403        10,016              --        (15,635)         166,327
                                       ---------        ---------     ---------       ---------      ---------        ---------
      Gross profit                          (403)          51,659         2,979              --            356           54,591
Selling and administrative expenses       11,445           18,833           655              12             --           30,945
Intercompany selling and
administrative expenses                       --               --            55              --            (55)              --
                                       ---------        ---------     ---------       ---------      ---------        ---------
      Operating income                   (11,848)          32,826         2,269             (12)           411           23,646
Interest expense                          15,716                1            --           1,432            (35)          17,114
Interest income                             (256)              (1)          (35)             --             35             (257)
Equity in loss (income) of
subsidiaries                                  --               --            --          (2,418)         2,418               --
Accretion of preferred stock
dividends of subsidiary                    5,404               --            --              --             --            5,404
                                       ---------        ---------     ---------       ---------      ---------        ---------

      Income (loss) before
      provision for income tax           (32,712)          32,826         2,304             974         (2,007)           1,385

Provision (benefit) for income tax       (14,121)          13,130           991              --             --               --
                                       ---------        ---------     ---------       ---------      ---------        ---------

      Net income (loss)                $ (18,591)          19,696     $   1,313       $     974      $  (2,007)       $   1,385
                                       =========        =========     =========       =========      =========        =========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)


Condensed Consolidating Statement of Cash Flows
For the Nine Months Ended September 30, 2002



                                                                                                                        DLJ BRAND
                                                 BRAND                                     DLJ BRAND   ADJUSTMENTS      HOLDINGS,
                                               SERVICES,    GUARANTOR     NON-GUARANTOR    HOLDINGS,       AND            INC.
                                                  INC.     SUBSIDIARIES   SUBSIDIARIES       INC.      ELIMINATIONS   CONSOLIDATED
                                               ---------   ------------   -------------    ---------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities      $ 33,524      $    787       $   (416)      $     --      $     67        $ 33,962
                                               --------      --------       --------       --------      --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment              (9,767)         (787)          (831)            --            --         (11,385)
Proceeds from sale of scaffolding equipment       2,058            --             --             --            --           2,058
Investment in subsidiaries                           67            --             --            (67)           --              --

                                               --------      --------       --------       --------      --------        --------
Net cash used for investing activities           (7,642)         (787)          (831)           (67)           --         (9,327)
                                               --------      --------       --------       --------      --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                      (33,475)           --             --             --            --         (33,475)
Exercise of stock options                            --            --             --             67            --              67
Payments on capital lease obligations            (1,294)           --             --             --            --          (1,294)

                                               --------      --------       --------       --------      --------        --------
Net cash provided by (used for) financing
 activities                                     (34,769)           --             --             67            --         (34,702)
                                               --------      --------       --------       --------      --------        --------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                    (8,887)           --         (1,247)            --            67         (10,067)

CASH AND CASH EQUIVALENTS, beginning of
  period                                         10,788            --          2,057             --          (185)         12,660
                                               --------      --------       --------       --------      --------        --------

CASH AND CASH EQUIVALENTS, end of period       $  1,901      $     --       $    810       $     --      $   (118)       $  2,593
                                               ========      ========       ========       ========      ========        ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

Condensed Consolidating Statement of Cash Flows
For the Nine Months Ended September 30, 2001



                                                                                                                         DLJ BRAND
                                                  BRAND                                     DLJ BRAND   ADJUSTMENTS      HOLDINGS,
                                                SERVICES,    GUARANTOR     NON-GUARANTOR    HOLDINGS,       AND            INC.
                                                   INC.     SUBSIDIARIES   SUBSIDIARIES       INC.      ELIMINATIONS   CONSOLIDATED
                                                ---------   ------------   -------------    ---------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities        $ 15,963     $  2,635        $   (651)     $     --      $   (136)       $ 17,811
                                                 --------     --------        --------      --------      --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment               (12,963)      (2,635)           (236)           --            --         (15,834)
Proceeds from sale of scaffolding equipment         2,199           --              --            --            --           2,199
Investment in subsidiaries                             30           --              --           (30)           --              --
                                                 --------     --------        --------      --------      --------        --------
Net cash used for investing activities            (10,734)      (2,635)           (236)          (30)           --         (13,635)
                                                 --------     --------        --------      --------      --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                       15,000           --              --            --            --          15,000
Payments of long-term debt                         (6,300)          --              --            --            --          (6,300)
Exercise of stock options                              --           --              --            30            --              30
(Payments)  borrowings on revolving loans          (4,125)          --              --            --            --          (4,125)
Payments on capital lease obligations              (1,455)          --              --            --            --          (1,455)
                                                 --------     --------        --------      --------      --------        --------
Net cash provided by (used for) financing
activities                                          3,120           --              --            30            --           3,150
                                                 --------     --------        --------      --------      --------        --------

INCREASE (DECREASE) IN CASH AND CASH                8,349           --            (887)           --          (136)          7,326
EQUIVALENTS

CASH AND CASH EQUIVALENTS, beginning of period      1,987           --           1,288            --          (136)          3,139
                                                 --------     --------        --------      --------      --------        --------

CASH AND CASH EQUIVALENTS, end of period         $ 10,336     $     --        $    401      $     --      $   (272)       $ 10,465
                                                 ========     ========        ========      ========      ========        ========

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

8. COMPREHENSIVE INCOME:

         For the nine months ended September 30, 2002 and 2001, comprehensive income was $12.8 million and $1.5 million, respectively.

9. INCOME TAXES:

         For the nine months ended September 30, 2002, the Company reduced the valuation allowance on deferred tax assets by $7,602 and recorded an income tax expense of $2,766. During the nine months ended September 30, 2002, the valuation allowance on deferred tax assets was reduced to $0 as the Company determined that it was more likely than not that all deferred tax assets would be realized based upon year-to-date operating results and anticipated operating results for future periods. The effective tax rate for the nine months ended September 30, 2002 of 76%, net of the reduction for the valuation allowance, is greater than the federal statutory rate of 35% primarily due to state income taxes for the nine months ended September 30, 2002 and the effect of non-deductible accretion of preferred stock dividends of subsidiary.

                                                       NINE MONTHS
                                                          ENDED
                                                    SEPTEMBER 30, 2002
                                                       (UNAUDITED)
                                                    ------------------
Current provision                                        $   909
Deferred provision                                         9,459
Reduction of valuation allowance                          (7,602)
                                                         -------
Income tax expense                                       $ 2,766
                                                         =======

10. NON-CASH COMPENSATION:

         During the nine months ended September 30, 2002, Holdings granted certain members of management options to acquire 291,000 shares of common stock with an exercise price of $5.80 per share and permitted others to purchase 11,350 shares of common stock at $5.80 per share. The Company uses the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock issued to Employees," to account for stock compensation plans. Non-cash compensation expense of $2.5 million for the nine months ended September 30, 2002 was recorded in the consolidated statements of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values of the underlying stock on the date of the grant. Estimated fair values were determined by using the valuation inherent in the sale of the Company to J.P. Morgan Partners (see Note 12).

11. NEW ACCOUNTING STANDARDS:

         Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is no longer subject to amortization over its useful life; rather, it is subject to at least annual assessments of impairment and accordingly, amortization of goodwill ceased. The Company has completed the required transitional impairment test as of January 1, 2002, and in doing so has determined that goodwill is not impaired. The following table shows a reconciliation between reported net income and adjusted net income had SFAS No. 142 been implemented by the Company as of January 1, 2001:

                                               FOR THE NINE MONTHS        FOR THE NINE MONTHS
                                                      ENDED                      ENDED
                                               SEPTEMBER 30, 2002          SEPTEMBER 30, 2001
                                               -------------------        -------------------
Reported net income                                    $10,946                      $1,385
Add back: goodwill amortization                             --                       1,008
                                                       -------                      ------
Adjusted net income                                    $10,946                      $2,393
                                                       =======                      ======

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

11. NEW ACCOUNTING STANDARDS: (CONTINUED)

         Under SFAS No. 143, Accounting for Asset Retirement Obligations, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by the Company on January 1, 2002 with no material impact on the Company's financial statements.

         In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by the Company on January 1, 2002 with no impact on the Company's financial statements.

         In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 will be adopted by the Company beginning January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which will be adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 will not have a material impact on the condensed financial statements of the Company.

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity. SFAS No. 146 also establishes that fair value be the objective for initial measurement of the liability. SFAS No. 146 will be adopted by the Company for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on the consolidated financial statements of the Company.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FASB Interpretation 45 will be implemented in the fourth quarter 2002. Adoption of FASB Interpretation will not have a material impact on the consolidated financial statements of the Company.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is evaluating whether to change to the fair value based method of accounting beginning in 2003.

                    DLJ BRAND HOLDINGS, INC. AND SUBSIDIARIES

                                   (UNAUDITED)


12. SUBSEQUENT EVENTS:

     On October 16, 2002, J.P. Morgan Partners, the private equity affiliate of J.P. Morgan Chase & Co. acquired DLJ Brand Holdings, Inc. (which was renamed Brand Intermediate Holdings, Inc.) including Brand Services, Inc. In connection therewith, Brand issued $150.0 million of 12% Senior Subordinated Notes and entered into a credit facility that consists of $130.0 million in aggregate principal amount of term loan, a letter of credit facility of $20.0 million, and a revolving credit facility of $50.0 million. The Company used a portion of the proceeds from this transaction to repay the $130.0 million 10 1/4% Senior Notes, the $19.9 million of term debt, the $13.8 million subordinated debt, and the 14 1/2% Senior Exchangeable Preferred Stock.

[Alternate Front Cover]

PROSPECTUS

                              Brand Services, Inc.

                                  $150,000,000

                     12% Senior Subordinated Notes due 2012

                                   -----------

         We issued the 12% Senior Subordinated Notes due 2012 (the "notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for our 12% Senior Notes Subordinated due 2012 (the "old notes").

         We will pay interest on the notes semi-annually on April 15 and October 15 of each year, commencing on April 15, 2003. The notes will mature on October 15, 2012. At our option, we may redeem the notes on or after October 15, 2007 at the redemption prices set forth in this prospectus. We may redeem up to 35% of the notes on or prior to October 15, 2005 with the net proceeds of certain equity offerings. There is no sinking fund for the notes.

         The notes will be our unsecured senior subordinated obligations and will rank junior to our senior indebtedness and equally with all of our unsecured senior subordinated indebtedness. Our obligations under the notes will be fully and unconditionally guaranteed on a senior subordinated basis by our parent and our current and certain of our future domestic subsidiaries.

         This Prospectus is to be used by J.P. Morgan Securities Inc. ("JP Morgan") in connection with offers and sales related to market-making transactions in the notes. JP Morgan may act as principal or agent in such transactions. These sales will be made at prices related to prevailing market prices at the time of such sale. We will receive no portion of the proceeds of the sale of such notes and will bear expenses incident to the registration thereof.


                                   -----------

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
                          PAGE [ ] OF THIS PROSPECTUS.

                                   -----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   -----------

               The date of this prospectus is       , 2003.

[Alternate Page]

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NOTES, WHICH MAY MAKE THE NOTES ILLIQUID AND ADVERSELY AFFECT THE MARKET PRICE QUOTED FOR THE NOTES

         You cannot be sure that an active trading market will develop for the notes. We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that as of the date of this prospectus J.P. Morgan Securities Inc. intends to make a market in the notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

[Alternate Page]

                                 USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of notes offered pursuant to this Prospectus.

[Alternate Page]

PLAN OF DISTRIBUTION


         This Prospectus is to be used by JPMorgan in connection with offers and sales related to market-making transactions in the notes. JPMorgan may act as principal or agent in such transactions. Such sales will be made at prices relating to prevailing market prices at the time of sale. JPMorgan has no obligation to make a market in the Exchange Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.


         As of December 30, 2002, JPMP, an affiliate of JPMorgan, holds together with its affiliates, in the aggregate, a 65.1% equity interest (76.7% of the voting equity interest), on a fully diluted basis, in Brand Holdings, our parent. Certain of our directors are employees of JPMP. JPMorgan acted as an Initial Purchaser in connection with the original offering of the old notes. See "The Transaction", "Management", "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a description of certain relationships between us and JPMorgan and its affiliates.


         The Company will receive no portion of the proceeds of the sales of the Notes and will bear the expenses incident to the registration thereof. The Company has agreed to indemnify JPMorgan against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments JP Morgan may be required to make in respect thereof.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF MEMBERS AND MANAGERS

         Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

         The Company's Certificate of Incorporation, as amended, provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

         If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See index to exhibits, which is incorporated by reference.

ITEM 22. UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

                  (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Brand Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                                 BRAND SERVICES, INC.


                                                 By: /s/ Jeffrey W. Peterson
                                                    ---------------------------
                                                    Jeffrey W. Peterson
                                                    Chief Financial Officer
                                                    and Vice President, Finance



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                             /s/ John M. Monter
                             ---------------------------------------------------
                             John M. Monter
                             Chairman of the Board of Directors
                             Chief Executive Officer and President (Principal Executive Officer)

                             /s/ Jeffrey W. Peterson
                             ---------------------------------------------------
                             Jeffrey W. Peterson
                             Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)

                             /s/ Christopher C. Behrens
                             ---------------------------------------------------
                             Christopher C. Behrens
                             Director

                             /s/ Arnold L. Chavkin
                             ---------------------------------------------------
                             Arnold L. Chavkin
                             Director

                             /s/ Sean E. Epps
                             --------------------------------------------------
                             Sean E. Epps
                             Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Intermediate Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                  BRAND INTERMEDIATE HOLDINGS, INC.



                                  By: /s/ Jeffrey W. Peterson
                                     ------------------------------
                                     Jeffrey W. Peterson
                                     Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.






                                    /s/ John M. Monter
                                    --------------------------------------------
                                    John M. Monter
                                    Chief Executive Officer and President
                                    (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                    --------------------------------------------
                                    Jeffrey W. Peterson
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


                                    /s/ Christopher C. Behrens
                                    --------------------------------------------
                                    Christopher C. Behrens
                                    Director


                                    /s/ Sean E. Epps
                                    --------------------------------------------
                                    Sean E. Epps
                                    Director


                                    /s/ Arnold L. Chavkin
                                    --------------------------------------------
                                    Arnold L. Chavkin
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                                BRAND SCAFFOLD SERVICES, INC.


                                                By: /s/ John M. Monter
                                                  -----------------------------
                                                  John M. Monter
                                                  Chief Executive Officer
                                                  and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ John M. Monter
                                    -------------------------------------------
                                    John M. Monter
                                    Director, Chief Executive Officer and
                                    President (Principal Executive Officer)

                                    /s/ Ian R. Alexander
                                    -------------------------------------------
                                    Ian R. Alexander
                                    Vice President, Treasurer and Director
                                    (Principal Financial and Accounting Officer)

                                    /s/ Raymond L. Edwards
                                    -------------------------------------------
                                    Raymond L. Edwards
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Rental & Erection, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                   BRAND SCAFFOLD RENTAL & ERECTION, INC.


                                   By: /s/ David R. Cichy
                                      -----------------------------------------
                                      David R. Cichy
                                      President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ David R. Cichy
                                    -------------------------------------------
                                    David R. Cichy
                                    Director and President
                                    (Principal Executive Officer)

                                    /s/ Kirk D. Price
                                    -------------------------------------------
                                    Kirk D. Price
                                    Treasurer
                                    (Principal Financial and Accounting Officer)

                                    /s/ Jeffrey W. Peterson
                                    -------------------------------------------
                                    Jeffrey W. Peterson
                                    Director

                                    /s/ Guy S. Huelat
                                    -------------------------------------------
                                    Guy S. Huelat
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Builders, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                     BRAND SCAFFOLD BUILDERS, INC.


                                     By: /s/ James M. McGee
                                        ---------------------------------------
                                        James M. McGee
                                        President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ James M. McGee
                                    -------------------------------------------
                                    James M. McGee
                                    Director and President
                                    (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                    -------------------------------------------
                                    Jeffrey W. Peterson
                                    Treasurer
                                    (Principal Financial and Accounting Officer)

                                    /s/ Scott M. Robinson
                                    -------------------------------------------
                                    Scott M. Robinson
                                    Director


                                    /s/ Raymond L. Edwards
                                    -------------------------------------------
                                    Raymond L. Edwards
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Scaffold-Jax, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                              SCAFFOLD-JAX, INC.


                                              By: /s/ James M. McGee
                                                 ------------------------------
                                                 James M. McGee
                                                 President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ James L. McGee
                                    --------------------------------------------
                                    James L. McGee
                                    Director and President
                                    (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                    --------------------------------------------
                                    Jeffrey W. Peterson
                                    Treasurer
                                    (Principal Financial and Accounting Officer)


                                    /s/ Scott M. Robinson
                                    --------------------------------------------
                                    Scott M. Robinson
                                    Director


                                    /s/ Raymond L. Edwards
                                    --------------------------------------------
                                    Raymond L. Edwards
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Erectors, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                       BRAND SCAFFOLD ERECTORS, INC.


                                       By: /s/ James M. McGee
                                          -------------------------------------
                                          James M. McGee
                                          President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                   /s/ James M. McGee
                                   ---------------------------------------------
                                   James M. McGee
                                   President (Principal Executive Officer)


                                   /s/ Irate W. Chan
                                   ---------------------------------------------
                                   Irate W. Chan
                                   Treasurer
                                   (Principal Financial and Accounting Officer)


                                   /s/ Bruce J. Court
                                   ---------------------------------------------
                                   Bruce J. Court
                                   Director


                                   /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director


                                   /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Scaffold Building Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                        SCAFFOLD BUILDING SERVICES, INC.


                                        By: /s/ James M. McGee
                                           -------------------------------------
                                           James M. McGee
                                           President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                   /s/ James M. McGee
                                   ---------------------------------------------
                                   James M. McGee
                                   Director and President
                                   (Principal Executive Officer)


                                   /s/ Jeffrey W. Peterson
                                   ---------------------------------------------
                                   Jeffrey W. Peterson
                                   Treasurer
                                   (Principal Financial and Accounting Officer)


                                   /s/ Scott M. Robinson
                                   ---------------------------------------------
                                   Scott M. Robinson
                                   Director


                                   /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Special Events, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                         BRAND SPECIAL EVENTS, INC.


                                         By: /s/ Ian R. Alexander
                                            ------------------------------------
                                            Ian R. Alexander
                                            President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ Ian R. Alexander
                                    --------------------------------------------
                                    Ian R. Alexander
                                    Director and President
                                    (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                    --------------------------------------------
                                    Jeffrey W. Peterson
                                    Treasurer
                                    (Principal Financial and Accounting Officer)


                                    /s/ John M. Monter
                                    --------------------------------------------
                                    John M. Monter
                                    Director


                                    /s/ Raymond L. Edwards
                                    --------------------------------------------
                                    Raymond L. Edwards
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Mike Brown Grandstands, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                          MIKE BROWN GRANDSTANDS, INC.


                                          By: /s/ Ian R. Alexander
                                             -----------------------------------
                                             Ian R. Alexander
                                             President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ Ian R. Alexander
                                    --------------------------------------------
                                    Ian R. Alexander
                                    Director and President
                                    (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                    --------------------------------------------
                                    Jeffrey W. Peterson
                                    Treasurer
                                    (Principal Financial and Accounting Officer)


                                    /s/ John M. Monter
                                    --------------------------------------------
                                    John M. Monter
                                    Director


                                    /s/ Raymond L. Edwards
                                    --------------------------------------------
                                    Raymond L. Edwards
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, Kwikrig, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                               KWIKRIG, INC.


                                               By: /s/ Ian R. Alexander
                                                  ------------------------------
                                                  Ian R. Alexander
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director and President
                                   (Principal Executive Officer)


                                    /s/ Jeffrey W. Peterson
                                   ---------------------------------------------
                                   Jeffrey W. Peterson
                                   Treasurer
                                   (Principal Financial and Accounting Officer)


                                    /s/ John M. Monter
                                   ---------------------------------------------
                                   John M. Monter
                                   Director


                                    /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Staffing Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                            BRAND STAFFING SERVICES, INC.


                                            By: /s/ Raymond L. Edwards
                                               ---------------------------------
                                               Raymond L. Edwards
                                               President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director and President
                                   (Principal Executive Officer)

                                    /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director and Treasurer
                                   (Principal Financial and Accounting Officer)

                                    /s/ Bruce J. Court
                                   ---------------------------------------------
                                   Bruce J. Court
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Skyview Staffing, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                                SKYVIEW STAFFING, INC.


                                                By: /s/ Raymond L. Edwards
                                                   -----------------------------
                                                   Raymond L. Edwards
                                                   President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                   /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director and President
                                   (Principal Executive Officer)

                                   /s/ Patrick Mahtani
                                   ---------------------------------------------
                                   Patrick Mahtani
                                   Treasurer
                                   (Principal Financial and Accounting Officer)

                                   /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director

                                   /s/ Bruce J. Court
                                   ---------------------------------------------
                                   Bruce J. Court
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Hightower Staffing, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                               HIGHTOWER STAFFING, INC.


                                               By: /s/ Stephen R. Oliver
                                                  ------------------------------
                                                  Stephen R. Oliver
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                    /s/ Stephen R. Oliver
                                   ---------------------------------------------
                                   Stephen R. Oliver
                                   President (Principal Executive Officer)

                                    /s/ Jeffrey W. Peterson
                                   ---------------------------------------------
                                   Jeffrey W. Peterson
                                   Director and Treasurer
                                   (Principal Financial and Accounting Officer)

                                    /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director

                                    /s/ Guy S. Huelat
                                   ---------------------------------------------
                                   Guy S. Huelat
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Brandcraft Labor, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                                  BRANDCRAFT LABOR, INC.


                                                  By: /s/ Raymond L. Edwards
                                                     ---------------------------
                                                     Raymond L. Edwards
                                                     President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                   /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director and President
                                   (Principal Executive Officer)

                                   /s/ Patrick Mahtani
                                   ---------------------------------------------
                                   Patrick Mahtani
                                   Treasurer
                                   (Principal Financial and Accounting Officer)

                                   /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director

                                   /s/ Bruce J. Court
                                   ---------------------------------------------
                                   Bruce J. Court
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, Skyview Safety Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 28, 2003.


                                               SKYVIEW SAFETY SERVICES, INC.


                                               By: /s/ Raymond L. Edwards
                                                  ------------------------------
                                                  Raymond L. Edwards
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.




                                   /s/ Raymond L. Edwards
                                   ---------------------------------------------
                                   Raymond L. Edwards
                                   Director and President
                                   (Principal Executive Officer)

                                   /s/ Patrick Mahtani
                                   ---------------------------------------------
                                   Patrick Mahtani
                                   Treasurer
                                   (Principal Financial and Accounting Officer)

                                   /s/ Ian R. Alexander
                                   ---------------------------------------------
                                   Ian R. Alexander
                                   Director

                                   /s/ Bruce J. Court
                                   ---------------------------------------------
                                   Bruce J. Court
                                   Director

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

 3.1*    Certificate of Incorporation of the Brand Services, Inc. (1)

 3.2*    Certificate of Amendment of Certificate of Incorporation of Brand
         Services, Inc. (1)

 3.3*    Amended and Restated By-Laws of Brand Services, Inc.(1)

 3.4*    Certificate of Incorporation of the Brand Intermediate Holdings, Inc.

 3.5*    By-Laws of Brand Intermediate Holdings, Inc.

 3.6*    Articles of Incorporation of Scaffold-Jax, Inc.

 3.7*    By-Laws of Scaffold-Jax, Inc.

 3.8*    Articles of Incorporation of Kwikrig, Inc.

 3.9*    By-Laws of Kwikrig, Inc.

 3.10*   Form of Certificate of Incorporation of Brand Scaffold & Erection,
         Inc. and Brand Scaffold Builders, Inc.

 3.11* Form of Certificate of Incorporation of Delaware subsidiary guarantors other than Brand Scaffold & Erection, Inc. and Brand Scaffold Builders,
         Inc.

 3.12*   Form of By-Laws of Delaware subsidiary guarantors

 4.1*    Indenture dated as of October 16, 2002, between Brand Services, Inc.
         and Bank of New York Trust Company of Texas, N.A., as Trustee.

 4.2* Registration Rights Agreement, dated as of October 16, 2002, between the Company and Credit Suisse First Boston Corporation and J.P. Morgan
         Securities, Inc., as initial purchasers.

 5.1     Opinion of Mayer, Brown, Rowe & Maw regarding the legality of the
         Exchange Notes

 5.2     Opinion of Milam & Howard, P.A.

10.1*    Indenture dated as of October 16, 2002, between Brand Intermediate
         Holdings and Bank of New York Trust Company of Texas, N.A., as Trustee.

10.2*    Credit Agreement dated as of October 16, 2002, among Brand Services,
         Inc., the lenders party thereto, and Credit Suisse First Boston
         Corporation, as Administrative Agent

10.3*    Security Agreement dated as of October 16, 2002, among Brand Services,
         Inc., Brand Intermediate Holdings, Inc. the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, as Collateral Agent

10.4*    Amended Employment Agreement dated as of October 16, 2002, between the
         Company and John M. Monter

10.5* Employment Agreements dated as of October 16, 2002, between the Company and members of the Brand Advisory Team

12.1*    Statement re Computation of Earnings to Fixed Charges

16.1*    Letter regarding Change in Certifying Accountant

21.1*    Subsidiaries of Brand Services, Inc.

23.1     Consent of Independent Auditor

24.1*    Power of Attorney

25.1*    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of The Bank of New York Trust Company of Florida,
         N.A.

99.1*    Form of Letter of Transmittal

99.2*    Form of Notice of Guaranteed Delivery

99.3*    Form of Letter to Clients

99.4*    Form of Letter to DTC Participants

----------

*        Previously filed.

(1) Incorporated herein by reference to exhibit of the same number in the Registrant's Registration Statement on Form S-1, Registration Number 333-56817.